Exhibit 10.1

EXECUTION VERSION

Certain sections of this document have been the subject of a confidential treatment request.  Any text that has been removed pursuant to Rhodia’s confidential treatment request has been separately submitted to the U.S. Securities and Exchange Commission.  Deleted text herein is marked [“***”].  Where several pages of text have been deleted the number of pages removed has been noted.

SECURED CO-ORDINATION AGREEMENT

DATED 23RD DECEMBER, 2003

BETWEEN

RHODIA S.A.

the Company and the Guarantor

BORROWING GROUP MEMBERS

THE LENDERS

and

BNP PARIBAS

as Intercreditor Agent

and

FACILITY AGENTS

THIS AGREEMENT IS ENTERED INTO WITH THE BENEFIT OF AND SUBJECT TO THE TERMS OF A SECURITY SHARING AGREEMENT AND SUBORDINATION AGREEMENT WHEN ENTERED INTO

ALLEN & OVERY

PARIS

CONTENTS

Clause

1.	Interpretation
2.	Conditions precedent
3.	Secured Intercreditor Period
4.	Affected Facilities
5.	Payments
6.	New Guarantee
7.	Mandatory prepayment and cancellation
8.	Representations and warranties
9.	Undertakings
10.	Financial covenants
11.	Default
12.	The Administrative Parties
13.	Expenses
14.	Changes to the Parties
15.	Amendments and waivers
16.	Confidentiality
17.	Stamp duties
18.	Indemnities
19.	Co-ordinating Committee
20.	Severability
21.	Counterparts
22.	Notices

23.	Language
24.	Jurisdiction
25.	Waiver of immunity
26.	Governing law
Schedules
1.	Various Parties
	Part 1	The Borrowing Group
	Part 2	The Original Obligors
	Part 3	Original Lenders
	Part 4	Facility Agents
2.	Conditions precedent documents
	Part 1	Conditions Precedent documents to be provided in form and substance satisfactory to each Original Lender are marked with an asterisk (*)
	Part 2	Conditions precedent documents
	Part 3	Additional Obligor Conditions Precedent Documents
3.	The Existing Facilities, Affected Facilities and Exposures
4.	Security—Existing Security Interests
5.	Accession Agreement
6.	Business Plan including Liquidity Analysis
	Part 1	Rhodia Business Plan After Disposals
	Part 2	Liquidity Analysis
7.	Inter-Company Loans
	Part 1	Intercompany Loans/Borrowings between Rhodia S.A. and its Subsidiaries
	Part 2	Intercompany Loans/Borrowings between the Rhodia Subsidiaries (as of 30th November, 2003)
8.	ERISA Events
9.	Agreed Lease Amendment Principles
10.	Form of Compliance Certificate
11.	Agreed Security Principles
	Part 1	General
	Part 2	Secured Assets
	Part 3	Beneficiaries
	Part 4	Security Sharing Principles
Signatories

THIS AGREEMENT is dated 23rd December, 2003 between:

(1)                                  RHODIA S.A. (a company incorporated in France (Registered No. 352-170-161) with its registered office at 26 quai Alphonse Le Gallo 92100 Boulogne Billancourt) (the Company);

(2)                                  BORROWING GROUP MEMBERS listed in Part 2 of Schedule 1 (each an Original Obligor and together the Original Obligors);

(3)                                  RHODIA S.A. (the Guarantor);

(4)                                  THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (the Original Lenders);

(5)                                  BNP PARIBAS as intercreditor agent for the Lenders (in this capacity the Intercreditor Agent); and

(6)                                  AGENTS UNDER AFFECTED FACILITIES listed in Part 4 of Schedule 1 (each a Facility Agent, together the Facility Agents).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Additional Obligor means a Borrowing Group Member which becomes an Obligor after the date of this Agreement.

Accession Agreement means an agreement in the form of Schedule 5 (Accession Agreement) with such amendments as the Intercreditor Agent may approve or reasonably require.

Affected Facility means each of the facilities referred to in Schedule 3 and designated as “Affected Facilities” and in respect of which the relevant Lender is a Party to this Agreement.

Affected Facility Agreement means any Facility Agreement constituting or evidencing any Affected Facility.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent means the Intercreditor Agent and/or the Security Agent.

Agreed Lease Amendment Principles means the agreed lease amendment principles set out in Schedule 9 (Agreed Lease Amendment Principles).

Agreed Security Principles means the security principles set out in Schedule 11.

Asset means:

(a)                                  each asset of the Group included in the Asset Disposal Programme from time to time;

(b)                                 any shares or capital stock or equivalent in any member of the Group; and

(c)                                  any assets which are disposed of under Clause 9.9(b)(iv), (but excluding, for the avoidance of doubt, assets disposed of under Clause 9.9(b)(i), (ii) and (iii)).

Asset Disposal Programme means together:

(a)                                  an asset disposal programme generating net cash proceeds of not less than €400,000,000 by no later than 30th June, 2004 (of which no less than €200,000,000 is actually received by the Company in cash by that date without condition, with the balance to be received in cash, subject only to satisfaction of conditions outside the control of the buyer or seller (or their respective affiliates) under binding sale and purchase agreements entered into prior to 30th June, 2004, and where such balance is actually received in cash in any event on or before 31st December, 2004); and

(b)                                 an additional asset disposal programme generating additional net cash proceeds of not less than €700,000,000 minus the net cash proceeds generated from the first disposal programme referred to in paragraph (a) above, to be received by the Company by no later than 31st December, 2004, in each case where net cash proceeds means cash proceeds net of any Taxes payable in the financial year in which the disposal is effected or proceeds received and reasonable third party costs and expenses attributable to the disposal, receipt or recovery, as set out in reasonable detail in a certificate provided to the Intercreditor Agent by the chief financial officer of the Company.

Borrowing Group means each entity listed in Part 1 of Schedule 1.

Borrowing Group Member means each member of the Borrowing Group.

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London and Paris and:

(a)                                  if on that day a payment in or a purchase of a currency (other than Euro), is to be made, the principal financial centre of that currency; or

(b)                                 if on that day a payment in or a purchase of Euro is to be made, which is also a Target Day.

Business Plan means the business plan to be provided by the Company to the Lenders as updated on a quarterly basis to include the liquidity analysis in the form set out in Schedule 6 (Business Plan including Liquidity Analysis).

Calculation Point means 5.00 p.m. (Paris time) on 30th November, 2003.

Code means the United States Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder from time to time in effect.

Commencement Date means the date on which the Intercreditor Agent provides the notification to each Party as specified in Clause 2 (Conditions Precedent).

Compliance Certificate means a certificate signed by the chief financial officer or statutory auditors of the Company, as applicable, substantially in the form of Schedule 10.

Co-ordinating Committee means the committee appointed in accordance with a co-ordinating committee letter dated 30th November, 2003.

Dangerous Substance means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

Declared Default means (following a request by any Lender) a notification by the Intercreditor Agent (acting on the instructions of the Majority Lenders) that an Event of Default has occurred and is outstanding.

Default means (a) an Event of Default; or (b) an event or circumstance which with the expiry of a grace period, the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing) is likely to constitute an Event of Default.

Derivative Deposit means, in relation to Lenders under Derivative Instruments referred to in Schedule 3, the deposit or payment of collateral in an amount equal to the positive difference (if any) by which that Lender’s Exposure in respect of Derivative Instruments on the last Business Day of each calendar month exceeds its maximum Exposure in respect of Derivative Instruments as set out against its name in Schedule 3 up to a maximum aggregate amount not exceeding €40,000,000 (or its equivalent in other currencies).

Derivative Instrument means any swap, cap, collar, floor, option, forward or any other agreement or arrangement in the nature of a derivative instrument.

Derivative Liability means, on any date and in respect of any Derivative Instrument between any member of the Group, any Borrowing Group Member and any creditor, the amount (if any) payable by that member of the Group or Borrowing Group Member to that creditor on termination of that Derivative Instrument on that date (or which would have been payable by that member of the Group or Borrowing Group Member to that creditor had that Derivative Instrument been terminated on that date) (where the amount shall be the “marked-to-market” value of that contract or instrument and shall take into account the operation of any netting provisions contained within that instrument or contract or master agreement including the netting of one or more Derivative Instruments between the same creditor and member of the Group or Borrowing Group Member under the same master agreement).

EMTN means a Euro medium term note programme for the Company in an amount of €1,800,000,000 as described in an offering circular dated 5th October, 2001.

Enforcement Action in respect of an Affected Facility means any of the following actions:

(a)                                  to submit a petition for (or vote in favour of any resolution in any insolvency proceedings) or initiate or support or take any steps with a view to any bankruptcy, insolvency, liquidation, business reorganisation or rehabilitation, administration receivership, execution or dissolution proceedings under any insolvency and composition laws or any similar proceedings (or any analogous proceedings in any other jurisdiction) involving the Company or any of its subsidiaries;

(b)                                 to serve a notice of a default, event of default or termination event (howsoever described) on the relevant Borrowing Group Member, to place on demand, to make demand for or accelerate the due date for, or declare prematurely payable any moneys under any Affected Facility;

(c)                                  to commence or continue any action to enforce the payment of any amount under any Affected Facility;

(d)                                 where a breach of contract or misrepresentation by a Borrowing Group Member under an Affected Facility results in or from a default, event of default or termination event (howsoever described), to commence or continue any legal action against that member for repudiation or rescission of that Affected Facility or damages for loss (or equivalent), in each case, as a consequence of that breach of contract or misrepresentation;

(e)                                  to take any action to cancel any funded commitment to lend or to close out or terminate or cancel any swap or similar hedging arrangement, any guarantee, letter of credit or like commitment in favour of a third party or any foreign exchange facility, in each case, under any Affected Facility but excluding any action to close out or terminate any swap or similar hedging arrangements where any Borrowing Group Member is “in the money” as a result of close out or termination;

(f)                                    to exercise any right of appropriation, amalgamation of accounts counter-claim or set-off in reduction of outstandings under any Affected Facility, except that Lenders may continue to apply netting arrangements in effect as at date of this letter in accordance with the existing terms thereof; or

(g)                                 to take any action to perfect (except if required to maintain a Security Interest then existing) or to enforce or make any demand under any Security Interest or any guarantee, indemnity or like commitment or similar support (except as contemplated by Clause 4.3(d)(iv)) given in connection with an Affected Facility by any Borrowing Group Member or any other person.

Environment means all, or any of, the following media: the air (including air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

Environmental Law means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notes and the like having legal effect concerning the protection of human health, the Environment, the conditions of the workplace or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

Environmental Licence means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

ERISA means the United States Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

ERISA Event means any event specified in Schedule 7 Part 2.

ERISA Affiliate means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

Euro means the single currency of the Participating Member States.

Event of Default means an event or circumstance specified as such in this Agreement.

Excluded Facility means:

(a)                                  an uncommitted Facility which is not an Affected Facility;

(b)                                 the Euro 12,420,000 term loan facility dated 21st January, 1995 between CCF and Rhodia Silicone backed by the European Investment Bank;

(c)                                  any Unaffected Credit Facility to the extent any reduction in Exposures under that Facility is refinanced in full at the time of that reduction by an Unaffected Credit Facility with a final maturity date no earlier than that of the refinanced Unaffected Credit Facility and on terms which do not put or seek to put the creditor of the refinanced Unaffected Credit Facility in a preferred position as against any Lender as provided in Clause 4.7(b);

(d)                                 any Unaffected Committed Facility to the extent that:

(A)                              any reduction in Exposures under that Facility is refinanced at the time of the reduction by an Unaffected Credit Facility (i) with a final maturity date falling no earlier than both (x) the Term Date; and (y) the final maturity date of the refinanced Facility; and (ii) on terms that do not put or seek to put the creditor of the refinanced Facility in a preferred position as against any Lender as provided in Clause 4.7(b); and

(B)                                the aggregate amount of Exposures under the Unaffected Committed Credit Facilities is not less than 95% of the aggregate amount of Exposures under the Unaffected Committed Facilities on the date of this Agreement at any time;

(e)                                  any sale of receivables or forfaiting Facility which is not an Affected Facility; and

(f)                                    each Refinanced Facility to the extent prepaid in full by the Refinancing Facilities Agreement.

Existing Facility means those Facilities which exist at the date of this Agreement, brief details of which are listed in Schedule 3.

Existing Facility Agreement means any agreement or instrument constituting or evidencing any Existing Facility.

Existing Security Interests means any Security Interest granted by any member of the Group or any Borrowing Group Member over any asset of that member in respect of any Existing Facility as at the date of this Agreement which is either over the assets leased under existing Lease Facilities or as listed in Schedule 4.

Exposure in relation to any creditor under a Facility means at any time:

(a)                                  in relation to loan facilities, overdrafts and credit lines made available to any Borrowing Group Member the actual aggregate principal amount outstanding to that creditor at that time net of credit balances to the extent of any netting arrangement in effect at the time;

(b)                                 in relation to guarantees, letters of credit and similar financial accommodation issued by that creditor for the account of any Borrowing Group Member the maximum aggregate contingent liability of that creditor under that instrument at that time;

(c)                                  in relation to any other financial accommodation made available to any member of the Borrowing Group, the maximum aggregate net exposure or exposures or contingent liability of that creditor at that time determined in accordance with the usual market practice and in respect of a US synthetic lease shall be calculated by reference to the total outstanding notes and unrepaid investment of each lessor and owner participant thereunder;

(d)                                 in relation to any Derivative Instrument, the Derivative Liability in respect thereof; and

(e)                                  for the avoidance of doubt, excluding, in each case, all related interest, fees, commission, banking, legal and other charges and expenses,

and provided that: (i) any contingent claim (including without limitation a contingent claim with respect to a guarantee or letter of credit facility) shall, until the contrary is demonstrated to the reasonable satisfaction of the relevant creditor, be calculated on the basis that the amount claimed corresponds to a principal amount and the contingent claim will become payable in full; and (ii) if there is a dispute between a Lender and the Company with respect to the calculation of its Exposure that Lender and the Company shall appoint (at the cost of the Company) an independent expert to act as an expert and not as an arbitrator to determine the same. The determination by such expert shall be binding on the parties.

Facility means any facility under which a member of the Group, any Relevant Entity or any Joint Venture Entity has or may incur Financial Indebtedness or under which there is recourse to a member of the Group in respect of Financial Indebtedness.

Facility Agreement means any agreement or instrument constituting or evidencing any Facility.

Fee Letter means the letter(s) dated on or about the date of this Agreement and entered into between amongst others the Intercreditor Agent and the Company setting out the amount of certain fees to be paid in connection with this Agreement.

Finance Document means:

(a)                                  this Agreement;

(b)                                 an Accession Agreement;

(c)                                  the Security Sharing Agreement;

(d)                                 each Security Document;

(e)                                  the Subordination Agreement;

(f)                                    the Fee Letter; and

(g)                                 any other document designated as such in writing by the Company and the Intercreditor Agent.

Finance Party means a Lender, each Facility Agent, the Security Agent and the Intercreditor Agent.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                  moneys borrowed and debit balances at banks;

(b)                                 any debenture, bond, note, loan stock or other similar instrument;

(c)                                  any acceptance credit;

(d)                                 receivables sold or discounted (otherwise than on a non-recourse basis) including, for the avoidance of doubt, Securitisation Programmes and sale of receivables under Existing Facilities;

(e)                                  the acquisition cost of any asset to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)                                    any lease (including, without limitation, a capital lease and each lease listed in Schedule 3) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

(g)                                 any Derivative Instrument;

(h)                                 any amount outstanding under a Facility or any amount raised through any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing or raising of money;

(i)                                     any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(j)                                     any guarantee, indemnity or similar assurance against financial loss of any person.

Group means the Company and its Subsidiaries.

Group Structure Chart means the chart describing the capital and share ownership of all the members of the Group and the Borrowing Group delivered as a condition precedent under Schedule 2.

High Yield Bonds means the 7.625% US dollar denominated senior notes due 2010, the 8.0% Euro denominated senior notes due 2010, the 8.875% US dollar denominated senior notes due 2011 and the 9.25% Euro denominated senior notes due 2011 referred to in Schedule 3.

Holding Company means, in relation to a person, a company in respect of which that person is a Subsidiary.

Insolvency Event means any Event of Default specified in Clauses 11.7 (Insolvency) to 11.12 (Analogous proceedings) (inclusive).

Inter-Company Debt means any debt incurred by an Obligor and outstanding to an Affiliate of the Company.

Joint Venture Entity means any unconsolidated subsidiary of the Company or joint venture entity, in each case:

(a)                                  in which the Company owns or effectively controls, directly or indirectly at least twenty per cent. (20%) of the capital and voting rights; and

(b)                                 in relation to the Financial Indebtedness of which, no Borrowing Group Member has given a guarantee, indemnity or similar assurance against financial loss.

Lease Facility means a lease facility appearing under the sub-heading “Operating Lease” in Schedule 3.

Lease Under Construction Facility means an Existing Facility in relation to a leasing of a site under construction.

Lender means:

(a)                                  an Original Lender; or

(b)                                 any bank or financial institution which has executed and delivered to the Intercreditor Agent an Accession Agreement in accordance with Clause 14.3 (Transfers by Lenders) and Clause 14.4 (Accession),

in each case in its capacity as a Lender under each Affected Facility to which it is party and not any other Facility.

Lessor Reduction means, in relation to certain Lease Facilities, the reduction of Exposure thereunder by provision of cash collateral or by way of an early prepayment of rent or the purchase by the lessee of the assets leased in an amount equal to 5 per cent. of the relevant lessor’s exposure under the relevant lease as such Exposure is set out against its name under the heading “Prepayable” in Schedule 3 to be made on or around the date of this Agreement and on the Term Date.

Limited Recourse means customary recourse by any provider of Financial Indebtedness incurred by a member of the Group in connection with securitisation of receivables pursuant to the existing terms of an existing Securitisation Programme referred to in Schedule 3 to the extent such recourse may be incurred by that member of the Group in accordance with such terms on the date of this Agreement.

Majority Lenders means, on any date on which a determination is to be made, Lenders whose Exposures aggregate at least 66 2/3 per cent. of the aggregate Exposures of all Lenders where the Exposures (converted into Euro at the Spot Rate of Exchange) are calculated by reference to the amount and Spot Rate of Exchange as at the last day of the month ending immediately prior to the date on which a determination is to be made.

Material Adverse Effect means a material adverse effect on or circumstance affecting:

(a)                                  the business, assets or financial condition of the Company, a Material Subsidiary or the Group (taken as a whole); or

(b)                                 the ability of any Borrowing Group Member to perform or comply with any of its payment obligations (after taking into account any guarantee in relation to that payment obligation which is available on demand) or to comply with or perform any other material obligation under any Finance Document or any Facility Agreement; or

(c)                                  the validity or enforceability of any Finance Document or any Facility Agreement or the effectiveness of any Security Interest over the assets purported to be covered by any Security Document, or the value of the security (taken as a whole).

Material Subsidiary means at any time any Subsidiary of the Company whose net assets or EBITDA then equal or exceed 5 per cent. of the total net assets or EBITDA of the Group.

For this purpose:

(i)                                     the net assets or EBITDA of the relevant entity will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(ii)                                  if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the net assets or EBITDA of that Subsidiary will be determined from its latest financial statements;

(iii)                               the total net assets or EBITDA of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the net assets or EBITDA of any company or business subsequently acquired or disposed of; and

(iv)                              if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary under paragraph (b) of this definition, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

For the purposes of the above, each reference to EBITDA is to EBITDA as defined in Clause 10.1 (Financial covenant definitions).

Member means, at any time, a member of the Co-ordinating Committee.

Multiemployer Plan means a multiemployer plan, as defined in Section 400(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing (or is required to make or accrue) an obligation to make contributions, or has within any of the preceding five plan years made or accrued (or was required to make or accrue) an obligation to make contributions.

Obligor means: (i) the Company, an Original Obligor or an Additional Obligor (in each case party to this Agreement); (ii) a Borrowing Group Member (whether or not party to this Agreement) and (iii) for the purposes of Clause 11 (Default) only, any other member of the Group which is party to any Finance Document.

Original Business Plan means the Business Plan provided on 30th November, 2003 as validated by Ernst & Young.

Original Financial Statements means the consolidated financial statements of the Company for the half-year ended 30th June, 2003 subject to a limited review by the Company’s statutory auditors.

Overdraft Facilities means any overdraft facility provided by a creditor to any member of the Group including any other facility which in the normal course of usage operates on a fluctuating basis, together with any facility under which any Finance Party guarantees such facility.

Participating Member States means a member state of the European Communities that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

Party means a party to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Permitted Reorganisation means an amalgamation, demerger, merger or reconstruction involving the Company:

(a)                                  full details of which are provided by the Company to the Intercreditor Agent in a timely manner prior to its taking place; and

(b)                                 where the surviving entity (whether or not it is the Company) has a long-term corporate credit rating from Standard & Poor’s of BBB- or higher or an equivalent rating from Moody’s; and

(c)                                  in relation to which the Intercreditor Agent has first received legal opinions from external counsel addressed to the Finance Parties, in form and substance satisfactory to the Intercreditor Agent, confirming:

(i)                                     either that the Company shall be the surviving entity and that notwithstanding such amalgamation, demerger or reconstruction, the Transaction Documents shall remain at all times the legal, valid and binding obligations of the Company, enforceable in accordance with their terms; or

(ii)                                  that upon such amalgamation, demerger or reconstruction the surviving entity (not being the Company) will accede to the obligations of the Company under the Transaction Documents in full and that the Transaction Documents shall be the legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms; and

(d)                                 where the place of incorporation and registered head office of the surviving entity is within the European Union,

and to which the Intercreditor Agent (acting on the instructions of the Requisite Lenders) has given its prior written consent.

Plan means a Single Employer Plan or a Multiemployer Plan.

Prepayment Event means any of:

(a)                                  the entry by the Company into any amalgamation, demerger, merger or reconstruction which is not a Permitted Reorganisation (including, without limitation, an amalgamation, demerger, merger or reconstruction resulting from or constituted by the Company making a disposal or disposals of assets, or a Material Subsidiary making a disposal or disposals of assets to the Company, in each case under Clause 9.9 (Disposals) but excluding, for the avoidance of doubt, assets disposed of under Clause 9.9(b)(iv)); or

(b)                                 any person, or group of persons acting in concert, acquiring more than 50% of the issued and fully paid up share capital or voting rights in the Company; or

(c)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation permitted by and made in accordance with the provisions of this Agreement) in one or a series of related transactions, of all or substantially all of the properties or assets or business of the Company and its Subsidiaries taken as a whole; or

(d)                                 the adoption of a plan relating to the liquidation or dissolution of the Company.

Refinanced Facilities means each of the Existing Facilities to be refinanced under the Refinancing Facilities Agreement referred to in Schedule 3 as “Refinanced Facilities”.

Refinancing Facilities Agreement means the refinancing facilities agreement to be entered into between, amongst others, the Company, each Borrowing Group Member which is a borrower under the Refinanced Facilities and the Original Lenders which are lenders under the Refinanced Facilities on terms set out in the Refinancing Facilities Term Sheet in a form agreed between the parties thereto.

Refinancing Facilities Term Sheet means the term sheet attached to the refinancing facilities term sheet letter from the Lenders party thereto to the Company dated on or around the date of this Agreement in respect of the Refinancing Facilities Agreement, delivered to the Intercreditor Agent as a condition precedent document under Schedule 2 for identification purposes only.

Relevant Entity means an unconsolidated subsidiary of the Company or joint venture entity, in each case:

(a)                                  in which the Company owns or effectively controls, directly or indirectly, at least twenty per cent. (20%) of the capital and voting rights; and

(b)                                 in relation to the Financial Indebtedness of which, a Borrowing Group Member has given a guarantee, indemnity or similar assurance against financial loss.

Relevant Proportion in relation to an Affected Facility means the proportion which the aggregate of the Exposures of the Lenders with respect to that Affected Facility bears to the aggregate of the Exposures of all the Lenders in relation to the Affected Facilities (and for these purposes, the Exposures are taken at their Euro amount on any date on which a Relevant Proportion is ascertained).

Requisite Lenders means, at any date on which a determination is to be made, the Lenders whose Exposures aggregate at least 50% of the aggregate Exposures of all Lenders where the Exposures (converted into Euro at the Spot Rate of Exchange) are calculated by reference to the amount and Spot Rate of Exchange as at the last day of the month ending immediately prior to the date on which a determination is to be made.

Rights Issue means any equity rights issue by the Company generating net cash proceeds of no less than €300,000,000 to be launched by the Company by no later than 15th May, 2004 where net cash proceeds means cash proceeds net of any Taxes and third party costs and expenses attributable to the issue as set out in reasonable detail in a certificate provided to the Intercreditor Agent by the chief financial officer of the Company.

Secured Intercreditor Period means the period from the Commencement Date up to and including the earlier of:

(a)                                  the Term Date; and

(b)                                 the date of notification of a Declared Default by the Intercreditor Agent.

Secured Intra Group Loan means a loan made by a member of the Group which is or, in accordance with the Security Principles is intended to be, subject to a Security Document.

Securitisation Programmes means each of the securitisation programmes referred to under the heading “Securitisation Programmes” in Schedule 3 existing at the date of this Agreement.

Security Agent means the security agent appointed pursuant to the Security Sharing Agreement.

Security Document means any document entered into by a member of the Group with the Security Agent in an agreed form evidencing or creating a Security Interest over any of its assets in accordance with the Agreed Security Principles.

Security Interest means any:

(a)                                  hypothèque, nantissement, privilège, cession de créance à titre de garantie par bordereau Dailly, “gage-espèces” or any sûreté réelle or droit de rétention;

(b)                                 mortgage, pledge, lien, charge, assignment by way of security or for the purpose of providing security, hypothecation, right in security, security interest or (to the extent applicable) trust arrangement for the purpose of providing security; and

(c)                                  other security agreement or other arrangement having the effect of providing security (including, without limitation, cash collateral and the deposit of moneys or property with a person with the primary intention of affording such person a right of set-off).

Security Sharing Agreement means the security sharing agreement to be entered into between, among others, the Company and the Finance Parties in an agreed form in accordance with the Agreed Security Principles.

Single Employer Plan means a single employer plan, as defined in Section 400(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for the employees of the Company or any ERISA Affiliate or which is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

Spot Rate of Exchange means the Intercreditor Agent’s spot rate of exchange for the purchase of the relevant currency with another currency at or about 11.00 a.m. on a particular day.

Subordination Agreement means the subordination agreement to be entered into between, among others, certain Obligors, the Senior Agent (as defined therein) and the Senior Creditors (as defined therein) in an agreed form.

Subsidiary means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent (50%) of the share capital or similar right of ownership.

Target Day means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Term Date means the earlier of:

(a)                                  15th May, 2004; and

(b)                                 the date on which the Refinanced Facilities are unconditionally refinanced in full,

Provided that:

(A)                              where the Rights Issue is launched prior to 15th May, 2004 but where the net proceeds are not received on or prior to 15th May, 2004, (1) if the Rights Issue has been fully underwritten or subscribed on or prior to 15th May, 2004 on customary market terms, the Term Date in paragraph (a) above will be extended to the expected date of receipt of such net proceeds; or (2) if the Rights Issue has not been fully underwritten or subscribed on or prior to 15th May, 2004, the Intercreditor Agent (at the request of the Company or any Finance Party, but acting on the instructions of the Majority Lenders) may agree to extend the Term Date in paragraph (a) above to the expected date of receipt of such net proceeds; and

(B)                                in any event the Term Date may not be extended to a date falling after 30th June, 2004.

Testing Date has the meaning given to it in Clause 10.1 (Financial covenant definitions).

Transaction Document means:

(a)                                  a Finance Document;

(b)                                 any underwriting or subscription agreements (or other contractual arrangements having a similar effect) entered into in relation to the Rights Issue;

(c)                                  any sale and purchase agreements (or other contractual arrangements having a similar effect) entered into in relation to the Asset Disposal Programme;

(d)                                 each Facility Agreement; or

(e)                                  any other document designated as such in writing by the Company and the Intercreditor Agent.

Unaffected Committed Facilities means the Unaffected Credit Facilities listed under the heading “Committed Bank lines” in Schedule 3 (as refinanced from time to time after the date of this Agreement).

Unaffected Credit Facility means any debt or commercial paper Facility which is not an Affected Facility with banks or other institutions for revolving loans, term loans, overdraft facilities, letters of credit and guarantee facilities and excluding, for the avoidance of doubt, the USPP, the High Yield Bonds, EMTN and any other bonds, notes or similar instruments.

USPP means the USD 215,000,000 note purchase agreement and USD 75,000,000 note purchase agreement each dated 30th July, 2002, as amended.

Withdrawal Liability has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2                               Construction

(a)                                  In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     acting in concert has the meaning given to it in Article L.233-10 of the French Code de Commerce;

(ii)                                  documents being in an agreed form means documents (A) in a form previously agreed in writing by or on behalf of the Intercreditor Agent and the Company, or (B) in a form substantially as set out in any Schedule to any Finance Document, or (C) (if not falling within (A) or (B) above) in form and substance satisfactory to the Intercreditor Agent (acting on the instructions of the Lenders);

an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, license, exemption, filing, registration or notarisation;

control means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, including, without limitation, a capital contribution and “dispose” will be treated accordingly;

indebtedness includes any obligation (whether as principal or as surety) for the payment or repayment of money;

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intra-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

the equivalent in other currencies or like terms, unless otherwise agreed or the context otherwise requires, means in relation to any amount expressed to be denominated in a currency other than Euro, the equivalent thereof in Euro converted at the Spot Rate of Exchange for the notional purchase of Euro with the currency concerned in the Paris foreign exchange market at or about 11.00 a.m. on the day on which any such calculation falls to be made;

(iii)                               a currency is a reference to the lawful currency for the time being of the relevant country;

(iv)                              a Default being outstanding means that it has not been remedied or waived;

(v)                                 a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(vi)                              a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(vii)                           a person includes its successors, permitted assigns and permitted transferees;

(viii)                        a Finance Document, Transaction Document or another document is a reference to that Finance Document, Transaction Document or other document as amended or supplemented including without limitation by this Agreement;

(ix)                                a time of day is a reference to Paris time;

(x)                                   for the purposes of Clause 4.2(a), pro rata basis means the amount by which any Existing Facility is repaid, prepaid, redeemed, repurchased, purchased, defeased or otherwise reduced below its Exposure at the Calculation Point expressed as a percentage of such Existing Facility; and

(xi)                                for the purposes of Clause 8.25 (United States laws) and Clause 9.29 (United States laws) Federal Power Act means the United States Federal Power Act of 1920, as amended, holding company, affiliate and subsidiary company have the meanings given to them in the PUHCA, investment company and controlled have the meanings given to them in the United States Investment Company Act of 1940, as amended, public utility has the meaning given to it in the Federal Power Act and PUHCA means The Limited States Public Utility Holding Company Act of 1935, as amended.

(b)                                 Unless the contrary intention appears, a reference to a “month” or “months” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)                                  Unless the contrary intention appears:

(i)                                     reference to a Party will not include that party if it has ceased to be a Party under this Agreement;

(ii)                                  an amount in Euro is payable only in the Euro unit;

(iii)                               a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(iv)                              if there is an inconsistency between this Agreement and any other Finance Document, this Agreement will prevail;

(v)                                 any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation is or may be outstanding under the Finance Documents; and

(vi)                              the headings in this Agreement do not affect its interpretation.

1.3                               Third Party Rights

(a)                                  Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

1.4                               Security Sharing Agreement and Subordination Agreement

This Agreement is to be entered into with the benefit of and subject to the Security Sharing Agreement and the Subordination Agreement.

2.                                      CONDITIONS PRECEDENT

(a)                                  The obligations and acknowledgements of each Finance Party to any other Party under this Agreement are subject to the condition precedent that the Intercreditor Agent has notified each Party that it has received the documents and other matters set out in Part 1 of Schedule 2 in form and substance satisfactory to the Intercreditor Agent or (as required) the Lenders. Each Lender undertakes to confirm to the Intercreditor Agent in writing that it is satisfied with the relevant documents referred to in Part 1 of Schedule 2, promptly upon receipt of the same in a form and substance satisfactory to it.

(b)                                 Unless otherwise expressly stated, the obligations and undertakings of the Obligors (but not the Lenders) under this Agreement shall take effect on the date of this Agreement and continue in full force and effect until (i) the Term Date; or (ii) if a Default is outstanding on the Term Date until no Default is outstanding.

3.                                      SECURED INTERCREDITOR PERIOD

3.1                               Duration

The undertakings in this Clause remain in force during the Secured Intercreditor Period.

3.2                               No Enforcement Action

Subject to Clause 3.1 (Duration) no Finance Party shall take any Enforcement Action in respect of any default, event of default or termination event (howsoever described) under the Affected Facilities except in respect of a Default or an Event of Default under and in accordance with this Agreement as permitted under Clause 11.20 (Enforcement Action) and otherwise in accordance with the Security Sharing Agreement (when entered into).

3.3                               No additional Security Interest

(a)                                  Subject to Clause 3.1 (Duration) no Finance Party shall take any cash collateral, cash cover, guarantee, indemnity or Security Interest in respect of any Affected Facility.

(b)                                 Paragraph (a) does not apply to:

(i)                                     an Existing Security Interest;

(ii)                                  any Security Interest permitted under Clause 9.7(b)(iv) or (v);

(iii)                               the Security Documents;

(iv)                              any guarantee existing on the date of this Agreement and the guarantee given by the Guarantor under this Agreement; and

(v)                                 subject always to the provisions of the Security Sharing Agreement, the provision of Lessor Reduction and/or Derivative Deposit.

3.4                               Novation

Subject to Clause 3.1 (Duration), no Finance Party shall assign, transfer or novate all or any part of its rights or obligations under any Affected Facility unless it has procured that the assignee, transferee or person to whom its rights and/or obligations are novated, is a Lender under this Agreement or, on that assignment, transfer or novation, becomes a Lender, in each case, under and in accordance with the provisions of this Agreement.

4.                                      AFFECTED FACILITIES

4.1                               Duration

Each Obligor agrees to be bound by and the Company shall ensure that each of its Subsidiaries and each Borrowing Group Member performs and complies with, the undertakings set out in this Clause. The undertakings in this Clause shall, subject to the provisions of Clause 2(b) (Conditions precedent) and 7.2(b)(iii) remain in force until the Term Date. Subject to Clause 15 (Amendments and waivers) the consent of all Finance Parties is required for any amendment or waiver of the undertakings in this Clause. Subject to Clause 15 (Amendments and waivers) any amendment or waiver not agreed by a Finance Party in respect of the undertakings in this Clause shall not be binding on that Finance Party.

4.2                               Pro rata repayments

(a)                                  If the Exposure owed to any person by the Company, a Borrowing Group Member or other member of the Group under a Facility (other than an Excluded Facility) is repaid or prepaid (whether or not a voluntary or mandatory prepayment), redeemed, repurchased, purchased, defeased (whether by way of legal or covenant defeasance) or otherwise reduced below the Exposure of that person as at the Calculation Point, the Company and each Borrowing Group Member shall and the Company will procure that each Borrowing Group Member will ensure that the Exposure of each Lender under the Affected Facilities to which that Borrowing Group Member is a party will be repaid, prepaid (whether or not a voluntary or mandatory prepayment), redeemed, repurchased, purchased (whether by way of legal or covenant defeasance) or otherwise reduced simultaneously by that Borrowing Group Member on a pro rata basis.

(b)                                 Paragraph (a) does not apply to any reduction in the Exposures of any person which arises solely as a result of:

(i)                                     any fluctuation in Exposures under any Overdraft Facility;

(ii)                                  subject to and in accordance with Clause 4.3(c), any fluctuation in Exposures under any foreign exchange Facilities or Derivative Instrument including the unwinding or replacement of any Derivative Instrument or master agreement relating thereto prior to its original scheduled expiry date provided that, except in the case of a replacement or unwinding permitted under Clause 4.3(c)(iv), at the time of unwinding or replacement and after the operation of any netting provision contained in that Derivative Instrument or master agreement relating to that Derivative Instrument, the net Exposure is “in the money” for the relevant member of the Group;

(iii)                               any fluctuation in exchange rates between the Calculation Point and the Commencement Date;

(iv)                              any reimbursement of an amount paid by a creditor in respect of its Exposure set out against its name in Schedule 3 for guarantees or letter of credits;

(v)                                 for the avoidance of doubt, the making of any Derivative Deposit or Lessor Reduction;

(vi)                              subject to and in accordance with Clause 3.4 (Novation), any person transferring, novating or assigning its Exposures to any person under any Facility Agreement;

(vii)                           operation of law;

(viii)                        any application of Excess Proceeds as defined in and subject to and in accordance with clause 4.10 of the High Yield Bonds and this Agreement;

(ix)                                subject to and in accordance with Clause 4.3(d), any letter of credit, confirmation or guarantee expiring at its original maturity to the extent not required to be extended, replaced or renewed by the relevant Borrowing Group Member;

(x)                                   subject to and in accordance with Clause 4.4(a), original scheduled payments of rent under leasing Facilities;

(xi)                                subject to and in accordance with Clause 4.4(b), any fluctuations in Exposures under the Securitisation Programmes;

(xii)                             prepayments under Lease Under Construction Facilities in a maximum aggregate amount equal to €15,000,000 (or its equivalent in other currencies);

(xiii)                          a mandatory prepayment required to be made under a Lease Facility with the sale proceeds from a disposal of an asset leased under that Lease Facility or a payment required to be made under a Lease Facility following the exercise of a purchase option by the lessee thereunder in respect of assets sold or contracted to be sold to a person outside the Group;

(xiv)                         the transfer of Affected Facilities from Rhodia Ying Long to Rhodia China Co. Limited; or

(xv)                            the transfer of the loan drawn under the Primester Facility from Primester to the Company and to the extent Primester has previously acceded to this Agreement as an Additional Obligor from the Company to Primester.

(c)                                  Paragraph (a) does not apply to any reduction in the Exposures of any person under any Facility which is made with the prior written consent of the Requisite Lenders.

(d)                                 Paragraph (a) does not apply to any Facility made to a Borrowing Group Member from the date on which the disposal of that Borrowing Group Member occurs and that Borrowing Group Member shall no longer be a Borrowing Group Member for the purposes of this Agreement from that date.

4.3                               Maintenance of Affected Facilities

Subject to the provisions of this Agreement, the Affected Facilities will be maintained at the level (and in the currency) of Exposures as at the Calculation Point and otherwise on the following basis:

(a)	(i)	each Affected Facility will, on maturity or roll-over dates, be renewed or rolled over in accordance with the terms of the relevant Affected Facility;

(ii)                                  any drawstop (howsoever described) under each Affected Facility other than in respect of (A) an Event of Default referred to in Clause 11.20(a) or (B) any Declared Default shall be suspended and have no effect for such purpose;

(iii)                               in the case of a renewal of a maturity or a roll-over under an Affected Facility, the new maturity or roll-over date shall be renewed or rolled-over in accordance with Clause 4.6 (Renewals and Roll-Overs); and

(iv)                              on any renewal or roll-over there will be no change in the level or currency of Exposures under the relevant Affected Facility as at the Calculation Point.

(b)                                 Undrawn or unutilised portions of any Affected Facility in excess of the maximum Exposure as at the Calculation Point in respect of any Affected Facility as set out in Schedule 3, whether, committed or uncommitted, shall be permanently cancelled on the date of this Agreement (save where necessary to maintain the level of principal Exposure under the relevant Facility) and no fees or costs shall be payable on such amounts with effect therefrom.

(c)	(i)	Existing foreign exchange facilities and Derivative Instruments will continue to be made available up to the maximum net Exposure of the Lender concerned as at the Calculation Point;

(ii)                                  Derivative Instruments that expire may be extended or replaced by the same Obligor up to the maximum Exposure of the applicable Lender as at the Calculation Point;

(iii)                               payments on original scheduled due dates under any foreign exchange facilities and Derivative Instruments will continue to be made (including by way of netting if so provided in the relevant instrument) in accordance with their terms; and

(iv)                              the Company will provide Derivative Deposit in favour of the relevant Lender where required by that Lender and the amounts of such collateral will be adjusted (upwards or downwards by the payment or release of such collateral as the case may be) at the latest on the first Business Day of each calendar month (commencing with January, 2004) PROVIDED THAT where the aggregate amount of Derivative Deposit provided pursuant to this Clause would (but for the limitations under this Agreement) otherwise have exceeded €40,000,000 (or its equivalent in other currencies) then the Company:

(A)                              may substitute; or

(B)                                if required by that Lender shall unwind with a corresponding payment as the case may be,

that or another Derivative Instrument (at the cost and expense of the Company) so that the aggregate amount of Derivative Deposit which the Company is to provide is equal to or less than €40,000,000 (or its equivalent in other currencies).

Prior to any substitution or unwinding of a Derivative Instrument, the cost and expense thereof and in the case of an unwinding the corresponding payment shall be agreed between the relevant Lender and the Company. In the absence of such agreement such amount shall be determined by an independent third party expert appointed by the Company and relevant Lender (at the cost of the Company) to act as an expert and not as an arbitrator for such purpose.

(d)	(i)

Existing documentary letter of credit facilities, confirmation facilities, bond facilities and guarantee facilities will continue to be made available (in the same currency) up to the maximum Exposure of the applicable Lender under such facilities (as applicable) as at the Calculation Point subject to and in accordance with paragraph (d)(ii) below;

(ii)                                  if any letter of credit, confirmation or guarantee expires it shall (A) if required by the relevant Borrowing Group Member at any time during the Secured Intercreditor Period or (B) in the case of an “extend or pay” letter of credit, confirmation or guarantee if the Lender has the option to extend or pay, in each case, be extended (whether by way of re-issue or replacement or otherwise) within the maximum Exposure of the applicable Lender to a date no earlier than the Term Date;

(iii)                               any scheduled payment of interest, fees and commission in respect of any letter of credit facilities, confirmation facilities, bond facilities and guarantee facilities will continue to be made in accordance with their terms; and

(iv)                              if any Lender makes a payment under any such letter of credit facilities, confirmation facilities, bond facilities and guarantee facilities in favour of the beneficiary, that Lender may in accordance with the terms of that Affected Facility make a claim on the relevant Borrowing Group Member for reimbursement of any sum paid or otherwise treat any such sum paid by it as an advance of that amount to that member bearing interest with a margin at the rate set out in Clause 4.5 (Interest, fees and commission).

(e)                                  Affected Facilities that are Overdraft Facilities will be made available and continue to be operated in accordance with the net and gross limits (and in the currency) as at the Calculation Point up to the maximum utilised amount under such Overdraft Facilities at the Calculation Point.

(f)                                    This Clause 4.3 does not apply to any Affected Facility which is made to a Borrowing Group Member from the date on which the disposal of that Borrowing Group Member occurs and that Borrowing Group Member shall no longer be a Borrowing Group Member from that date.

4.4                               Continuation of other Facilities

(a)                                  Original scheduled payments of rent (including for the avoidance of doubt the capital/principal element of any rent or payment under Lease Facilities referred to in Schedule 3) shall continue to be made in accordance with their terms under the relevant Lease Facilities.

(b)                                 The Company shall maintain the Securitisation Programmes and related back-up lines in force at the date of this Agreement in accordance with their terms.

4.5                               Interest, fees and commission

(a)                                  Subject to paragraphs (b) and (c), interest, fees, commissions and costs and expenses accrued under any Facility will be paid promptly as they fall due in accordance with that Facility. Any payment shall be made by the relevant Obligor free and clear and without deduction for or on account of any taxes.

(b)                                 Any amount advanced to any Obligor under any Existing Facility in accordance with Clause 4.3(d)(iv) will be repayable at the end of the Secured Intercreditor Period.

(c)                                  The aggregate of the margin over the applicable base rate, facility fee, guarantee fee or commission applicable to each Affected Facility, as the case may be (excluding Derivative Instruments, the Lease Facilities and the Securitisation Programmes), from the date of this Agreement will be the greater of (i) such margin, facility fee, guarantee fee or commission applicable to each Affected Facility on the date of this Agreement; and (ii) 3.05 per cent. per annum on the relevant Exposure and otherwise in accordance with its terms.

(d)                                 The Company will pay to each Lender directly on the date of the signing of this Agreement a flat fee calculated and payable in accordance with the Fee Letter.

(e)                                  The Company shall pay to the Intercreditor Agent (for its own account) agency fees in the manner and amount agreed in the Fee Letter.

(f)                                    From the Commencement Date, the interest period for each Affected Facility:

(i)                                     shall be rolled over for periods of one month in accordance with its terms;

(ii)                                  where a roll-over date falls within one month of 26th March, 2004, the next interest period shall be shortened to fall on that date and will be monthly thereafter; and

(iii)                               after 26th March, 2004, the payment dates for interest, any facility fee, guarantee fee or commission applicable to each Affected Facility during the Secured Intercreditor Period will be re-aligned so that due dates for their payment will fall on the same roll-over date.

(g)                                 Where a letter of credit or guarantee or equivalent facility continues beyond the Term Date without the benefit of a counter-guarantee under the Refinancing Facilities Agreement or any other guarantee or cash deposit, the guarantee fee or commission referred to in paragraph (c) above shall continue beyond the Term Date.

4.6                               Renewals and Roll-Overs

(a)                                  The final maturity date of any Affected Facility which occurs during the Secured Intercreditor Period shall be extended to a date corresponding to the Term Date.

(b)                                 Any roll-over date which occurs under an Affected Facility during the Secured Intercreditor Period shall be adjusted to occur on the date referred to in Clause 4.5(f).

(c)                                  The final maturity date of each Refinanced Facility shall be amended to occur on a date corresponding to the Term Date.

4.7                               Undertakings of the Borrowing Group

Each Borrowing Group Member shall and will procure that each of its Subsidiaries will ensure that throughout the term of this Agreement and subject always to the Security Sharing Agreement and the Subordination Agreement (when entered into):

(a)                                  subject to Clause 9.7(b) and Clause 9.16(d), no Security Interest or guarantee indemnity or like commitment, in any such case of whatever nature, shall be created or permitted to subsist by the Company or any of its Subsidiaries in favour of any person under a Facility;

(b)                                 it shall not put or seek to put any creditor under any Facility in a preferred position as against any Lender in particular, but without limitation, any covenant or default provision more favourable to the counterparty in respect of a Facility than those under this Agreement, unless at the same time this Agreement is amended to substantially the same extent and on substantially the same terms as provided to that counterparty;

(c)                                  no Borrowing Group Member shall make any payment of or otherwise discharge any principal amount due or owing by it to any other member of the Group or a Relevant Entity:

(i)                                     if in respect of a Secured Intra Group Loan at any time; and

(ii)                                  if not in respect of a Secured Intra Group Loan except:

(A)                              whilst no Default is outstanding if made in accordance with the cash pooling arrangements existing at the date of this Agreement or if made with respect to sales and purchases of goods, services or trade receivables in its ordinary course of trading and which does not result in a Default; and

(B)                                otherwise as permitted by and in accordance with Clause 9.19 (Repayments of inter-group Financial Indebtedness),

unless otherwise agreed by the Requisite Lenders; and

(d)                                 no amendment is made to, no interest amounts payable are increased and no scheduled maturity or repayment dates are advanced under any Facility on or after the date of this Agreement, in each case, except as expressly set out herein.

4.8                               Restoration

If the Exposure of any Lender reduces from its Exposure as at the Calculation Point other than in accordance with this Agreement and the Security Sharing Agreement, the Lenders will take such action as is necessary to ensure that the Exposure of that Lender is restored as if reduced subject to and in accordance with this Agreement and the Security Sharing Agreement.

4.9                               Acknowledgements by each Party

(a)                                  Subject to Clauses 4.3(c) and 4.3(d) nothing contained in this Agreement will oblige any Lender to make any further advance, or extend any credit to, any member of the Group.

(b)                                 Except as amended or supplemented by this Agreement, the Facility Agreements remain in full force and effect.

(c)                                  Each Finance Document and Facility Agreement is subject to this Agreement. If there is any conflict between any other Finance Document or Facility Agreement and this Agreement, this Agreement shall prevail.

4.10                        Override

(a)                                  Clause 7 (Mandatory prepayment and cancellation), Clause 8 (Representations and warranties), Clause 9 (Undertakings) and Clause 10 (Financial covenants) shall (i) take effect from the date of this Agreement; and (ii) with effect from the Commencement Date and throughout the Secured Intercreditor Period shall override any representations and warranties or undertakings in the Affected Facility Agreements which relate to the same or corresponding subject (but not otherwise).

(b)                                 The terms of each Affected Facility (including, in each case without limitation, the Affected Facility Agreements) are only overridden to the extent set out in paragraph (a) above and in all other respects the terms of each Affected Facility shall except as amended or supplemented by or in accordance with another provision of this Agreement otherwise remain in full force and effect.

(c)                                  Nothing in this Agreement shall override, amend or replace any provision of an Affected Facility relating to the purpose for which the relevant Affected Facility may be used.

(d)                                 No Finance Document nor any act or omission of any Finance Party during the Secured Intercreditor Period will constitute a waiver by that Finance Party of any rights or remedies available to it under any Transaction Document to which it is a party and those rights and remedies are reserved by the Finance Parties.

4.11                        Amendments to Affected Facilities

(a)                                  If this Agreement is not fully effective with respect to any Affected Facility under its governing law or the place of incorporation of the applicable Borrowing Group Member this Agreement shall operate as a separate or collateral contract between each of the parties to the Affected Facility and the parties thereto shall (at the cost and expense of the Company) and the Company shall procure that the applicable Borrowing Group Member does promptly take all such reasonable steps and actions as may be necessary to give full effect to the terms of this Agreement under such governing law or place of incorporation including, without limitation, amendments to the terms of the corresponding Affected Facility Agreements under and in accordance with its governing law or place of incorporation.

(b)                                 Each Lender authorises its Facility Agent (if any) to make any amendment required to be made pursuant to paragraph (a) above under the Affected Facility Agreement to which it is a party.

4.12                        Negotiation in good faith

If an event or circumstance occurs before 15th May, 2004 which could have a material impact (whether positive or negative) on the appropriateness of the Company’s refinancing plan as contemplated by the Rights Issue, the Asset Disposal Programme and the Refinancing Facilities Term Sheet, as determined by the Majority Lenders and the Company, without prejudice to their rights under the Transaction Documents, the Lenders and the Company will negotiate in good faith with a view to agreeing appropriate amendments to that refinancing plan.

4.13                        Term Date Prepayment

Each Obligor shall and the Company shall ensure that each Borrowing Group Member shall ensure that an amount equal to 5 per cent. of the Exposure under each of the Affected Facilities listed under the heading “Prepayable” in Schedule 3 (other than the Refinanced Facilities) and calculated by reference to the amount set out under the heading “Exposure” in Schedule 3 is prepaid and cancelled on the Term Date.

5.                                      PAYMENTS

5.1                               Place

Unless otherwise expressly stated, all payments by an Obligor or a Lender under the Finance Documents shall be made to the Intercreditor Agent at such office or bank in a principal financial centre of the country of the relevant currency as it may notify to that Obligor or Lender for this purpose. Each Obligor and each Facility Agent shall provide satisfactory evidence to the Intercreditor Agent of each and all payments made under a Facility Agreement. Unless otherwise expressly stated in this Agreement, all other payments shall continue to be made as provided in that Affected Facility (as amended pursuant to this Agreement).

5.2                               Funds

Payments to the Intercreditor Agent shall be made for value on the due date at such times and in such funds as the Intercreditor Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

5.3                               Distribution

Where a sum is to be paid to the Intercreditor Agent under the Finance Documents for another Party, the Intercreditor Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Intercreditor Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Intercreditor Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Intercreditor Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Intercreditor Agent to reflect its cost of funds.

5.4                               Currency

(a)                                  A repayment or prepayment of any amount under a Facility is payable in the currency in which the Facility is denominated on its due date.

(b)                                 Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)                                  Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

(d)                                 Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Euro.

5.5                               Set-off and counterclaim

All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

5.6                               Taxes

(a)                                  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 If a Tax Deduction is required by law to be made on a payment by an Obligor or any Finance Party to a Finance Party under the Finance Documents, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(c)                                  Any amount (including fees, costs and expenses) payable under a Finance Document by an Obligor is exclusive of any Tax (including value added tax) which might be chargeable in connection with that amount. If any such tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

5.7                               Non-Business Days

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

5.8                               Taux effectif global

In respect of a Borrowing Group Member which is incorporated in France, for the purpose of Articles L.313-1, L.313-2, R 313-1 and R 313-2 of the Consumer Code (Code de la Consommation), each Party acknowledges that:

(a)                                  by virtue of certain characteristics of the Facilities (including, without limitation, the variable interest rate and that member’s right to select the duration of an interest period), the re-calculation taux effectif global in respect of a Facility for that member as a result of the adjustments referred to in Clause 4.5 (Interest, fees and commission), above cannot be calculated on the date of this Agreement, but that, an indicative calculation of the taux effectif global, based on assumptions as to the period rate (taux de période) and the period (durée de période), will be set out in a letter from the Lender or its agent (as the case may be) to the relevant Borrowing Group Member; and

(b)                                 that letter shall form part of the Facility to which it applies.

6.                                      NEW GUARANTEE

6.1                               Guarantee

(a)                                  Subject to paragraph (b) below, the Guarantor irrevocably and unconditionally:

(i)                                     guarantees to each Finance Party under the Affected Facility Agreements to which such Finance Party is party, punctual performance by each Borrowing Group Member which is party thereto of all its payment obligations thereunder as amended or supplemented by this Agreement (including without limitation pursuant to Clause 4.5 (whether or not such amendment or supplement is effective));

(ii)                                  undertakes with that Finance Party that, whenever that Borrowing Group Member does not pay any amount when due under or in connection with that Affected Facility Agreement, it must immediately on demand by the Intercreditor Agent pay that amount as if it were the principal obligor; and

(iii)                               indemnifies that Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal or any amendment or supplement of a payment obligation under an Affected Facility made or intended to be made pursuant to this Agreement including without limitation Clause 4.5, is not effective for any reason; the amount of the cost, loss or liability under this indemnity will be equal to the amount that Finance Party would otherwise have been entitled to recover.

(b)                                 The guarantee given by the Guarantor under this Clause 6 is supplemental to and does not substitute or replace any other guarantee existing at the date of this Agreement.

6.2                               Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by each Borrowing Group Member under the Affected Facility Agreements to which it is party, regardless of any intermediate payment or discharge in whole or in part.

6.3                               Reinstatement

(a)                                  If:

(i)                                     any discharge (whether in respect of the obligations of any Borrowing Group Member or any security for those obligations or otherwise) is made in whole or in part; or

(ii)                                  any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor will continue as if the discharge or arrangement had not occurred.

(b)                                 Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

6.4                               Waiver of defences

The obligations of the Guarantor under this Clause 6 will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 6 (whether or not known to it or any Finance Party). This includes:

(a)                                  any time or waiver granted to, or composition with, any Obligor or other person;

(b)                                 any release of an Obligor or other person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)                                    any amendment (however fundamental) of a Transaction Document or any other document or security;

(g)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security; or

(h)                                 any insolvency or similar proceedings.

6.5                               Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause.

6.6                               Appropriations

Until all amounts which may be or become payable by the Obligors under the Transaction Documents to the Finance Parties have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  without affecting the liability of the Guarantor under this Clause 6:

(i)                                     refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)                                  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 6.

6.7                               Non-competition

Unless:

(a)                                  all amounts which may be or become payable by the Obligors under the Transaction Documents to the Finance Parties have been irrevocably paid in full; or

(b)                                 the Intercreditor Agent otherwise directs,

the Guarantor will not, after a claim has been made or by virtue of any payment or performance by it under this Clause 6:

(i)                                     be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf); or

(ii)                                  claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf).

The Guarantor must hold in trust for and immediately pay or transfer to the Intercreditor Agent for the Finance Parties any payment or distribution or benefit of security received by it (A) contrary to paragraphs (i) or (ii) above or (B) with respect to any contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Clause 6 or in respect of any payment or distribution or security from or on account of any Borrowing Group Member or any right of set-off as against any Borrowing Group Member, subject to and in accordance with the Subordination Agreement and in accordance with any directions given by the Intercreditor Agent.

6.8                               Termination

The provisions of this Clause 6 shall continue in full force and effect and shall survive the termination of this Agreement with respect to any Default which occurs on or before the Term Date notwithstanding the expiry of the Secured Intercreditor Period.

7.                                      MANDATORY PREPAYMENT AND CANCELLATION

7.1                               Prepayment Event

(a)                                  The Company will notify the Intercreditor Agent promptly upon the occurrence of a Prepayment Event. Upon being notified by the Company of a Prepayment Event, the Intercreditor Agent shall promptly inform each Lender.

(b)                                 Upon and at any time after having received notice of a Prepayment Event from the Intercreditor Agent, each Lender, acting through the Intercreditor Agent, may serve a notice of mandatory prepayment and cancellation on the Company in respect of its Facility and:

(i)                                     on the date of the notice the commitment of such Lender under its Facility shall be cancelled; and

(ii)                                  on the date falling 30 Business Days after the date of service of such notice the Company shall prepay all participations of such Lender in the Facility made to it in full through the Intercreditor Agent together with any other amounts then due in connection with such participations.

(c)                                  The Company and each Lender party to any Derivatives Instruments or letter of credit facilities, confirmation facilities, bond facilities and guarantee facilities will negotiate in good faith with a view to providing to any such Lender the economic benefit of the provisions of this Clause 7 if such Lender serves a notice on the Company for such purpose.

(d)                                 If the Company seeks the consent of the Lenders to a proposed Permitted Reorganisation, no Lender will unreasonably delay in informing the Intercreditor Agent whether it consents to such proposed Permitted Reorganisation.

7.2                               Disposals, equity and capital market issues

(a)                                  Where a disposal is made by any member of the Group of any Asset including a disposal made pursuant to the Asset Disposal Programme, for which aggregate proceeds since the date of this Agreement exceed €700,000,000 (or its equivalent in another currency), the Company must, promptly on completion of that disposal, apply an amount equal to 50 per cent. of the net disposal proceeds from any disposal which when aggregated with other such disposal proceeds exceeds €700,000,000 (or its equivalent in other currencies) in prepayment and/or cancellation of the principal amount of the Affected Facilities in accordance with Clause 7.3 (Application of proceeds) below.

(b)                                 (i)                                     Where the aggregate proceeds of a rights issue launched by the Company prior to the Term Date exceed €300,000,000 (or its equivalent in another currency), the Company must promptly apply an amount equal to 25 per cent. of the net issuance proceeds of any issue in excess of€300,000,000 in prepayment and/or cancellation of the principal amount of the Affected Facilities in accordance with Clause 7.3 (Application of proceeds) below.

(ii)                                  This paragraph (b) shall not apply in relation to shares issued:

(A)                              in connection with employee share option schemes; or

(B)                                to another member of the Group;

(iii)                               The provisions of this Clause 7.2(b) shall survive termination of this Agreement and shall apply in respect of the net proceeds of any such rights issue launched prior to the Term Date but which are received after such date.

(c)                                  The Company must promptly upon receipt of the same by any member of the Group apply an amount equal to 50 per cent. of the net issuance proceeds of any issue of bonds or notes (including convertible bonds or other equity-linked debt instruments), debt securities or other capital markets instruments of any kind (whether publicly listed or privately placed) by any member of the Group in prepayment and/or cancellation of the principal amount of the Affected Facilities in accordance with Clause 7.3 (Application of proceeds) below.

(d)                                 In paragraphs (a), (b) and (c) above:

net disposal proceeds means any amount received by a member of the Group as consideration for a disposal to a person which is not a Borrowing Group Member, including the amount of any intercompany loan repaid to continuing members of the Group and including any Financial Indebtedness assumed or repaid, less all Taxes payable in the financial year in which the disposal is effected or proceeds received and reasonable costs and expenses incurred by members of the Group in connection with the disposal or receipt as set out in reasonable detail in a certificate provided by the chief financial officer of the Company; and

net issuance proceeds means any amount received by any member of the Group less all Taxes and reasonable costs and expenses incurred by members of the Group in connection with that receipt.

7.3                               Application of proceeds

(a)                                  Where an amount (the Prepayment Amount) is to be applied in prepayment and cancellation of the principal amount of the Affected Facilities in accordance with Clauses 7.1 (Prepayment Event) and 7.2 (Disposals, equity and capital market issues) above, the Company shall (subject to paragraphs (b) and (c) below) prepay and/or cancel the principal amount of each such Affected Facility in accordance with paragraph (d) below in an amount equal to that Affected Facility’s Relevant Proportion of the Prepayment Amount on the day on which the obligation under this Clause 7.3 to prepay and cancel arises.

(b)                                 Where the Prepayment Amount relates to net disposal proceeds from the disposal of shares in a Borrowing Group Member (the Disposed Group Member), the Company must ensure that the Borrowing Group Members apply that amount in prepayment and cancellation pro rata according to their respective Relevant Proportions of the Affected Facilities (other than an Affected Facility made to that Disposed Group Member). For the purposes of this Clause 7, any Facility made to a Disposed Group Member shall be deemed not to be an Affected Facility on and following the date on which the disposal of the Disposed Group Member occurs and the Disposed Group Member shall no longer be a Borrowing Group Member from such date.

(c)                                  Where the Prepayment Amount relates to net disposal proceeds from the disposal of an asset (other than shares in a Borrowing Group Member), the Company must apply, and must ensure that the Borrowing Group Members apply, an amount equal to such net disposal proceeds in prepayment and cancellation pro rata according to their respective Relevant Proportions of the Affected Facilities.

(d)                                 Any amount required by this Clause 7.3 to be applied in prepayment and cancellation of an Affected Facility must be applied by the Company to that Affected Facility (in accordance with its terms) first in prepayment and cancellation of the principal amount outstanding under that Affected Facility (if any) and second to any other amount in permanent prepayment and cancellation thereof and thirdly in permanent cancellation of undrawn amounts (if any) under that Affected Facility. Where the Company prepays an amount outstanding under an Affected Facility pursuant to this Clause it must at the same time permanently cancel the commitments of the Lenders under that Affected Facility which correspond to the amount prepaid.

(e)                                  Any amount required by this Clause 7.3 to be applied in prepayment and cancellation of the principal amount of an Affected Facility and which is paid to or for the benefit of the relevant Lender shall, for the purposes of this Agreement and irrespective of any other appropriation of that amount by a Lender in connection with that Affected Facility, be taken as having reduced that principal amount pro tanto.

(f)                                    Where an amount is to be applied under this Clause 7.3 in prepayment of any amount outstanding under the Affected Facilities, unless the date on which the payment is to be made by the Company is the last day of an interest period (as defined in the relevant Affected Facility Agreement), that amount shall be paid through the Intercreditor Agent into an interest bearing blocked and secured account in France in the name of the Security Agent or the Intercreditor Agent. The Company irrevocably authorises the Intercreditor Agent to apply any amount deposited with it under this paragraph (f) towards prepayment of the Affected Facilities on the last day of the relevant interest period (as defined in the relevant Affected Facilities Agreement) or earlier at the discretion of the Intercreditor Agent.

(g)                                 For the purposes of this Clause 7.3, a contingent claim of a Lender under an Affected Facility with respect to any bond, letter of credit, guarantee or similar instrument is prepaid by the Company providing cash cover in an interest bearing blocked and secured account in the name of the Security Agent or the Intercreditor Agent in respect of that claim to that Lender.

8.                                      REPRESENTATIONS AND WARRANTIES

8.1                               Representations and warranties

Each Obligor makes the representations and warranties set out in this Clause 8 in respect of itself and each of its Subsidiaries to each Finance Party. In addition, the Company makes the representations and warranties set out in this Clause 8 in respect of itself and each Borrowing Group Member to each Finance Party.

8.2                               Status

(a)                                  It is a limited liability company, duly incorporated and in good standing and validly existing under the laws of the jurisdiction of its incorporation; and

(b)                                 it has the power to own its assets and carry on its business as it is being conducted.

8.3                               Powers and authority

It has the power to enter into and perform, and has or will have taken at the relevant time all necessary action to authorise the entry into, performance and delivery of, the Transaction Documents and the Refinancing Facilities Term Sheet to which it is or will be a party and the transactions contemplated by those documents.

8.4                               Legal validity

Each Transaction Document and the agreements relating to the Refinancing Facilities Term Sheet to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legally binding, valid and enforceable obligation.

8.5                               Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the Refinancing Facilities Term Sheet do not and will not conflict with:

(a)                                  any law or regulation or judicial or official order; or

(b)                                 its or any of its Subsidiaries’ constitutional documents; or

(c)                                  any document which is binding upon it or any of its or its Subsidiaries’ assets.

8.6                               No Default

(a)                                  No Default is outstanding on the date of this Agreement or the Commencement Date and thereafter no Event of Default is outstanding.

(b)                                 No event or circumstance is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default, termination event or early prepayment event under any document which is binding on it or any of its Subsidiaries.

(c)                                  Paragraphs (a) and (b) do not apply to Defaults or events or circumstances the full details of which have been notified in writing to the Intercreditor Agent and the Lenders prior to the date of this Agreement.

8.7                               Authorisations

All authorisations required by it or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents and the implementation of the Refinancing Facilities Term Sheet, the Asset Disposal Programme and the Rights Issue have been, or will be when necessary, obtained or effected (as appropriate) and are, or will be when obtained or effected, in full force and effect.

8.8                               Title

It and each member of the Group has good title to, or valid leases of, or is otherwise entitled to use all material assets necessary to conduct its business as it is conducted at the date of this Agreement.

8.9                               Litigation

(a)                                  No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against it on the date of this Agreement and the Commencement Date which have or could reasonably be expected to involve a claim or related claims in excess of €15,000,000 (or its equivalent in other currencies) and thereafter which have or could reasonably be expected to have a Material Adverse Effect.

(b)                                 Paragraph (a) does not apply to proceedings the full details of which have been provided to the Intercreditor Agent.

8.10                        Pari Passu Ranking

Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured and unsubordinated obligations except for obligations mandatorily preferred by law applying to companies generally.

8.11                        Taxes on payments

All amounts payable by each Obligor under the Finance Documents can be made free and clear of and without deduction for or on account of any Tax.

8.12                        Stamp duties

No stamp or registration duty or similar taxes or charges are payable in its jurisdiction of incorporation in respect of any Finance Document.

8.13                        Immunity

(a)                                  The execution by each Obligor of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b)                                 no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

8.14                        No adverse consequences

(a)                                  It is not necessary under the laws of its jurisdiction of incorporation:

(i)                                     in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)                                  by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(b)                                 no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

8.15                        Jurisdiction/governing law

(a)                                  Each Obligor’s:

(i)                                     irrevocable submission under Clause 24 (Jurisdiction) to the jurisdiction of the courts of England and the United States;

(ii)                                  agreement that this Agreement is governed by English law; and

(iii)                               agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b)                                 any judgement obtained in England or in the United States will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

8.16                        Security Interests and guarantees

(a)                                  It is the legal and beneficial owner of the property which it purports to charge pursuant to the Security Documents. No Security Interests, third party rights, options, claims and competing interests whatsoever exist over any of its assets other than as permitted by Clause 9.7 (Negative pledge).

(b)                                 The Security Interests granted or intended to be granted under the Security Documents constitute first ranking security in favour of the Finance Parties.

(c)                                  The guarantees given by any Borrowing Group Member in respect of an Affected Facility continue in full force and effect with respect to the Affected Facilities as supplemented by this Agreement.

8.17                        Environmental matters

It has obtained any and all Environmental Licences required for the carrying on of its business as currently conducted and is in compliance in all material respects with (a) the terms and conditions of such Environmental Licences and (b) all other applicable Environmental Law which in each case, if not complied with, has, or could reasonably be expected to have a Material Adverse Effect.

8.18                        Financial Statements and Business Plan

(a)                                  The consolidated financial statements of the Company most recently delivered to the Intercreditor Agent (which, at the date of this Agreement, are the Original Financial Statements):

(i)                                     have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

(ii)                                  give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

(b)                                 There has been no material adverse change in the consolidated financial condition of the Group since the date of the Original Business Plan.

(c)                                  The projections and forecasts contained in the Business Plan most recently delivered to the Intercreditor Agent were made in good faith and are based on reasonable assumptions and such Business Plan does not as at its date omit any projections or forecasts which would make that Business Plan misleading.

8.19                        Information

(a)                                  (Unless the Company has notified the Intercreditor Agent (which shall notify the Lenders) in writing to the contrary prior to the date of this Agreement, correcting the relevant inaccuracy or lack of completeness) all written information (other than the Business Plan) (and including all reports) provided to the Co-ordinating Committee or any other Finance Party by or on behalf of an Obligor prior to the date of, and in connection with, this Agreement (the Information) was true, complete and accurate in all material respects as at the date it was supplied.

(b)                                 All expressions of opinion contained in the Information were made after careful consideration and were believed by the Company or a Borrowing Group Member to be reasonable as at the date at which they were stated to be given.

(c)                                  The financial projections contained in the Information were prepared on the basis of assumptions believed by the Company or a Borrowing Group Member to be reasonable and prudent as at the date at which they were stated to be given.

(d)                                 Save as otherwise disclosed on or before the date of delivery of the Information nothing has occurred since the date of that Information (or, if applicable, the date of any factual information contained therein as referred to therein) which, if disclosed, would make that Information untrue or misleading in any material respect.

8.20                        Existing Facilities

(a)                                  The details in Schedule 3 given in relation to each Existing Facility are, as at the date of this Agreement or, in the case of the Exposures, the Calculation Point, true, accurate and complete.

(b)                                 Schedule 3 identifies each agreement under which any member of the Group or Relevant Entity can incur or has outstanding Financial Indebtedness or to which there is recourse in respect of Financial Indebtedness to any Borrowing Group Member in each case on the date of this Agreement.

8.21                        Asset Disposal Programme and Rights Issue

The Company has no reason to believe that the Asset Disposal Programme and Rights Issue cannot be completed in full in accordance with the timetable applicable thereto and that any authorisation or consent necessary for the disposal of an asset referred to in the Asset Disposal Programme or for the launch and implementation of the Rights Issue will not be forthcoming in time to allow that disposal or Rights Issue to be implemented in accordance with that timetable.

8.22                        Inter-Company Indebtedness

The list of Inter-Company loans made to or by each Obligor provided to the Intercreditor Agent pursuant to this Agreement, being on the date of this Agreement the list set out in Schedule 7 (Inter Company Loans), is complete and correct in all material respects as at its date.

8.23                        Solvency of Obligors

(a)                                  No proceedings of any nature are current or, to its knowledge, pending or threatened, for the winding-up or dissolution (other than a solvent winding up or dissolution) of, or in respect of any insolvency proceeding of any nature relating to any Obligor or each of its Subsidiaries.

(b)                                 It has not defaulted on any of its payment obligations under any Facility and the Obligors and each of its Subsidiaries are in a position to meet their respective scheduled payments as they fall due.

(c)                                  In relation to each Obligor (other than Primester in the case of paragraphs (i) and (ii) below) and its Subsidiaries incorporated or organised in the United States of America (on a consolidated basis):

(i)                                     the aggregate amount of its debts (including its obligations (if any) under the Finance Documents and the Facility Agreements) is less than the aggregate value (being the lesser of fair present valuation and present fair saleable value) of its assets (which for, avoidance of doubt, include, without limitation, all rights of indemnification, contribution and subrogation);

(ii)                                  its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)                               it did not incur (on the date incurred) and will not incur, debts beyond its ability to pay as they mature; and

(iv)                              it has not made a transfer or incurred any obligation under any Finance Document or Facility Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

Terms used in this paragraph (c) have the meanings given to them in the United States Bankruptcy Code of 1978, as amended, and applicable fraudulent conveyance laws in the United States of America.

8.24                        Group Structure Chart

As at the date of this Agreement, the Group Structure Chart describes the corporate ownership structure of all members of the Group and the Borrowing Group and is true, complete and correct in all material respects.

8.25                        United States laws

(a)                                  It is not:

(i)                                     a holding company, an affiliate of a holding company or a subsidiary company of a holding company within the meaning of, or otherwise subject to regulation under PUHCA;

(ii)                                  a public utility, or subject to regulation, under the Federal Power Act;

(iii)                               an investment company or a company controlled by an investment company; or

(iv)                              subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(b)                                 ERISA

(i)                                     No ERISA Event that could reasonably be expected to have a Material Adverse Effect has occurred or is reasonably expected to occur with respect to any Plan.

(ii)                                  The present value of the benefit liabilities under each Plan, as determined for the purposes of Schedule B (Actuarial Information) to such Plan’s most recently completed annual report (Form 5500 Series) that has been filed with the required United States governmental agencies, which Schedule B is complete and accurate in all material respects, did not, as of the date of such valuation, exceed the fair market value of the assets of such Plan by an amount that, when aggregated with any such excess under any other Plan, could reasonably be expected to have a Material Adverse Effect, and since the date of such valuation there has been no material adverse change in such funding status that, when aggregated with any such change with respect to any other Plan, could reasonably be expected to have a Material Adverse Effect.

(iii)                               Except as could not reasonably be expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(iv)                              Except as could not reasonably be expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated, within the meaning of Title IV of ERISA.

8.26                        Times for making representations and warranties

The representations and warranties set out in this Clause 8:

(a)                                  are made by each Obligor on the date of this Agreement; and

(b)                                 are deemed to be repeated by each Obligor on the Commencement Date with reference to the facts and circumstances then existing; and

(c)                                  except those made under Clause 8.6(b) (No Default), Clause 8.8 (Title), Clause 8.11 (Taxes on payments), Clause 8.12 (Stamp duties), Clause 8.18(c) (Financial Statements and Business Plan), Clause 8.19 (Information), Clause 8.20 (Existing Facilities), Clause 8.21 (Asset Disposal Programme and Rights Issue), Clause 8.23 (Solvency of Obligors) and Clause 8.24 (Group Structure Chart) are deemed to be repeated on each roll-over date determined in accordance with Clause 4.6 (Renewals and Roll-Overs) and in the case of Clause 8.18(c) (Financial Statements and Business Plan), on each date that a Business Plan is delivered after the Commencement Date, and in the case of Clause 8.22 (Inter-Company Indebtedness) on each date that a list of Inter-Company loans referred to therein is delivered after the Commencement Date, in each case, with reference to the facts and circumstances then existing.

9.                                      UNDERTAKINGS

9.1                               Duration

The undertakings in this Clause 9 remain in force from the date of this Agreement until (i) the Term Date; or (ii) if a Default is outstanding on the Term Date, until no Default is outstanding.

9.2                               Financial information

(a)                                  The Company shall supply or procure that the relevant member of the Group supplies to the Intercreditor Agent in sufficient copies for the Lenders:

(i)                                     as soon as the same are available (and subject to paragraph (B) below in any event within 60 days of the end of its respective financial years):

(A)                              the audited consolidated financial statements of the Company for the financial year; and

(B)                                the audited financial statements of each Borrowing Group Member to the extent the same are required to be supplied under the Facility Agreement to which it is party, subject to and in accordance with its terms;

(ii)                                  as soon as the same are available (and in any event with 60 days of the end of its respective financial half-years) the revised consolidated financial statements of the Company and to the extent the same are required to be supplied under the Facility Agreement to which it is party, a Borrowing Group Member for that half-year;

(iii)                               as soon as the same are available (and in any event within 60 days of the end of each of its respective financial quarters) the consolidated financial statements of the Company and to the extent the same are required to be supplied under the Facility Agreement to which it is party, a Borrowing Group Member for that financial quarter;

(iv)                              as soon as they become available (and in any event within 30 days of the end of each calendar month) a copy of its management accounts for that calendar month which shall contain a profit and loss statement and cashflow and liquidity;

and

(v)                                 in respect of each Relevant Entity:

(A)                              as soon as the same are available (and in any event within 120 days of the end of each financial year of each Relevant Entity) the audited consolidated financial statements of that Relevant Entity for that financial year; or

(B)                                if the audited consolidated financial statements referred to in paragraph (A) above are not prepared by a Relevant Entity, as soon as the same are available (and in any event within 60 days of the end of each financial year of that Relevant Entity) the financial statements of that Relevant Entity for that financial year; and

(C)                                provided the same are prepared by a Relevant Entity and the Company is entitled to receive them, as soon as the same are available (and in any event within 45 days of the end of each financial half year of each Relevant Entity) the financial statements (consolidated if prepared) of that Relevant Entity for that half year.

(b)                                 Subject to paragraph (c) below, the Company shall ensure that:

(i)                                     each set of financial statements delivered by it pursuant to paragraphs (a)(i) to (a)(iv) above:

(A)                              is prepared in accordance with accounting principles and practices generally accepted in France consistently applied;

(B)                                shall give a true and fair view of the financial condition of the Group as at the end of the period to which those financial statements relate and of the results of its operations during that period; and

(C)                                is (in the case of the financial statements referred to in paragraph (a)(i)(A) above) audited by an internationally recognised independent qualified firm of auditors.

(c)                                  The Company shall ensure that each set of financial statements delivered pursuant to paragraph (a)(v) above is prepared in accordance with either:

(i)                                     accounting principles and practices generally accepted internationally if, in the place of establishment or incorporation of the Relevant Entity concerned there is a legal requirement to do so; or

(ii)                                  if no such requirement exists, accounting principles and practices generally accepted in the place of establishment or incorporation of the Relevant Entity concerned, in each case consistently applied and shall give a true and fair view of the financial condition of the Relevant Entity to which they relate as at the end of the period to which those accounts relate and of the results of its operations during that period.

(d)                                 Together with each set of financial statements delivered under paragraph (a)(i)(A) above, the Company shall deliver a Compliance Certificate signed by its statutory auditors setting out in reasonable detail (to the Intercreditor Agent’s reasonable satisfaction) computations in respect of the definitions used in and for the purposes of establishing compliance with the financial covenants in Clause 10 (Financial covenants) as at the Testing Date (as defined in Clause 10) to which the financial statements with which the relevant Compliance Certificate was delivered were made.

(e)                                  Together with each set of financial statements delivered under paragraph (a)(ii) above, the Company shall deliver a Compliance Certificate signed by its chief financial officer setting out in reasonable detail computations in respect of the definitions used in and for the purposes of establishing compliance with the financial covenants in Clause 10 (Financial covenants) as at the Testing Date (as defined in Clause 10) to which those financial statements were made up.

(f)                                    Together with each set of financial statements delivered under paragraph (a)(i) and (a)(ii) above, the Company shall deliver to the Intercreditor Agent a certificate listing the Material Subsidiaries as determined from those financial statements.

(g)                                 The Company shall supply the Intercreditor Agent (in sufficient copies for the Lenders) with:

(i)                                     an update of the Business Plan validated by Ernst & Young (to include an analysis and projections of liquidity and cash) on 31st December, 2003 and quarterly thereafter in accordance with the agreed scope of work;

(ii)                                  (A) as soon as the same are available and in any event within 12 Business Days of the end of each calendar month, details of the amounts of consolidated gross and net cash available to the Company and the Exposures under the Facilities commencing with the calendar month ending 31st December, 2003; and (B) shall use its best efforts to supply monthly liquidity and cash flow forecasts for each calendar month including a 12-month rolling forecast for the next twelve months commencing with the calendar month ending 30th April, 2004;

(iii)                               as soon as the same are available and in any event within 10 Business Days of the end of each calendar month, a list of all Inter-Company loans made to or by each Obligor as at the end of that calendar month;

(iv)                              such information, access to personnel and other assistance as is necessary to enable the Finance Parties to monitor the cash flow of the Group and compare it with the liquidity and cash flow forecast; and

(v)                                 such other information in respect of any of the Obligors as the Intercreditor Agent (acting on the instructions of the Majority Lenders) may reasonably request.

(h)                                 Promptly on the supply to the Intercreditor Agent of the annual financial statements for the financial year of 2003, the Company shall ensure the availability of senior management of the Company for a presentation to the Lenders.

9.3                               Information-miscellaneous

Each Obligor shall and the Company shall ensure that each Borrowing Group Member will supply to the Intercreditor Agent in sufficient copies for the Lenders:

(a)                                  all notices and documents dispatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are dispatched;

(b)                               (i)                                       to the extent legally permissible, any report, notice or statement made or issued to any regulatory authority or stock exchange of an Obligor promptly upon making or issuing the report, notice or statement; and

(ii)                                  where the report, notice or statement refers to the Lenders, the Company shall where legally permissible, give the Intercreditor Agent opportunity to comment on the report, notice or statement prior to its making or issue;

(c)                                  promptly, a copy of any material notification received from any rating agency in respect of the Company’s long term credit rating;

(d)                                 promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending which it is or may become involved in; and

(e)                                  promptly, such further information in the possession or control of any member of the Group regarding its financial condition, structure, business and management as any Finance Party may reasonably request.

9.4                               Notification of Default

(a)                                  The Company or relevant Obligor shall, promptly upon becoming aware of the occurrence of the same, notify the Intercreditor Agent of:

(i)                                     any Default in respect of it or its Subsidiaries (and the steps, if any, being taken to remedy it); or

(ii)                                  any event or circumstance which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any applicable condition or any combination of the foregoing, might constitute) a default, termination event or early prepayment event under any document which is binding on it or any of its Subsidiaries.

(b)                                 The Intercreditor Agent will promptly notify each Lender (or where appropriate each Facility Agent acting on behalf of a Lender) of any such Default or event or circumstance upon receipt of notification from the Obligor.

(c)                                  Promptly upon any request by the Intercreditor Agent (acting in good faith) the Company must supply to the Intercreditor Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

9.5                               Authorisations

Each Obligor shall and the Company shall ensure that each Borrowing Group Member will promptly:

(a)                                  obtain, maintain and comply with the terms of; and

(b)                                 supply certified copies to the Intercreditor Agent of,

any authorisation required or desirable under any law or regulation to enable it to enter into or to perform its obligations under, or for the performance, validity or enforceability of, and the transactions contemplated by, any Transaction Document and the implementation of the Asset Disposal Programme, the Rights Issue and the Refinancing Facilities Term Sheet.

9.6                               Pari passu ranking

Each Obligor shall and the Company shall ensure that each Borrowing Group Member will procure that its obligations under the Finance Documents and the Affected Facility Agreements do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

9.7                               Negative pledge

(a)                                  No Obligor shall, and the Company shall procure that no other member of the Group or a Borrowing Group Member will, create or permit to subsist any Security Interest on any of its assets.

(b)                                 Paragraph (a) does not apply to:

(i)                                     Existing Security Interests as set out in Part 1 of Schedule 4 (List of Existing Security Interests);

(ii)                                  any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue;

(iii)                               any Security Interest over assets granted or to be granted in favour of a Finance Party under a Security Document or under or in accordance with Clause 7.3(g);

(iv)                              any Security Interest over assets other than those identified in the Agreed Security Principles or referred to in paragraph (iii) above, to the extent necessary in order to maintain, refinance, replace or, to the extent permitted by this Agreement, incur new Financial Indebtedness up to a maximum aggregate amount of €60,000,000 (or its equivalent in other currencies); or

(v)                                 any Derivative Deposit or Lessor Reduction.

9.8                               Transactions similar to security

(a)                                  No Obligor shall, and the Company shall procure that no other member of the Group or a Borrowing Group Member will:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms,

in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

(b)                                 Paragraph (a) above does not apply to any disposal of receivables made in respect of the existing Securitisation Programmes with Limited Recourse only.

9.9                               Disposals

(a)                                  No Obligor shall, and the Company shall procure that no other member of the Group or a Borrowing Group Member will, either in a single transaction or in a series of transactions, whether related or not, dispose of all or any part of its assets.

(b)                                 Paragraph (a) does not apply to:

(i)                                     disposal of stock-in-trade, business inventories, fixtures and fittings, furniture and other office equipment, made in the ordinary course of business of the disposing entity;

(ii)                                  disposal of assets (other than shares) in exchange for other assets comparable or superior as to type, value and quality;

(iii)                               disposal of assets (other than the business of the Company) or shares as part of an intra-group re-organisation from one Obligor to another Obligor on arms’-length terms, in each case, subject to and in accordance with Clause 9.11 (Mergers, acquisitions and intra-group re-organisations);

(iv)                              disposal of assets for cash in accordance with the Asset Disposal Programme and other disposal of assets for cash where 50% of the net proceeds of any such disposal are applied in mandatory prepayment and cancellation of the Affected Facilities subject to and in accordance with Clause 7.2 (Disposals, equity and capital market issues) of this Agreement;

(v)                                 disposal of assets made in respect of the existing Securitisation Programmes with Limited Recourse only;

(vi)                              disposal for cash on a non-recourse basis of VAT credits; or

(vii)                           transactions with the prior written approval of the Majority Lenders.

9.10                        Change of business/registered office

(a)                                  The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group (taken as a whole) from that carried on at the date of this Agreement.

(b)                                 The Company shall not change its place of incorporation or registered head office to one outside the European Union.

9.11                        Mergers, acquisitions and intra-group re-organisations

(a)                                  No Obligor shall, and the Company shall procure that no other member of the Group or a Borrowing Group Member will enter into any amalgamation, demerger, merger, reconstruction or re-organisation otherwise than under an intra-group re-organisation involving the transfer of assets (including of a business other than the business of the Company) and/or shares provided that such intra-group re-organisation:

(i)                                     unless a Permitted Reorganisation, does not involve the Company;

(ii)                                  does not affect any of its assets which are or are intended to be subject to Security Interests granted in favour of the Lenders or, to the extent that it does affect any such assets, substitute Security Interests are granted over assets of a greater or equivalent value prior to such intra-group re-organisation (together with legal opinions) in each case in a form and substance satisfactory to the Majority Lenders;

(iii)                               does not or is not reasonably likely to result in a Material Adverse Effect or a Default;

(iv)                              does not affect any of the rights or remedies of the Lenders under the Finance Documents or the Affected Facility Agreements; and

(v)                                 where it involves a Borrowing Group Member (other than by way of a transfer of its shares), the Lender or Lenders party to a Facility with that Borrowing Group Member, have provided their prior written consent.

(b)                                 Save as allowed by paragraph (c) below,

(i)                                     each Obligor which is not a Joint Venture Entity shall not;

(ii)                                  each Obligor which is a Joint Venture Entity shall use its best efforts not to; and

(iii)                               the Company shall ensure that no member of the Group will, and to the fullest extent within its power or control that no Joint Venture Entity will,

acquire any assets or business or make any investment in any business, shares or other securities.

(c)                                  Paragraph (b) above shall not prevent:

(i)                                     acquisitions or investments made in the ordinary course of trade;

(ii)                                  acquisitions with an aggregate consideration in any financial year of the Group not in excess of €10,000,000 or its equivalent;

(iii)                               acquisitions made with the prior consent of the Intercreditor Agent (acting on the instructions of the Majority Lenders); or

(iv)                              capital contributions made to Relevant Entities or Joint Venture Entities by way of inter-company loan or share capital provided that the aggregate amount of such contributions made since the date of this Agreement less the aggregate amount of (A) contributions repaid directly or indirectly to the Company; and (B) the amount of any dividend distributed directly or indirectly to the Company with respect to that capital contribution to the extent in excess of the dividends projected to be received by the Company and Subsidiaries on a fully consolidated basis by reference to the Original Business Plan does not exceed at any time € 50,000,000 (or its equivalent in another currency), taking into account any capital contributions made under Clause 9.16 (Lending and borrowing).

9.12                        Capital expenditure

No Obligor (except if a Relevant Entity) shall and the Company shall procure that no other member of the Group shall incur any tangible or intangible capital expenditure except where such capital expenditure in aggregate does not exceed 110 per cent. per annum of the aggregate amount of capital expenditure per annum set out in the Business Plan.

9.13                        Insurance

Each Obligor shall and the Company shall ensure that each Material Subsidiary and each Borrowing Group Member insures its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

9.14                        Maintenance of status

Each Obligor shall, and the Company shall procure that each Material Subsidiary and each Borrowing Group Member will:

(a)                                  do all such things as are necessary to maintain its corporate existence; and

(b)                                 ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions.

9.15                        Amendments to Facilities

(a)                                  No Obligor shall and the Company shall ensure that no Borrowing Group Member will agree to amend, or seek a waiver of, any term of any Facility or exercise any right to terminate or reduce any amount available for drawing under any Facility Agreement.

(b)                                 Paragraph (a) does not apply to:

(i)                                     any term of any Facility preventing any Obligor from complying with its obligations under this Agreement; or

(ii)                                  any agreement to extend the maturity of any Facility; or

(iii)                               any amendment required to be made under the terms of this Agreement including, without limitation, under Clause 9.21(a) (Rights Issue and Other Matters).

9.16                        Lending and borrowing

(a)                                  Subject to paragraphs (b) and (c) below, no Obligor shall and the Company shall ensure that no member of the Group or any Borrowing Group Member will make any loans or provide any other form of credit (including, without limitation, vendor credit) to any person.

(b)                                 Paragraph (a) does not apply to loans or any other form of credit provided to an Obligor in accordance with the Subordination Agreement when entered into and otherwise in accordance with its cash pooling arrangements.

(c)                                  Paragraph (a) does not apply to capital contributions made to Relevant Entities or Joint Venture Entities by way of inter-company loan or share capital provided that the aggregate amount of contributions made by way of share capital or inter-company loan since the date of this Agreement less the aggregate amount of (A) such contributions repaid directly or indirectly to the Company; and (B) the amount of any dividend distributed directly or indirectly to the Company with respect to that capital contribution to the extent in excess of the dividends expected to be received by reference to the latest Business Plan, does not exceed at any time € 50,000,000 (and after the Term Date, subject to and in accordance with the Refinancing Facilities Agreement, €90,000,000), taking into account any capital contributions made under Clause 9.11 (Mergers, acquisitions).

(d)                                 Subject to the provisions of Clause 9.17(c), no Obligor shall and the Company shall ensure that no Borrowing Group Member will give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which it assumes any liability of any other person except under the Existing Facilities and this Agreement.

9.17                        Financial Indebtedness

The Company shall not and it shall ensure that no member of the Group will and, to the fullest extent within its power or control, no Relevant Entity shall incur any Financial Indebtedness (including, without limitation, guarantees of joint venture entities) except:

(a)                                  Financial Indebtedness outstanding under the Existing Facilities at the date of this Agreement and the Refinancing Facilities Agreement;

(b)                                 Financial Indebtedness owed to another member of the Group on the date of this Agreement and thereafter in accordance with its cash pooling arrangements and in each case which is subordinated subject to and in accordance with the Subordination Agreement when entered into;

(c)                                  refinancing of Financial Indebtedness under Unaffected Credit Facilities (other than Unaffected Committed Facilities) existing at the date of this Agreement up to a maximum aggregate amount of €50,000,000 (or its equivalent in other currencies) by an Unaffected Credit Facility with a final maturity date no earlier than both (A) the Term Date; and (B) the final maturity of the refinanced Unaffected Credit Facility and on terms which do not put or seek to put the creditor of the refinanced Unaffected Credit Facility in a preferred position as against any Lender;

(d)                                 refinancing of Financial Indebtedness under Unaffected Committed Facilities by Unaffected Credit Facilities (i) with a final maturity date falling no earlier than (x) the Term Date; or (y) the final maturity date of the refinanced Facility; and (ii) on terms that do not put or seek to put the creditor of the refinanced Facility in a preferred position as against any Lender as provided in Clause 4.7(b);

(e)                                  Financial Indebtedness incurred by the Company under any Facility which is not an Existing Facility which does not or could not be expected to have a Material Adverse Effect or result in a Default;

(f)                                    Financial Indebtedness in respect of Overdraft Facilities that may fluctuate in accordance with their terms up to the maximum Exposure under such overdraft facilities as at the Calculation Point;

(g)                                 Financial Indebtedness in respect of any issue of bonds, notes, debt securities or capital markets instruments, 50% of the net proceeds of which are applied pursuant to Clause 7.2(c) in mandatory prepayment and cancellation of the Affected Facilities; or

(h)                                 any other Financial Indebtedness incurred after the date of this Agreement, by a Subsidiary of the Company or a Relevant Entity, which at any time does not exceed a maximum aggregate amount of €50,000,000 (or its equivalent in other currencies).

9.18                        Shares and dividends

(a)                                  The Company shall not:

(i)                                     convene a meeting of shareholders to consider a resolution to make any distribution or pay any dividend, or other payment (in cash or in kind) in respect of any of its share capital or any management fees or charges in favour of its shareholders’ or its shareholders’ Affiliates; or

(ii)                                  reduce, redeem, repurchase or retire any of its share capital.

(b)                                 The Company shall (to the fullest extent permitted by applicable law):

(i)                                     procure that no Material Subsidiary enters into any arrangement or agreement which may restrict its ability to declare, make or pay any dividend on or in respect of its share capital (or any class of its share capital) or restrict its ability to distribute any dividend; and

(ii)                                  procure that each Material Subsidiary will to the extent necessary to ensure that the Company has funds available to it to service its payment obligations under the Finance Documents and the Facility Agreements, declare, make and pay in cash dividends in respect of its shares or reimburse intercompany loans unless doing so will prevent that Material Subsidiary from being able to meet its payment obligations which are then due and payable and provided that (A) no more than an aggregate amount equal to € 150,000,000 (or its equivalent in other currencies) shall be distributed by Rhodia Inc. by way of dividend or reimbursement of intercompany loans on and after the date of this Agreement with sale proceeds from disposals of its assets and (B) such reimbursement of intercompany loans shall be made in priority to any such distribution of dividends.

9.19                        Repayments of inter-group Financial Indebtedness

Subject to Clause 4.7(c), no Obligor shall and the Company shall ensure that no Borrowing Group Member will prepay or repay any amounts of Financial Indebtedness owed to its shareholders or any member of the Group except directly or indirectly (including via Rhodia Finances and Rhodia Financial Services Inc.) to the Company and otherwise to the extent permitted in the Subordination Agreement.

9.20                        No set-off

No Obligor shall and the Company shall ensure that no Borrowing Group Member will exercise any right of set-off or counterclaim against any person nor agree to or permit any set-off to occur without the prior written consent of the Majority Lenders except for:

(a)                                  any right of set-off or consolidation of accounts which is (i) contractual or arising as a matter of law; or (ii) pursuant to legally binding netting arrangements in force on the date of this Agreement in each case with any person outside the Group; or

(b)                                 to the extent expressly permitted by the Subordination Agreement.

9.21                        Rights Issue and Other Matters

(a)                                  The Company shall:

(i)                                     launch the Rights Issue by no later than 15th May, 2004;

(ii)                                  initiate and implement the Asset Disposal Programme (in accordance with the terms of the definition thereof);

(iii)                               use its best endeavours to execute the Refinancing Facilities Agreement on or before 15th January, 2004 and shall in any event enter into the Refinancing Facilities Agreement by 15th February, 2004;

(iv)                              use its best endeavours to execute amendments to the USPP documents to allow it to implement the Agreed Security Principles on or before the 15th January, 2004; and

(v)                                 use its best endeavours to amend the leases not inconsistent with the Agreed Lease Amendment Principles prior to entering into the Refinancing Facilities Agreement and in any event on or before 15th February, 2004.

(b)                                 The Company shall notify the Intercreditor Agent promptly upon becoming aware of:

(i)                                     any failure to obtain or maintain any authorisation, consent or other condition necessary for the disposal of an asset referred to in the Asset Disposal Programme or the launch and implementation of the Rights Issue in order to enable the Asset Disposal Programme and the Rights Issue to be implemented; or

(ii)                                  of any decision by it not to implement the Asset Disposal Programme or the Rights Issue.

9.22                        Joint Ventures

No Obligor will, and the Company will ensure that no other member of the Group or a Borrowing Group Member will, enter into or acquire any interest in any new joint venture, partnership or similar arrangement except where any such interest is held through an entity incorporated with limited liability and does not result in or could not reasonably be expected to result in a breach of any other provisions of any Finance Document.

9.23                        Compliance with laws

Each Obligor shall and the Company shall ensure that each Material Subsidiary and each Borrowing Group Member will comply in all material respects with all applicable laws and regulations of any governmental authority, whether domestic or foreign, having jurisdiction over it or any of its assets, where failure to comply with any such laws or regulations has, or could be expected to have, in each case in the reasonable opinion of the Majority Lenders, a Material Adverse Effect.

9.24                        Compliance with Environmental Laws and Indemnity

(a)                                  Each Obligor shall and the Company shall ensure that each Material Subsidiary and each Borrowing Group Member will:

(i)                                     obtain any and all Environmental Licences required for the carrying on of its business as currently conducted; and

(ii)                                  comply in all material respects with (i) the terms and conditions of such Environmental Licences and (ii) all other applicable Environmental Law which in each case, if not complied with, has, or could be expected to have, in each case in the reasonable opinion of the Majority Lenders, a Material Adverse Effect or result in any liability for the Finance Parties in excess of €5,000,000 in aggregate.

(b)                                 The Company shall indemnify each Finance Party and their respective officers, employees, agents and delegates (together the Indemnified Parties) against any cost or expense suffered or incurred by them (except if caused by their own negligence or wilful default) which:

(i)                                     arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person); or

(ii)                                  arises by virtue of the release or threatened release of, or exposure to, any Dangerous Substance stored or handled upon, transported from, or otherwise associated with, the past or present facilities or operations of any Obligor or Group member.

Each Indemnified Party may rely on this Clause 9.24 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

9.25                        Arm’s-length terms

No Obligor will, and each Obligor will ensure that no member of the Group or a Borrowing Group Member will, enter into any transaction with any person except on ordinary commercial terms and on the basis of arm’s-length arrangements, or enter into any transaction whereby any Obligor or member of the Group might pay more than the ordinary commercial consideration for any purchase or acquisition or might receive less than full commercial consideration for its services or products.

9.26                        Access

Upon the occurrence of an Event of Default which is continuing, each Obligor shall and the Company shall ensure that each Material Subsidiary and each Borrowing Group Member must allow any one or more representatives of the Intercreditor Agent and/or accountants or other professional advisers appointed by the Intercreditor Agent (at the Company’s risk and expense) to have access during normal business hours to the assets, books and records of that member of the Group and to inspect the same.

9.27                        Security and Subordination

The Obligors shall and the Company shall ensure that each relevant member of the Group will at their own expense:

(a)                                  enter into the Security Sharing Agreement and the Security Documents with the Finance Parties and other creditors under Facilities which are to benefit from a Security Document under the Agreed Security Principles as soon as reasonably practicable and in any event within 15 Business Days following the date on which it is not prevented from doing so under the terms of the USPP;

(b)                                 enter into the Subordination Agreement as soon as reasonably practicable and in any event within 45 days of the date of this Agreement; and

(c)                                  execute and do all such assurances, acts and things as the Intercreditor Agent and the Security Agent may reasonably require to effect the above including perfecting or protecting the security intended to be afforded by the Security Documents and shall deliver to the Intercreditor Agent and the Security Agent at the same time such directors’ and shareholders’ resolutions, title documents and other documents and legal opinions as set out in Part 2 of Schedule 2 (Conditions precedent) and otherwise as the Intercreditor Agent and the Security Agent may reasonably require in relation to the same.

9.28                        ERISA Reporting Requirements

The following shall be provided to the Intercreditor Agent:

(a)                           (i)                  promptly and in any event within 10 Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that is reasonably expected to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Obligor describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto; and

(ii)                                  on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

(b)                                 promptly and in any event within five Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(c)                                  promptly upon request of the Intercreditor Agent/a Finance Party, copies of each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan; and

(d)                                 promptly and in any event within five Business Days after receipt thereof by any Obligor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan that is reasonably expected to have a Material Adverse Effect, (ii) the reorganisation or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that is reasonably expected to have a Material Adverse Effect or (iii) the amount of liability incurred, or that may be incurred, by such Obligor or any ERISA Affiliate in connection with any event described in Clause (i) or (ii).

9.29                        United States laws

(a)                                  The Company will not, either by act or omission, become, or permit any other Obligor, to become, subject to regulation under PUHCA.

(b)                                 The Company will not, either by act or omission, become, or permit any other Obligor, to become, subject to regulation under the Federal Power Act.

(c)                                  The Company will not, either by act or omission, become, or permit any other Obligor to become, an investment company or a company controlled by an investment company.

9.30                        Cash pooling / Inter-Company loan arrangements

(a)                                  The Company shall use its best efforts to maintain its existing cash pooling arrangements as are currently in force at the date of this Agreement where failure to so maintain has or would be reasonably likely to have a Material Adverse Effect.

(b)                                 The Company will ensure that all Secured Intra Group Loans and, subject to and in accordance with the Subordination Agreement, long-term Inter-Company Debt between any member of the Group which is a creditor of an Obligor is documented in the form of the agreed Inter-Company Debt loan agreement.

(c)                                  The Company will ensure that all Inter-Company Debts between any member of the Group which is a creditor of the Company are subject to the Subordination Agreement on or before incurring any such Inter-Company Debt.

10.                               FINANCIAL COVENANTS

10.1                        Financial covenant definitions

In this Clause 10:

Adjusted EBITDAR means, in respect of a particular period, the Company’s EBITDAR adjusted to reflect the EBITDAR of each Relevant Entity (Relevant Entity EBITDAR), provided that the amount of such adjustment shall be pro rata to the Company’s participation in the capital of the Relevant Entity.

Consolidated Net Indebtedness means, without double counting, the aggregate of (A) the Company’s long term debt (including participating loans), bank overdrafts, current portion of long term debt, (B) guarantees given with respect to Financial Indebtedness of third parties or joint ventures in which the Company is involved or the Company’s unconsolidated subsidiaries or otherwise (C) outstanding amounts with respect to any securitisation programme, sale of receivables and any outstanding amount under a lease (being defined as the aggregate of the net present value of (i) lease rentals and (ii) the residual value or lease balance of such lease) and (D) short term borrowings minus the aggregate of cash, short term deposits, marketable securities, each as calculated from the items so described in the English language version of the consolidated accounts of the Company most recently delivered by the Company to the Intercreditor Agent under Clause 9.2 (Financial information).

EBITDA means, in respect of a particular period, (before restructuring costs and after cash impact of provisions other than provisions for restructuring) and in respect of the Company or a Relevant Entity, the aggregate of the Company’s or the Relevant Entity’s (as the case may be) (as determined from the accounts of the Relevant Entity most recently delivered by the Company to the Intercreditor Agent under Clause 9.2(a)(v)) Operating Income, Depreciation and Amortisation of Assets, where:

(a)                                  Operating Income means net sales minus operating expenses (operating expenses being production costs and expenses, administrative and selling expenses, research and development expenses, Depreciation and Amortisation of Assets, additional goodwill amortisation (if any) and provision for environmental costs);

(b)                                 Depreciation and Amortisation of Assets means:

(i)                                     amortisation of acquisition goodwill and equity goodwill in net income of affiliated companies;

(ii)                                  amortisation of patents, licenses, trade-marks and software;

(iii)                               amortisation of other intangible assets;

(iv)                              depreciation of land, buildings and other tangible assets;

(v)                                 additional goodwill amortisation (if any); and

(vi)                              investments allowance.

EBITDAR means in respect of a particular period, EBITDA for that period plus the aggregate amount of any lease rental payments paid or payable in that period to the extent such payments are taken into account as an operating expense in the calculation of EBITDA.

Net Financial Expenses means, in respect of a particular period, Interest Expenses minus Interest Income, where:

(a)                                  Interest Expenses means the aggregate of the Company’s interest on financial debts and financing operations (being interest on loans payable and bank overdrafts, financial expenses related to securitisations, the interest element of lease rental payments, discounts of notes receivable and amortisation of redemption premium) after capitalisation of financial expenses related to the financing of certain assets and incorporated in the purchase cost of such assets, excluding penalties or commissions for loan prepayment, losses on financial instruments such as interest rate options and interest rate swaps, interest payable on non financial debts (commercial or other), loans issuing costs whether or not spread over the duration of the loan, net losses on disposals of marketable securities, decreases in the probable stock exchange value of trading securities, losses on repurchase of shares, debentures and other securities issued by the Company or its Subsidiaries; and

(b)                                 Interest income means the Company’s interest income on financial assets (loans receivable, debit balance on bank current accounts, etc.), excluding income from non financial receivables, gains on financial instruments such as interest rate swaps or interest rate options, gains on disposal of marketable securities, increase in the probable stock exchange value of trading securities, income from marketable securities, gains on repurchase of shares, debentures or other securities issued by the Company or its Subsidiaries, each as calculated from the items so described in the English language version of the consolidated financial statements of the Company most recently delivered by the Company to the Intercreditor Agent under Clause 9.2 (Financial information).

Ratio Period means each twelve month period ending on the date to which each set of financial statements delivered by the Company pursuant to Clause 9.2 (Financial information) was prepared.

Testing Date means 31st March, 30th June, 30th September and 31st December of each year.

10.2                        Ratio of Consolidated Net Indebtedness to Adjusted EBITDAR

The Company shall procure that the ratio of its Consolidated Net Indebtedness to its Adjusted EBITDAR is not, on each Testing Date in relation to any Ratio Period ending on that Testing Date, greater than:

(a)                                  9.0:1.0 in respect of the Ratio Period ending on 31st December, 2003; and

(b)                                 9.5:1.0 in respect of the Ratio Period ending on 31st March, 2004.

10.3                        Ratio of EBITDAR to Net Financial Expenses

The Company shall procure that the ratio of its EBITDAR to its Net Financial Expenses is not, at the end of each Ratio Period, less than:

(a)                                  2.0 to 1.0 in respect of the Ratio Period ending on 31st December, 2003; and

(b)                                 1.75 to 1.0 in respect of the Ratio Period ending on 31st March, 2004.

10.4                        Net Debt

The Company shall procure that the Consolidated Net Indebtedness is not on each Testing Date greater than:

(a)                                  €3,850,000,000 on the Testing Date falling on 31st December, 2003; and

(b)                                 €4,050,000,000 on the Testing Date falling on 31st March, 2004.

10.5                        Calculation and interpretation

(a)                                  All the terms used in Clause 10.1 (Financial covenant definitions) are to be calculated in accordance with the accounting principles and practices applied in connection with the Original Financial Statements, consistently applied.

(b)                                 The Company shall promptly notify the Intercreditor Agent of:

(i)                                     each change in the accounting principles and practices in accordance with which the Company’s consolidated financial statements are prepared; and

(ii)                                  each change in the end of the Company’s financial year.

(c)                                  Following each change of the type referred to in paragraph (b) above, the Company shall:

(i)                                     procure that its chief financial officer or (if the Intercreditor Agent so requests) its statutory auditors deliver with the audited financial statements of the Company next delivered under Clause 9.2 (Financial information) (the New Accounts) a certificate containing a description of the change in the basis on which the Company’s consolidated financial statements are prepared from that used in the preparation of the consolidated financial statements of the Company delivered immediately prior to the change (the Old Accounts) and information:

(A)                              sufficient, in the reasonable opinion of the Majority Lenders, to allow the Finance Parties to make an accurate comparison of the Company’s financial position as set out in the Old Accounts and that set out in the New Accounts and any adjustments necessary to ensure that the New Accounts reflect the format, and/or basis used in the preparation, of the Old Accounts; and

(B)                                sufficient, in the reasonable opinion of the Intercreditor Agent, to enable the Intercreditor Agent to ascertain the compliance by the Company with the financial covenants contained in Clauses 10.2 (Ratio of Consolidated Net Indebtedness to Adjusted EBITDAR) and 10.3 (Ratio of EBITDAR to Net Financial Expenses); and

(ii)                                  at the request of the Intercreditor Agent (acting on the instructions of the Majority Lenders), negotiate in good faith with the Intercreditor Agent with a view to agreeing such amendments to this Clause 10 as may be necessary to ensure that the Finance Parties’ interests under this Agreement are not prejudiced by such change.

(d)                                 If:

(i)                                     the Intercreditor Agent, acting reasonably, disputes (1) the Company’s statutory auditors’ interpretation of any term in Clause 10.1 (Financial covenant definitions) or any computation under this Clause 10, in each case, contained in a certificate delivered by the Company under Clause 9.2 (Financial information) or (2) any certificate or the contents thereof delivered by the Company’s statutory auditors; or

(ii)                                  if no agreement is reached within 30 days of a request by the Intercreditor Agent under paragraph (c)(ii) above),

the Intercreditor Agent may, at the expense of the Company, instruct an independent expert (which shall be an internationally recognised independent qualified firm of auditors) to act as an expert and not as an arbitrator, and the determination of such expert shall be final and binding on the Parties and, in the case of an instruction made pursuant to paragraph (d)(ii) above, this Agreement will be amended to the extent such expert advises to be necessary to ensure that the Finance Parties’ interests under this Agreement are not prejudiced by the change of the type referred to in paragraph (b) above.

11.                               DEFAULT

11.1                           On and from the Commencement Date and (i) until the Term Date; or (ii) if a Default is outstanding on the Term Date, until no Default is outstanding, the expression Event of Default as defined in this Agreement shall supplement all events of default or termination events (howsoever defined or described) contained in the documentation relating to each Affected Facility as if such Events of Default were set out therein mutatis mutandis.

11.2                           Each of the events or circumstances set out in this Clause 11 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

11.3                        Non-payment

An Obligor does not pay on the due date any amount payable by it under any Finance Document or Facility Agreement in the manner required under the Finance Documents or Facility Agreements, unless the non-payment:

(a)                                  is caused by technical or administrative error; and

(b)                                 is remedied within three Business Days of the due date.

11.4                        Breach of other obligations

(a)       (i)                The Company does not comply with any term of Clause 10 (Financial covenants) or Clause 9.21 (Rights Issue and Other Matters); or

(ii)                                  at any time the projections set out in the most recent Business Plan show that the Company will not be in compliance with any term of Clause 10 (Financial covenants) on the then next Testing Date.

(b)                                 An Obligor does not comply with any of its obligations (other than as referred to in paragraph (a) above) under any Finance Document or any Facility Agreement not already referred to in paragraph (a) above unless the non-compliance is capable of remedy and is remedied within:

(i)                                     fifteen calendar days of the earlier of the Intercreditor Agent giving notice and the Obligor becoming aware of the non-compliance; or

(ii)                                  where the non-compliance is in respect of an Obligor’s obligations under a Facility Agreement, within the applicable grace period provided in that Facility Agreement.

11.5                        Misrepresentation

(a)                                  A representation, warranty or statement made or repeated in or in connection with any Finance Document or Facility Agreements or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document or Facility Agreement is incorrect in any material respect when made or deemed to be made or repeated.

(b)                                 The Majority Lenders determine that a representation, warranty or statement made or repeated in or in connection with the Rights Issue or in any document delivered by or on behalf of any Obligor under or in connection with the Rights Issue is incorrect in any material respect when made or deemed to be made or repeated.

11.6                        Cross-default

(a)                                  Any of the following occurs in respect of any Obligor or a Material Subsidiary:

(i)                                     any of its Financial Indebtedness is not paid when due after the expiry of any applicable grace periods; or

(ii)                                  any event of default, termination event, early repayment event or prepayment event or circumstance howsoever described occurs under any document relating to its Financial Indebtedness (other than this Agreement) including, without limitation, under the High Yield Bonds; or

(iii)                               any of its Financial Indebtedness is (or becomes capable of being) declared prematurely due and payable or placed on demand as a result of an event of default, termination event, early repayment event or prepayment event (howsoever described) under the document relating to that Financial Indebtedness including, without limitation, under the High Yield Bonds; or

(iv)                              any commitment for, or underwriting of, any Financial Indebtedness is cancelled or suspended as a result of an event of default, termination event, early repayment event or prepayment event (howsoever described) under the document relating to that Financial Indebtedness; or

(v)                                 any Security Interest securing Financial Indebtedness over any of its asset(s) becomes enforceable,

(b)                                 Provided that there shall only be an Event of Default under this Clause 11.6, (i) if the aggregate amount of Financial Indebtedness which is not paid when due or after the expiry of any applicable grace period and/or to which that event of default, termination event, early repayment event or prepayment event relates and/or which is (or becomes capable of being) declared prematurely due and payable or placed on demand in each case under paragraph (a) above exceeds €15,000,000 (or the equivalent in other currencies) and (ii) in the case of a prepayment event in respect of Financial Indebtedness under the High Yield Bonds, where (A) such Financial Indebtedness has become due and payable or placed on demand; and (B) such prepayment event does not relate to Excess Proceeds as defined in and paid in accordance with clause 4.10 of the High Yield Bonds and this Agreement.

11.7                        Insolvency

Any of the following occurs in respect of an Obligor or a Material Subsidiary:

(a)                                  it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent (including without limitation “en état de cessation des paiements”);

(b)                                 it admits inability to pay its debts as they fall due;

(c)                                  it suspends making payments on all or of its or any class of its debts or announces an intention to do so;

(d)                                 a moratorium is declared in respect of any of its indebtedness;

(e)                                  by reason of financial difficulties, applies for, or is subject to, an amicable settlement or a “réglement amiable” pursuant to Article L-611-3 of the Code de Commerce of France, or begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness; or

(f)                                    its situation becomes irremediably compromised or it acts otherwise within the meaning of L-313-12 of the Code Monétaire et Financier.

11.8                        Insolvency proceedings

Any of the following occurs in respect of an Obligor or a Material Subsidiary:

(a)                                  any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any of its creditors;

(b)                                 a meeting is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution (including without limitation “dissolution, liquidation or redressement judiciaire”) or any such resolution is passed;

(c)                                  any person presents a petition for its winding-up or administration;

(d)                                 an order for its winding-up, administration, dissolution or bankruptcy is made; or

(e)                                  a judgement is issued for the judicial liquidation (“liquidation judiciaire”) or the transfer of the whole of its business (“cession de l’entreprise”); or

(f)                                    any other step (including petition, proposal or convening a meeting) is taken with a view to its rehabilitation, administration, custodianship, liquidation, winding-up or dissolution or any other insolvency proceedings involving it.

11.9                        Appointment of receivers and managers

Any of the following occurs in respect of an Obligor or a Material Subsidiary:

(a)                                  any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, administrateur judiciaire, provisoire mandataire ad hoc, conciliateur or mandataire liquidateur or similar officer is appointed in respect of it or any of its assets;

(b)                                 its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, administrateur judiciaire, provisoire mandataire ad hoc, conciliateur or mandataire liquidateur or similar officer; or

(c)                                  any other steps are taken to enforce any Security Interest over any part of its assets.

11.10                 United States Bankruptcy Laws

(a)                                  In this Subclause:

U.S. Bankruptcy Law means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

U.S. Obligor means an Obligor incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

Terms used in this Subclause have the meanings given to them in the United States Bankruptcy Code 1978, as amended, and applicable fraudulent conveyance laws in the United States of America.

(b)                                 Any of the following occurs in respect of a U.S. Obligor (other than Primester in the case of paragraphs (iv) or (v) below) (on a consolidated basis):

(i)                                     it makes a general assignment for the benefit of creditors;

(ii)                                  it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(iii)                               an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 21 days or is not dismissed or stayed within 45 days after commencement of the case; or

(iv)                              the aggregate amount of its debts (including its obligations (if any) under the Finance Documents and the Facility Agreements) is greater than the aggregate value (being the lesser of fair present valuation and present fair saleable value) of its assets (which for, avoidance of doubt, include, without limitation, all rights of indemnification, contribution and subrogation); or

(v)                                 its capital is unreasonably small to carry on its business as it is being conducted; or

(vi)                              it incurs debts beyond its ability to pay as they mature on the date on which the debts were incurred; or

(vii)                           it has made a transfer or incurred an obligation under a Finance Document or a Facility Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

11.11                 Creditors’ process

Any attachment, sequestration, distress execution or analogous event or circumstance affects any material asset(s) of an Obligor or a Material Subsidiary and which in the reasonable opinion of the Majority Lenders has or could be expected to have a Material Adverse Effect.

11.12                 Analogous proceedings

There occurs, in relation to an Obligor or a Material Subsidiary, any event or circumstance anywhere which, in the opinion of the relevant Lender or the Majority Lenders (acting in good faith), appears to correspond with any of those mentioned in Clauses 11.7 (Insolvency) to 11.11 (Creditors’ process) (inclusive).

11.13                 Cessation of business

Any Obligor or a Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business except in respect of the Asset Disposal Programme.

11.14                 Effectiveness of Finance Documents and Facility Agreements

(a)                                  It is or becomes unlawful for an Obligor or any other person (other than a Finance Party) to perform any of its obligations under the Finance Documents or the Facility Agreements.

(b)                                 Any Finance Document or Facility Agreement is not effective or is alleged by an Obligor to be ineffective for any reason.

(c)                                  An Obligor repudiates a Finance Document or Facility Agreement or evidences an intention to repudiate a Transaction Document.

(d)                                 A Security Document does not create the security it purports to create in any respect considered by the Majority Lenders to be materially adverse to the interests of the Finance Parties under the Finance Documents or the Facility Agreements.

(e)                                  A guarantee of any Obligor is invalid or unenforceable in any respect considered by the Majority Lenders to be materially adverse to the interests of the Finance Parties under the Finance Documents or the Facility Agreements.

(f)                                    The subordination provisions under the Subordination Agreement or the ranking of security under the Security Documents is not effective.

(g)                                 The Rights Issue is not completed by the Term Date or the Company repudiates, declares or states in writing that it cannot or does not intend to, or it becomes unlawful for the Company to, complete the Rights Issue by the Term Date.

(h)                                 The Asset Disposal Programme is not initiated or implemented in accordance with the terms of the definition thereof or the Company repudiates, declares or states in writing that it cannot or does not intend to, or it becomes unlawful for the Company to, initiate or implement the Asset Disposal Programme in accordance with the terms of the definition thereof.

11.15                 Audit qualification

An Obligor’s auditors qualify their report on any audited consolidated accounts of the relevant Obligor in any manner whatsoever (except where such qualification is of a minor technical or non-material nature) and (except in the case of the Company) where that qualification is material in the context of the Group (taken as a whole).

11.16                 Shares and Dividends

A meeting of shareholders of the Company is convened at which a resolution is passed to pay any dividend, or other distribution (in cash or in kind) in respect of its share capital or any management fees or charges in favour of its shareholders or its shareholders’ Affiliates.

11.17                 ERISA

(a)                                  Any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortisation period is sought or granted under section 412 of the Code; or

(b)                                 a notice of intent to terminate any Plan is, or is reasonably expected to be, filed with the PBGC or the PBGC institutes proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings; or

(c)                                  the aggregate accumulated benefit obligations (as defined in Statement of Financial Accounting Standards 87) under all Plans exceeds the fair market value of all assets of such Plans allocable to such benefits by more than US$50,000,000, all determined as of the date of the most recent financial statements for such Plans; or

(d)                                 the Company or any ERISA Affiliate incurs or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans; or

(e)                                  the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; or

(f)                                    any member of the Group establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any member of the Group thereunder, and such events (whether individually or taken together) could reasonably be expected to have a Material Adverse Effect.

11.18                 Litigation

Any litigation, arbitration or administrative proceeding or claim is threatened, pending, commenced or ongoing against any Obligor, any Material Subsidiary or any of the assets of the Group which in the opinion of the Majority Lenders has or could reasonably be expected to have by itself or together with any other such proceedings or claims to have a Material Adverse Effect.

11.19                 Material adverse change

Any event or circumstance occurs after the date of this Agreement, which, in the opinion of the Majority Lenders (acting in good faith) has, or could reasonably be expected to have, a Material Adverse Effect.

11.20                 Enforcement Action

(a)                                  On and at any time after the occurrence of an Event of Default and whilst the same is outstanding:

(i)                                     a Lender may, upon the occurrence of an Event of Default under Clause 11.3 (Non-payment) or under Clauses 11.7 (Insolvency) through to 11.12 (Analogous proceedings) (inclusive) or under Clause 11.14 (Effectiveness of Finance Documents);

(ii)                                  a Lender to Rhodia Inc. may upon the occurrence of an Event of Default occurring under Clause 11.6 (Cross-default) with respect to the USPP and any enforcement action having been taken with respect to the guarantee of the USPP by Rhodia Inc.;

(iii)                               a Lender to Rhodia Inc. may upon the occurrence of an Event of Default occurring under Clause 11.6 (Cross-default) as a result of any Financial Indebtedness of the Company and/or Rhodia Holdings Inc. and/or Rhodia Inc. exceeding €30,000,000 (or its equivalent in other currencies) becoming due and payable before its stated maturity by way of a declared default under the document relating to that Financial Indebtedness after expiry of any applicable grace period;

and

(iv)                              a Lender to Rhodia Inc. may if Rhodia Inc. makes a payment or distribution on or after the date of this Agreement to the Company with sale proceeds from disposals of its assets in an aggregate amount exceeding €150,000,000 (or its equivalent in other currencies), exercise any and all rights and remedies (including without limitation subject to the Security Sharing Agreement, taking any Enforcement Action) as it has under or in connection with any Affected Facility subject to and in accordance with its terms.

(b)                                 On and at any time after notification by the Intercreditor Agent of a Declared Default (which Intercreditor Agent shall notify to all Parties if so instructed by the Majority Lenders) and whilst the same is outstanding a Lender may:

(i)                                     exercise any and all rights and remedies (including without limitation, subject to the Security Sharing Agreement, take any Enforcement Action) as it has under or in connection with any Affected Facility or otherwise; and/or

(ii)                                  take or instruct the Security Agent or Intercreditor Agent to take such Enforcement Action as is permitted by and in accordance with the Security Sharing Agreement and the other Finance Documents.

(c)                                  A Lender shall notify the Intercreditor Agent before exercising the rights referred to in paragraphs (a) and (b) above.

(d)                                 The provisions of this Clause 11.20 (Enforcement Action) shall continue in full force and effect and shall survive the termination of this Agreement with respect to any outstanding Default or Declared Default notwithstanding the expiry of the Secured Intercreditor Period.

12.                               THE ADMINISTRATIVE PARTIES

12.1                        Appointment and duties of the Intercreditor Agent

(a)                                  Each Finance Party (other than the Intercreditor Agent) irrevocably appoints the Intercreditor Agent to act as its agent under the Finance Documents.

(b)                                 Each Finance Party (other than the Intercreditor Agent) irrevocably authorises the Intercreditor Agent to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  execute each Finance Document in an agreed form expressed to be executed by the Intercreditor Agent.

(c)                                  The Intercreditor Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

12.2                        The Members

Except as specifically provided in the Finance Documents, no Member has any obligations of any kind to any other Party in connection with any Finance Document.

12.3                        No fiduciary duties

Nothing in the Finance Documents makes the Intercreditor Agent a trustee or fiduciary for any other Party or any other person. The Intercreditor Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

12.4                        Individual position of the Intercreditor Agent

(a)                                  If it is also a Lender, the Intercreditor Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an agent.

(b)                                 The Intercreditor Agent may:

(i)                                     carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

12.5                        Reliance

The Intercreditor Agent may:

(a)                                  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Intercreditor Agent); and

(d)                                 act under the Finance Documents through its personnel and agents.

12.6                        Majority Lenders’ instructions

(a)                                  The Intercreditor Agent is fully protected if it acts on the instructions of the Majority Lenders or where expressly required by the terms of the Finance Documents, the Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders or the Lenders as the case may be will be binding on all the Lenders. In the absence of instructions, the Intercreditor Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 The Intercreditor Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c)                                  The Intercreditor Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

12.7                        Responsibility

(a)                                  The Intercreditor Agent is not responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)                                     any Finance Document or any other document; or

(ii)                                  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)                                 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)                                  has not relied exclusively on any information provided to it by the Intercreditor Agent in connection with any Finance Document.

12.8                        Exclusion of liability

(a)                                  The Intercreditor Agent is not liable to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

(b)                                 No Party may take any proceedings against any officer, employee or agent of the Intercreditor Agent in respect of any claim it might have against the Intercreditor Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Intercreditor Agent may rely on this Subclause.

12.9                        Default

(a)                                  The Intercreditor Agent is not obliged to monitor or enquire whether a Default has occurred. The Intercreditor Agent is not deemed to have knowledge of the occurrence of a Default.

(b)                                 If the Intercreditor Agent:

(i)                                     receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                  is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

12.10                 Information

(a)                                  The Intercreditor Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Intercreditor Agent by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, the Intercreditor Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, the Intercreditor Agent has no duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Intercreditor Agent, its agency division is treated as a separate entity from its other divisions and departments. Any information acquired by it which, in its opinion, is acquired by it otherwise than in its capacity as the Intercreditor Agent may be treated as confidential by the Intercreditor Agent and will not be treated as information possessed by the Intercreditor Agent in its capacity as such.

(e)                                  Each Obligor irrevocably authorises the Intercreditor Agent to disclose to the other Finance Parties any information which, in its opinion (acting reasonably), is received by it in its capacity as the Intercreditor Agent.

12.11                 Indemnities

(a)                                  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Intercreditor Agent for that share of any loss or liability incurred by it in acting as the Intercreditor Agent, except to the extent that the loss or liability is caused by its gross negligence or wilful misconduct. A Lender’s share of any loss or liability is the proportion which the Exposure of the Lender bears to the aggregate of the Exposures of all the Lenders.

(b)                                 The Intercreditor Agent may deduct from any amount received by it for a Lender any amount due to the Intercreditor Agent from that Lender under a Finance Document but unpaid.

12.12                 Compliance

The Intercreditor Agent may refrain from doing anything (including the disclosure of any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

12.13                 Resignation of the Intercreditor Agent

(a)                                  The Intercreditor Agent may resign and appoint any of its Affiliates as successor Intercreditor Agent by giving notice to the Lenders and the Company.

(b)                                 Alternatively, the Intercreditor Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after prior consultation with the Company) may appoint a successor Intercreditor Agent.

(c)                                  If no successor Intercreditor Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Intercreditor Agent (after prior consultation with the Company) may appoint a successor Intercreditor Agent.

(d)                                 The person(s) appointing a successor Intercreditor Agent must, if practicable, consult with the Company prior to the appointment.

(e)                                  The resignation of the Intercreditor Agent and the appointment of any successor Intercreditor Agent will both become effective only when the successor Intercreditor Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Intercreditor Agent will succeed to the position of the retiring Intercreditor Agent and Intercreditor Agent will mean the successor Intercreditor Agent.

(f)                                    The retiring Intercreditor Agent must, at its own cost, make available to the successor Intercreditor Agent such documents and records and provide such assistance as the successor Intercreditor Agent may reasonably request for the purposes of performing its functions as the Intercreditor Agent under the Finance Documents.

(g)                                 Upon its resignation becoming effective, this Clause will continue to benefit a retiring Intercreditor Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Intercreditor Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Intercreditor Agent, require it to resign under paragraph (b) above.

12.14                 Relationship with Lenders

(a)                                  The Intercreditor Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 The Intercreditor Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

12.15                 Intercreditor Agent’s management time

If the Intercreditor Agent requires, any amount payable to the Intercreditor Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Intercreditor Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Intercreditor Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Intercreditor Agent under any other term of the Finance Documents.

13.                               EXPENSES

13.1                        Initial and special costs

The Company shall forthwith on demand pay the amount of all costs and expenses (including legal fees) properly incurred by any Lender and the Intercreditor Agent in connection with:

(a)                                  the negotiation, preparation, printing and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Document (other than an Accession Agreement) executed after the date of this Agreement; and

(b)                                 any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document.

13.2                        Enforcement costs

The Company shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

14.                               CHANGES TO THE PARTIES

14.1                        Transfer by Obligors

No Obligor may assign, transfer or novate or dispose of any of, or any interest in, any of its rights and/or obligations under the Finance Documents.

14.2                        Accession by Additional Obligors

(a)                                  The Company must ensure that each Borrowing Group Member (other than an Original Obligor) which is a party to an Affected Facility becomes an Additional Obligor in the manner required by this Clause 14.2 as soon as reasonably practicable and in any event not later than 31st January, 2004.

(b)                                 The relevant Borrowing Group Member will become an Additional Obligor and be bound by all the obligations under the Finance Documents as if it had been originally party to those documents as an Obligor when the Intercreditor Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence listed in Part 3 of Schedule 2 (Additional Obligor conditions precedent documents) in form and substance satisfactory to it. The Intercreditor Agent must give this notification as soon as reasonably practicable.

(c)                                  Delivery of an Accession Agreement, executed by the relevant Borrowing Group Member and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the representations set out in Clause 8 which are to be repeated and under Clauses 8.19, 8.20 and 8.23 as if repeated are then correct.

(d)                                 Paragraph (a) does not apply to Primester for as long as it has no loan outstanding under the Primester Facility.

14.3                        Transfers by Lenders

(a)                                  No Lender may assign, transfer or novate any of its rights and/or obligations under any of the Finance Documents unless and until the assignee or transferee has delivered a duly executed Accession Agreement to the Intercreditor Agent.

(b)                                 Notwithstanding paragraph (a) above, no Lender which is or is to become a party to the Refinancing Facilities Agreement may assign, transfer or novate any of its rights and/or obligations under any of the Finance Documents (except to an Affiliate which has delivered an Accession Agreement pursuant to paragraph (a)) unless and until the Refinancing Facilities Agreement has been executed by all parties thereto.

14.4                        Accession by Lenders

(a)                                  During the Secured Intercreditor Period, upon the delivery to the Intercreditor Agent of a duly executed Accession Agreement the bank or financial institution which is party to that Accession Agreement will become a party to:

(i)                                     this Agreement; and, to the extent entered into at that time,

(ii)                                  the Security Sharing Agreement;

(iii)                               the Subordination Agreement; and

(together the Agreements) as a Lender; or

(b)                                 Any person becoming a party to the Agreements under paragraph (a) shall be entitled to the benefit of all the provisions and bound by all of the obligations in the Agreements with effect from the date of accession as if it had been an original party to those Agreements.

14.5                        Register

The Intercreditor Agent shall keep a register of all the Parties and shall supply any other Party (at that Party’s expense) with a copy of the register on request.

15.                               AMENDMENTS AND WAIVERS

15.1                        Procedure

(a)                                  Except as provided in this Clause, any term of a Finance Document may be amended or waived with the agreement of the Company, the Intercreditor Agent and the Majority Lenders. The Intercreditor Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b)                                 The Intercreditor Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a), and any such amendment or waiver shall be binding on all the Parties.

15.2                        Exceptions

(a)                                  An amendment or waiver not agreed by a Finance Party which:

(i)                                     relates to the definition of Insolvency Event, Majority Lenders, Finance Documents, Transaction Documents, Exposure, Enforcement Action or Term Date (other than as expressly provided in the definition thereof) in Clause 1.1 (Definitions);

(ii)                                  an extension of the date of payment of any amount to a Lender payable under the Finance Documents;

(iii)                               relates to a reduction in the amount of any payment of fees or other amount payable to a Lender under the Finance Documents or Facility Agreement to which that Party is a party;

(iv)                              relates to Clause 3 (Secured Intercreditor Period), Clause 4.1 (Affected Facilities), Clause 7 (Mandatory prepayment and cancellation), Clause 11.3 (Non-payment), Clause 11.7 (Insolvency) through to 11.12 (Analogous proceedings) (inclusive), Clause 11.14 (Effectiveness of Finance Documents) or Clause 11.20(a) (Enforcement Action);

(v)                                 relates to Clause 14.1 (Transfer by Obligors) and Clause 14.3 (Transfers by Lenders);

(vi)                              relates to Clause 4.11 (Amendments to Affected Facilities);

(vii)                           relates to a guarantee under this Agreement or a Security Document in favour of that Finance Party or any of the Agreed Security Principles;

(viii)                        relates to this Clause 15 (Amendments and waivers); or

(ix)                                relates to a term or satisfaction of a condition of a Finance Document which expressly requires the consent or determination of that Party,

is not binding on that Party.

(b)                                 An amendment or waiver which affects the rights and/or obligations of the Intercreditor Agent, or the rights of the Co-ordinating Committee in respect of Clauses 12.2 (The Members) and 19 (Co-ordinating Committee) may not be effected without respectively the prior written consent of the Intercreditor Agent or the Co-ordinating Committee as applicable.

15.3                        Waivers and remedies cumulative

The rights of each Finance Party under this Agreement:

(a)                                  may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.                               CONFIDENTIALITY

(a)                                  Each Finance Party must keep confidential the terms of the Finance Documents and any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)                                  in connection with any legal, regulatory or arbitration proceedings;

(iii)                               if required to do so under any law or regulation;

(iv)                              to a government, banking, taxation or other regulatory authority;

(v)                                 to its officers, directors, employees and professional advisers;

(vi)                              to the extent allowed under paragraph (b) below; or

(vii)                           with the agreement of the relevant Obligor.

The provisions of this paragraph supersede and override any other confidentiality agreement or undertaking signed between any Finance Party and any member of the Group in respect of any information supplied pursuant to the Finance Documents except information expressly provided to the Finance Parties prior to the date of this Agreement subject to that other confidentiality agreement or undertaking.

(b)                                 A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)                                     a copy of this Agreement and any other Finance Document to which it is a party; and

(ii)                                  any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

17.                               STAMP DUTIES

The Company shall pay, and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

18.                               INDEMNITIES

18.1                        Currency indemnity

(a)                                  Each Obligor must, as an independent obligation, indemnify each Finance Party against any loss or liability (including any exchange costs and taxes) which that Finance Party incurs as a consequence of:

(i)                                     that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)                                  that liability being converted into a claim, proof, judgement or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)                                 Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

18.2                        Other indemnities

(a)                                  The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     the occurrence of any Default;

(ii)                                  any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement or under the Subordination Agreement.

(b)                                 The Company must indemnify the Intercreditor Agent against any loss or liability incurred by the Intercreditor Agent as a result of:

(i)                                     investigating any event which the Intercreditor Agent reasonably believes to be a Default; or

(ii)                                  acting or relying on any notice which the Intercreditor Agent reasonably believes to be genuine, correct and appropriately authorised.

19.                               CO-ORDINATING COMMITTEE

(a)                                  It is acknowledged by each Lender and by each Borrowing Group Member that:

(i)                                     each Member will be entitled to receive and retain for its own use and benefit from Borrowing Group Members the fees in respect of the performance of its respective role as such which have been agreed prior to the date upon which this Agreement becomes effective;

(ii)                                  in connection with this Agreement and the matters the subject hereof or referred to herein no Lender has relied upon information or advice provided by any Member and to the extent it has any relationship with that party in its capacity as a Member, none of the Members shall be liable to any signatory for any action taken or omitted to be taken or for the exercise of any discretion by it in connection with any matter contemplated hereby and shall not be responsible for the efficiency, validity, enforceability or sufficiency of this Agreement or any matter the subject hereof or referred to in this Agreement; and

(iii)                               the Borrowing Group Members shall be jointly and severally liable to reimburse each Member for all out-of-pocket expenses (including the fees of professional advisers appointed to advise the Co-ordinating Committee) together with value added tax thereon, if any, incurred by it in connection with the performance of its role as such.

(b)                                 The provisions of Clause 12.2 (The Members) and this Clause 19 shall survive termination of this Agreement and each Member may rely upon and enforce Clauses 12.2 (The Members), Clause 15.2(b) and this Clause under the Contracts (Rights of Third Parties Act) 1999.

20.                               SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

21.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

22.                               NOTICES

22.1                        Giving of Notices

(a)                                  All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be given in person, by post, facsimile or e-mail. Any such notice will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)                               if by facsimile, when received in legible form; and

(iv)                              if by e-mail or any other electronic communication, when received in legible form.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(b)                                 For the purposes of the Finance Documents, an electronic communication will be treated as being in writing.

(c)                                  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

22.2                        Addresses for Notices

(a)                                  The address, facsimile number and e-mail address of each Party (other than the Company and Intercreditor Agent) for all notices under or in connection with the Finance Documents are those most recently notified in writing by that Party for this purpose to the Intercreditor Agent.

(b)                                 The contact details of the Company for this purpose are:

Rhodia
26 quai Alphonse le Gallo
92100 Boulogne Billancourt Cedex

Facsimile number: +33 (1) 55 38 44 71 / 21

Attention: Chief Financial Officer and General Counsel

(c)                                  The contact details of the Intercreditor Agent for this purpose are:

BNP Paribas
European Agency/Middle Office Group
37, Place du Marché St. Honoré
75031 Paris Cedex 01

Facsimile number: + 33 (1) 42 98 43 17

Attention: Raymond Banzon/Isabelle Blandin/Catherine Staneso

(d)                                 The Intercreditor Agent shall, promptly upon request from any Party, give to that Party the address, facsimile number or e-mail address of any other Party applicable at the time for the purposes of this Clause.

22.3                        Obligors

(a)                                  All communications under the Finance Documents to or from an Obligor must be sent through the Intercreditor Agent.

(b)                                 All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)                                     to give and receive all communications under the Finance Documents; and

(ii)                                  to sign all documents under or in connection with the Finance Documents.

(d)                                 Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)                                  The Intercreditor Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

23.                               LANGUAGE

(a)                                  Any notice given under or in connection with any Finance Document shall be in English.

(b)                                 Any Existing Facility if not in English shall if requested by the Intercreditor Agent (acting in good faith) be accompanied by a certified English translation and, for the purposes of this Agreement only, the English translation shall prevail unless the document is a statutory or other official document.

(c)                                  All other documents provided under or in connection with any Finance Document shall be:

(i)                                     in English; or

(ii)                                  if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

24.                               JURISDICTION

24.1                        Submission

For the benefit of each Finance Party, each Obligor agrees that:

(a)                                  the courts of England have exclusive jurisdiction to settle any disputes in connection with the Finance Documents and the English Courts are the most appropriate and convenient courts to settle any such disputes.

(b)                                 Without prejudice to paragraph (a) above and for the benefit of each Finance Party, each Obligor agrees that any New York State Court or Federal Court sitting in New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

24.2                        Service of process

Without prejudice to any other mode of service, each Obligor not incorporated in England and Wales:

(a)                                  irrevocably appoints Rhodia Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)                                 irrevocably appoints Rhodia Inc. as its agent for service of process, where required, in relation to any proceedings before any courts located in the State of New York in connection with any Finance Document;

(c)                                  agrees that failure by the process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

(d)                                 consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being notified under Clause 22 (Notices).

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Intercreditor Agent. Failing this, the Intercreditor Agent may appoint another agent for this purpose.

24.3                        Forum convenience and enforcement abroad

Each Obligor:

(a)                                  waives objection to the English and New York State and Federal Courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

(b)                                 agrees that a judgement or order of an English or New York State or Federal Court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

24.4                        Non-exclusivity

Nothing in this Clause 24 limits the right of any Finance Party to bring proceedings against an Obligor in connection with the Finance Documents:

(a)                                  in any other court of competent jurisdiction; or

(b)                                 concurrently in more than one jurisdiction.

25.                               WAIVER OF IMMUNITY

25.1                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)                                  agrees that if a Finance Party brings proceedings against it or its assets in relation to the Finance Documents, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)                                 waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c)                                  consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

25.2                        Waiver of trial by jury

THE OBLIGORS AND THE FINANCE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

26.                               GOVERNING LAW

This Agreement shall be governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

VARIOUS PARTIES

PART 1

THE BORROWING GROUP

Country	Borrowing Group Member

Algeria	RHODIA ALGERIE SPA
Belgium	RHODIA BELGIUM (ex RHONE-POULENC BELGIQUE)
Belgium	RHODIA CHEMIE N.V. (ex RHONE-POULENC CHEMIE N.V.)
Brazil	RHODIA BRASIL LTDA
Brazil	RHODIA POLIAMIDA E ESPECIALIDADES LTDA.
Canada	RHODIA CANADA INC. (ex RHONE-POULENC SPECIALTY CHEMICALS LTD) (ex ALKARIL CANADA LTD)
China	RHODIA CHINA CO. LIMITED
China	BAOTOU RHODIA RARE EARTH COMPANY LTD (ex BAOTOU LUXI RHONE RARE EARTHS CO LTD)
China	BEIJING RHODIA EASTERN CHEMICAL Co. Ltd (ex Beijing Rhodia Eastern Chemical Co Ltd)
China	JADE FINE CHEMICALS (Wuxi) Co. Ltd
China	LIYANG RHODIA FOUNDER RARE EARTH NEW MATERIAL CO LTD
China	RHODIA HENGCHANG (ZHANGJIAGANG) SPECIALTY CHEMICAL CO. LTD
China	RHODIA INTERNATIONAL TRADING
China	RHODIA SILICA QINGDAO Co Ltd (ex Rhodia Qingdao Silica Co Ltd)
China	RHODIA SPECIALTY CHEMICALS WUXI Co Ltd (ex RHONE-POULENC SPECIALTY CHEMICALS WUXI Co Ltd)
China	RHODIA WUXI PHARMACEUTICAL CO. LTD
China	RUOHAI (ZHEJIANG) FINE CHEMICALS CO. LTD
China	SHANGHAI LONGMA ENGINEERING PLASTICS CO LTD
China	YINGKOU YINGLONG CHEMICAL FIBER COMPANY LIMITED
Colombia	RHODIA COLOMBIA LTDA
Denmark	RHODIA DANMARK A/S
Egypt	RHODIA EGYPT CHEMICALS S.A.E. (ex RP EGYPT CHEMICALS)
Egypt	RHODIA EGYPT DISTRIBUTION
France	RHODIA S.A.
France	NOVACARB (ex Rhod M)
France	ORELIS (ex TECH SEP)
France	RHODIA ACETOL (ex RHONE-POULENC ACETOL)
France	RHODIA CHIMIE (ex RHONE-POULENC CHIMIE)
France	RHODIA ECO SERVICES (ex RHODIA FIN)
France	RHODIA ELECTRONICS AND CATALYSIS (ex Rhodia Terres Rares)
France	RHODIA ENERGY (ex RHOD E)
France	RHODIA ENGINEERING PLASTICS S.A.S.
France	RHODIA ETANCHEITE (ex RHONE-POULENC ETANCHEITE FRANCE)
France	RHODIA FOOD (ex TEXEL)
France	RHODIA HPCII (ex RHOD C)
France	RHODIA INTERMEDIAIRES (ex RHOD F)
France	RHODIA ORGANIQUE (ex RHONE J)
France	RHODIA P.I. BELLE ETOILE (ex RHODIA BELLE ETOILE)
France	RHODIA P.I. CHALAMPE (ex RHODIA ALSACHIMIE)
France	RHODIA PERFORMANCE FIBRES
France	RHODIA POLYAMIDE INTERMEDIATES (ex RHODIA FIBER AND RESIN INTERMEDIATES)
France	RHODIA PPMC (ex BEVALOID)
France	RHODIA RECHERCHES (ex RP RECHERCHES)
France	RHODIA SERVICES (ex RHODIA)
France	RHODIA SILICES (ex RHOD B)
France	RHODIA SILICONES (ex RHOD A)
France	RHODIGAZ
France	RHODITECH (ex RHOD D)
Germany	RHODIA ACETOW GMBH (ex RHONE-POULENC RHODIA AG)
Germany	RHODIA DEUTSCHLAND GmbH (ex RHONE-POULENC DEUTSCHLAND GmbH)
Germany	RHODIA SILICON GmbH (ex RHONE-POULENC SILICON GMBH)
Great-Britain	RHODIA CONSUMER SPECIALTIES LIMITED (ex Albright & Wilson UK Ltd)
Great-Britain	RHODIA ECO SERVICES LIMITED (ex Staveley Chemicals Ltd)
Great-Britain	RHODIA FOOD UK LIMITED (ex Sisyphus 014 Ltd)
Great-Britain	RHODIA HPCII UK LIMITED (ex Sisyphus 013 Ltd)
Great-Britain	RHODIA INDUSTRIAL SPECIALTIES (ex Sisyphus 012 Ltd)
Great-Britain	RHODIA LIMITED (ex Rhône-Poulenc Chemicals Ltd)
Great-Britain	RHODIA ORGANIQUE FINE LIMITED (ex Sisyphus 011 Ltd)
Great-Britain	RHODIA PHARMA SOLUTIONS LIMITED (ex Rhodia Chirex Ltd)
Great-Britain	RHODIA SEALANTS LIMITED (ex Rhône-Poulenc Vispak Ltd)
Greece	RHODIA HELLAS SA (ex Rhône-Poulenc Hellas S.A.)
Guatemala	RHODIA DE CENTROAMERICA S/A (EX— RHODIA GUATEMALA)
Hong Kong	RHODIA HONG KONG LIMITED (ex Rhône-Poulenc Asia Ltd)
India	ALBRIGHT & WILSON CHEMICALS INDIA LIMITED (ex Albright Morarji and Pandit Ltd)
India	RHODIA CHEMICALS INDIA LTD (ex Rhône-Poulenc Chemicals (India) Ltd)
Italy	RHODIA ENGINEERING PLASTICS Srl
Italy	RHODIA GERONAZZO SpA (ex RHONE-POULENC GERONAZZO Spa)
Italy	RHODIA ITALIA S.p.A. (ex Rhône-Poulenc Chimica)
Italy	RHODIA PERF FIBRES s.r.l.
Italy	RHODIA SILICONI ITALIA
Ivory Coast	RHODIA OUEST AFRIQUE
Japan	ANAN KASEI CO., LTD
Japan	RHODIA JAPAN LTD
Japan	RHODIA NICCA Ltd (ex RHONE-POULENC NICCA)
Korea (South)	RHODIA SILICA KOREA (ex Rhodia Kofran Ltd)
Korea (South)	RHODIA KOREA LTD (ex Rhône-Poulenc Korea Ltd)
Korea (South)	RHODIA POLYAMIDE CO Ltd
Lebanon	RHODIA MASHREK (ex Rhodia Liban Sal)
Malaysia	ALBRIGHT & WILSON (MALAYSIA) Sdn Bhd (ex Josen Chemical Sdn Bhd) / Rhodia Consummer Specialties (?)
Malaysia	RHODIA MALAYSIA SDN.BHD (ex RHONE-POULENC MALAYSIA SDN.BHD)
Malaysia	RHODIA SILICONES MALAYSIA SDN BHD (formerly Rhône-Poulenc Malaysia Sdn Bhd)
Mexico	RHODIA FOSFATADOS DE MEXICO S.A. DE CV
Morocco	RHODIA MAROC (ex RHONE-POULENC MAROC)
Peru	RHODIA PERU S/A
Philippines	RHODIA PHILIPPINES INC.
Poland	RHODIA FOOD BIOLACTA Sp.z.o.o. (ex BIOLACTA TEXEL)
Romania	RHODIA ROMANIA SRL (ex Rhône-Poulenc Romania SRL)
Singapore	RHODIA ASIA PACIFIC PTE LTD (ex Rhodia Consumer Specialties Asia Pacific Pte Ltd)
Singapore	RHODIA SINGAPORE PTE LTD (ex Rhône-Poulenc Singapore Pte Ltd)
Slovak Republic	RHODIA INDUSTRIAL YARNS, a.s.
South Africa	RHODIA SOUTH AFRICA (PTY) Ltd (ex RHONE-POULENC SOUTH AFRICA (PTY) LTD)
Spain	RHODIA HOME, PERSONAL CARE AND INDUSTRIAL INGREDIENTS ESPANA SA
Spain	RHODIA IBERIA SA (ex RHONE-POULENC INDUSTRIAL SA)
Spain	RHODIA IBERLATEX
Spain	RHODIA SILICONAS ESPANA S.A.
Sweden	RHODIA SVERIGE AB (ex Rhône-Poulenc Sverige AB)
Switzerland	RHODIA CAPITAL MARKET (ex RHONE-POULENC (SUISSE) S.A.)
Switzerland	RHODIA INDUSTRIAL YARNS A.G. (ex RHODIA FILTEC A.G.)
Taiwan	RHODIA ENGINEERING PLASTICS Co, Ltd
Thailand	RHODIA PPMC THAILAND (ex Awat Thai Ltd)
Thailand	RHODIA THAI INDUSTRIES LTD (ex Rhône-Poulenc Thai Industries Ltd)
Thailand	RHODIA THAILAND LTD (ex Rhône-Poulenc Chemicals (Thailand) Ltd)
United Arab Emirates	RHODIA FZE (ex Rhodia Trading FZE)
United States	PRIMESTER
United States	RHODIA ELECTRONICS AND CATALYSIS INC.
United States	RHODIA INC
Venezuela	RHODIA ACETOW VENEZUELA C.A.
Venezuela	RHODIA SILICES DE VENEZUELA C.A.

PART 2

THE ORIGINAL OBLIGORS

Country	Original Obligors

Brazil	RHODIA POLIAMIDA E ESPECIALIDADES LTDA.
China	RHODIA HENGCHANG (ZHANGJIAGANG) SPECIALTY CHEMICAL CO. LTD
China	RHODIA WUXI PHARMACEUTICAL CO. LTD
China	RHODIA CHINA CO. LIMITED
France	RHODIA S.A.
Japan	RHODIA JAPAN LTD
Mexico	RHODIA FOSFATADOS DE MEXICO S.A. DE CV
Switzerland	RHODIA CAPITAL MARKET (ex RHONE-POULENC (SUISSE) S.A.)
Taiwan	RHODIA ENGINEERING PLASTICS Co, Ltd
United States	RHODIA INC
Venezuela	RHODIA ACETOW VENEZUELA C.A.

PART 3

ORIGINAL LENDERS

BNP PARIBAS
CRÉDIT LYONNAIS S.A.
CRÉDIT INDUSTRIEL ET COMMERCIAL
BANQUE DE L’ECONOMIE DU COMMERCE ET DE LA MONETIQUE
CSFB
WACHOVIA
BAYERISCHE LANDESBANK
SOCIÉTÉ GÉNÉRALE
THE BANK OF TOKYO-MITSUBISHI, LTD.
FORTIS BANK N.V.
NATEXIS BANQUES POPULAIRES
CCF
STANDARD CHARTERED BANK
THE ROYAL BANK OF SCOTLAND PLC
BANCO BILBAO VIZCAYA ARGENTARIA
JPMORGAN CHASE BANK
ING BANK N.V.
UNICREDITO ITALIANO
UFJ BANK NEDERLAND N.V.
UFJ BANK LIMITED
CITIBANK INTERNATIONAL PLC
LANDES GIROZENTRALE
COMERICA

PART 4

FACILITY AGENTS

BNP PARIBAS

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

CONDITIONS PRECEDENT DOCUMENTS TO BE PROVIDED IN FORM AND SUBSTANCE SATISFACTORY

TO EACH ORIGINAL LENDER ARE MARKED WITH AN ASTERISK (*)

1.                                      Authorisations

1.1                                 A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) or any other constitutional document of each Original Obligor including, for any Original Obligor incorporated in France, a K-bis extract from the Trade and Companies Registry related to it.

1.2                                 A copy of a resolution of the board of directors of each Original Obligor authorising the entry into, execution and performance of this Agreement and the Finance Documents to which it is a party, and related or ancillary documents and authorising specified persons to execute those on its behalf.

1.3                                 A certificate of an authorised signatory of each Original Obligor or the Company on behalf of each Original Obligor certifying:

(a)                                  that each document delivered under this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;

(b)                                 that the execution of and assumption of obligations under the Finance Documents will not result in any breach of any restriction binding on that Obligor;

(c)                                  as to the identity and specimen signatures of the directors and signatories of that Original Obligor;

(d)                                 that no Default is outstanding relating to it; and

(e)                                  that the representations and warranties made by it in the Finance Documents are correct.

2.                                      Financial Information

(a)                                  A copy of the Original Financial Statements.

(b)                                 Consolidated management accounts, consisting of a balance sheet, profit and loss account and cashflow for the Company.

(c)                                  * The final version (updated from the draft of November, 2003) of the due diligence report of Ernst & Young dated 28th November, 2003 together with confirmation from Ernst & Young that it can be relied upon by the Finance Parties in form and substance satisfactory to the Lenders.

3.                                      Agreements and documents

(a)                                  An original of this Agreement executed by each Party.

(b)                                 An original of the Fee Letter(s) and the letter attaching the agreed form of the Refinancing Facilities Term Sheet and each Affected Facilities Agreement listed under heading “Committed Bank lines” in Schedule 3, Securitisation Programme and Lease Facilities.

(c)                                  * An original of the agreed form of the Refinancing Facilities Term Sheet.

(d)                                 Evidence that the amendments referred to in Schedule 9 (Agreed Lease Amendments Principles) have become effective or waiver and consent letters (and notices of satisfaction with conditions precedent thereto where applicable) from each of the lessors under the Lease Facilities to (i) this Agreement, (ii) the Agreed Lease Amendment Principles, (iii) the Agreed Security Principles and (iv) the Refinancing Facilities Term Sheet.

4.                                      Legal opinions

* A legal opinion in the agreed form of Shearman & Sterling LLP, legal advisers to the Company and the Obligors, addressed to the Finance Parties in respect of the Company and Rhodia Inc.

5.                                      Miscellaneous

(a)                                  Confirmation that no insolvency proceedings of the type referred to in Clauses 11.7 (Insolvency) and 11.12 (Analogous proceedings) have been commenced against any Obligor or Material Subsidiary.

(b)                                 Evidence that any process agent referred to in Clause 24.2 (Service of process) has accepted its appointment to be appointed under this Agreement.

(c)                                  Evidence that all fees, expenses and costs properly incurred and then due to any of the Finance Parties, the Lenders, the Members and their legal advisors have been paid in full.

(d)                                 * Evidence that (A) an amount equal to 5 per cent. of the Exposure under each of the Affected Facilities listed under the heading “Prepayable” in Schedule 3 and calculated by reference to the amount set out under the heading “Exposure” in Schedule 3 in respect of each Affected Facility has been prepaid and corresponding commitment cancelled; and (B) the Derivative Deposit (if any) in respect of each Lender (or Affiliate) which has executed this Agreement has been deposited with the relevant Lender (or its Affiliate).

(e)                                  * A copy of the Original Business Plan (including liquidity/analysis).

(f)                                    A copy of the Group Structure Chart.

(g)                                 * Evidence of the status of the renegotiation for the maintenance of and relevant waivers of covenants under the Securitisation Programmes and back-up lines and USPP amendment discussions.

(h)                                 Due diligence reports with respect to the Facility Agreements by Shearman & Sterling and Jones Day.

(i)                                     Information regarding cash pooling.

(j)                                     A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent has notified the Company is considered in good faith to be necessary at that time in connection with the entry into and performance of, and the transactions contemplated by, any Transaction Document or for the validity and enforceability of any Transaction Document.

PART 2

CONDITIONS PRECEDENT DOCUMENTS

In respect of the Security Documents, Security Sharing Agreement or Subordination Agreement as the case may be (the Relevant Documents)

1.                                      Relevant Documents

An original of each executed Relevant Document.

2.                                      Authorisations

2.1                                 A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) or any other constitutional document of each member of the Group party to the Relevant Document including, for any party incorporated in France, a K-bis extract from the Trade and Companies Registry related to it (to the extent not already supplied under Schedule 2 Part 1).

2.2                                 A copy of a resolution of the board of directors of each member of the Group party to the Relevant Documents authorising the entry into, execution and performance of the Relevant Documents to which it is a party, and related or ancillary documents and authorising specified persons to execute those on its behalf.

2.3                                 A certificate of an authorised signatory of each member of the Group party to the Relevant Documents certifying:

(a)                                  that each document delivered under this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Relevant Document;

(b)                                 that the execution of and assumption of its obligations under the Relevant Documents will not result in any breach of any restriction binding on it;

(c)                                  as to the identity and specimen signatures of its directors and signatories;

(d)                                 that no Default is outstanding relating to it; and

(e)                                  that the representations and warranties made by it in the Relevant Documents are correct.

3.                                      Security Documents

(a)                                  At least 2 copies (or, if required in the relevant jurisdiction, such additional copies as are requested by the Finance Parties) of the Security Documents to be entered into in accordance with the Agreed Security Principles, each duly executed by the parties to it.

(b)                                 Registration requirements of Security Documents effected.

(c)                                  Documents necessary for perfection of Security Documents.

(d)                                 A copy of all notices required to be sent under the Security Documents.

(e)                                  A copy of all transfers, share certificates and stock transfer forms or equivalent relating to assets charged by the Security Documents.

(f)                                    Evidence that each creditor has waived in writing any negative pledge or other restriction in its favour that would or could be breached by any member of the Group entering into the Security Documents.

(g)                                 Copies of the Secured Intra Group Loans in an agreed form.

4.                                      Legal opinions

(a)                                  A legal opinion in the agreed form of Shearman & Sterling, legal advisers to the Company and the Obligors, addressed to the Finance Parties.

(b)                                 Other legal opinions in the agreed form from legal advisors to the Company or the Lenders with respect to the Security Documents to be entered into as the Intercreditor Agent or Security Agent considers desirable (acting in good faith).

5.                                      Miscellaneous

(a)                                  Evidence that any process agent referred to in the Relevant Document has accepted its appointment to be appointed thereunder.

(b)                                 Evidence that all fees, expenses and costs properly incurred and then due to any of the Finance Parties, or other creditors party to a Relevant Document, the Members and their legal advisors have been paid in full.

(c)                                  A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent or Security Agent (as the case may be) has notified the Company is considered in good faith to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Relevant Document or for the validity and enforceability of any Relevant Document.

PART 3

ADDITIONAL OBLIGOR CONDITIONS PRECEDENT DOCUMENTS

1.                                      An Accession Agreement duly executed by the Company and the Additional Obligor.

2.                                      Authorisations

2.1                                 A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) or any other constitutional document of each Additional Obligor including, for any Additional Obligor incorporated in France, a K-bis extract from the Trade and Companies Registry related to it.

2.2                                 A copy of a resolution of the board of directors of each Additional Obligor authorising the entry into, execution and performance of this Agreement and the Finance Documents to which it is a party, and related or ancillary documents and authorising specified persons to execute those on its behalf.

2.3                                 A certificate of an authorised signatory of each Additional Obligor certifying:

(a)                                  that each document delivered under this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement;

(b)                                 that the execution of and assumption of obligations under the Finance Documents will not result in any breach of any restriction binding on that Obligor;

(c)                                  as to the identity and specimen signatures of the directors and signatories of that Additional Obligor;

(d)                                 that no Default is outstanding relating to it; and

(e)                                  that the representations and warranties made by it in the Finance Documents are correct.

3.                                      A legal opinion from legal advisers to the Company with respect to the entry into of the Finance Documents by that Additional Obligor with respect to the law of the place of its incorporation.

4.                                      Miscellaneous

(a)                                  Evidence that any process agent referred to in the Finance Documents has accepted its appointment to be appointed thereunder.

(b)                                 Evidence that all fees, expenses and costs properly incurred and then due to any of the Finance Parties, or other creditors party to a Finance Document, the Members and their legal advisors have been paid in full.

(c)                                  A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent or Security Agent (as the case may be) has notified the Company is considered in good faith to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

Any text that has been deleted pursuant to Rhodia's confidential treatment request is marked [“***”] herein and has been separately submitted with the U.S. Securities and Exchange Commission.

SCHEDULE 3

THE EXISTING FACILITIES, AFFECTED FACILITIES AND EXPOSURES

[***]

[3 PAGES DELETED, INCLUDING THIS PAGE, AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED SCHEDULE.]

SCHEDULE 4

SECURITY - EXISTING SECURITY INTERESTS

Existing Security Interests

More than 50% owned Subsidiaries

Mature of the security interest	Entity Enterprises	Beneficiary	Amount (EUR)	Purpose*
Cash Deposit	Rhodia Engineering Plastics Taiwan Co. Ltd.	BNP Paribas	50,844	NO
Fixed assets Mortgage	Baotou Rhodia Rare Earth Co. Ltd.	Bank of China	2,968,668	YES
Cash deposit	Rhodia Wuxi Pharmaceutical Co. Ltd.	Bank of China	70,512	YES
Cash deposit	Rhodia Finance International B.V.	Natexis Banques Popularies]	10,579,529	NO
Mortgage	Rhodia Brazil	Social Security Authority	1,611,303	NO
Equipments	Rhodia Poliamida & Especialidados	Tax Judicial Proceedings	848,064	NO
Cash deposit	Rhodia Brazil + Rhodia Poliamida & Especialidados	Judicial Proceedings	9,490,208	NO
Fixed Assets	Rhodia Mexicana SA de CV	Mexican Customs	31,015,508	NO
Cash deposit	Rhodia SA	Natexis	1,491,000	NO
Collateral Cash	Rhodia Italia	Mediobanca	11,924,291	NO
Cash Deposit	Rhodia Silicones	Credit Mutual-Sales of Receivables	256,602	NO
Cash Deposit	Rhodia Silicas	Credit Mutual-Sales of Receivables	621,647	NO
Cash Deposit	Rhodia PPMC	Credit Mutual-Sales of Receivables	1,180,711	NO
Cash Deposit	Rhodia HPCII	Credit Mutual-Sales of Receivables	—	NO
Cash Deposit	Rhodia Polyamide Intermediates	Credit Mutual-Sales of Receivables	2,454,177	NO
Cash Deposit	Rhodia Performances Fibres	Credit Mutual-Sales of Receivables	20,083	NO
Cash Deposit	Rhodia Electronics & Catalysis	Credit Mutual-Sales of Receivables	783,884	NO
Cash Deposit	Rhodiatech	Credit Mutual-Sales of Receivables	160,860	NO
Cash Deposit	Rhodia Pi Belle Etoille	Credit Mutual-Sales of Receivables	140,565	NO
Cash Deposit	Rhodia Pi Chalampe	Credit Mutual-Sales of Receivables	12,963	NO
Cash Deposit	Rhodia Acetol	Credit Mutual-Sales of Receivables	164,195	NO
Cash Deposit	RHODIA ENERGY	Credit Mutual-Sales of Receivables	172,817	NO
Cash Deposit	RHODIA ECO SERVICES SULFURIQUE	Credit Mutual-Sales of Receivables	1,540,766	NO
Cash deposit	Rhodia Asia Pacifique Pte Ltd	Standard Chartered Bank	32,053	NO
Cash deposit	Albright & Wilson Chemicals India Ltd	Various (electricity, Water, phone...)	166,911	NO
Total More than 50% owned Subsidiaries			77,847,434

Relevant Entities (less than 50% owned) listed in Schedule 1

Mature of the security interest	Entity Enterprises	Beneficiary	Amount (EUR)	Purpose*
Fixed assets	Liyang Rhodia Founder Rare Earth Co. Ltd	Banques chinoises (ICBC,ABC, UAC)	20,055,604	YES

Total Relevant Entities (less than 50% owned)			20,055,604

TOTAL			97,903,038

* YES if realted to financial debt of Subsidiaries more than 50% owned or relevant Entities listed in Schedule 1

SCHEDULE 5

ACCESSION AGREEMENT

To:	[INTERCREDITOR AGENT] as Intercreditor Agent
From:	[PROPOSED LENDER][ADDITIONAL OBLIGOR] [and Company]

RHODIA S.A.-Secured Co-ordination Agreement dated [          ] (the Secured Co-ordination Agreement).

We refer to the Secured Co-ordination Agreement. This is an Accession Agreement.

Capitalised terms used in this Accession Agreement have the same meaning as in the Secured Co-ordination Agreement.

We [Lender][Additional Obligor] hereby agree to become a party to:

(a)                                  the Secured Co-ordination Agreement;

(b)                                 the Security Sharing Agreement; and

(c)                                  the Subordination Agreement.

(together the Agreements),

as * [a Lender][an Additional Obligor] and to be bound by and comply with the terms of the Agreements as a [Lender][Additional Obligor] in accordance with the terms of the Secured Co-ordination Agreement.

[We confirm that as at [                    ] [today’s date] the following principal amounts were owing [to/by us] under the following Facilities.

Details of Facility Principal Exposure

[                        ] [                        ] [**]

Our address for notices for the purposes of the Secured Co-ordination Agreement is:

[                                                   ]

This Agreement is governed by English law.

[Appropriate execution provision for Lender]***

Company

RHODIA S.A.

By:

* Complete as applicable

Any text that has been deleted pursuant to Rhodia’s confidential treatment request is marked [“***”] herein and has been separately submitted with the U.S. Securities and Exchange Commission.

SCHEDULE 6

BUSINESS PLAN INCLUDING LIQUIDITY ANALYSIS

PART 1

RHODIA BUSINESS PLAN AFTER DISPOSALS

[***]

[2 PAGES DELETED, INCLUDING THIS PAGE, AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PART OF THE SCHEDULE.]

Any text that has been deleted pursuant to Rhodia’s confidential treatment request is marked [“***”] herein and has been separately submitted with the U.S. Securities and Exchange Commission.

PART 2

LIQUIDITY ANALYSIS

[***]

[2 PAGES DELETED, INCLUDING THIS PAGE, AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PART OF THE SCHEDULE.]

SCHEDULE 7

INTER-COMPANY LOANS

PART 1

INTERCOMPANY LOANS/BORROWINGS BETWEEN RHODIA S.A. AND ITS SUBSIDIARIES

Transaction	Consolidation method	Subsidiary	Drawdown	Maturity	Interest	Nominal Amount	Currency Rate	Closing Price	Closing Amount

Subsidiary Lender	Fully consolidated	Albright & Wilson Chemicals Pty Ltd	21/11/03	19/12/03	5.07	15,633,693.18	AUD	/1.65830	9,427,542.17
Subsidiary Lender	Fully consolidated	Rhodia Performance Fibres GmbH	28/11/03	30/01/04	2.645	63,355.78	CAD	/1.55520	40,738.03
Subsidiary Lender	Non-conslidated	Rhodia Financial Services	21/11/03	19/12/03	0.055	800,262.28	CHF	/1.54840	516,831.75
Subsidiary Lender	Fully consolidated	Rhodia Industrial Yarns AG	21/11/03	15/12/03	0.06333	29,418,426.88	CHF	/1.54840	18,999,242.37
Subsidiary Lender	Fully consolidated	Rhodia Industrial Yarns AG	28/11/03	15/12/03	0.18	3,500,000.00	CHF	/1.54840	2,260,397.83
Subsidiary Lender	Fully consolidated	Rhodia Industrial Yarns AG	27/11/03	03/12/03	0.05167	15,000,000.00	CHF	/1.54840	9,687,419.27
Subsidiary Lender	Fully consolidated	Rhodia Industrial Yarns AG	28/11/03	15/12/03	0.04833	1,066,139.70	CHF	/1.54840	688,542.82
Subsidiary Lender	Fully consolidated	Participation Et de Gestion	30/06/03	30/12/03	0.01	21,337,992.07	CHF	/1.54840	13,780,671.71
Subsidiary Lender	Fully consolidated	Rhodia Chem Italia S.P.A.	07/11/03	01/12/03	3.579	15,500,000.00	EUR	1	15,500,000.00
Subsidiary Lender	Fully consolidated	Rhodia Iberia	21/11/03	19/12/03	1.94	10,034,730.51	EUR	1	10,034,730.51
Subsidiary Lender	Fully consolidated	Rhodia Engineering Plastics NV	04/11/03	04/12/03	1.969	17,637,894.77	EUR	1	17,637,894.77
Subsidiary Lender	Fully consolidated	Rhodia Acetow AG	16/10/03	16/01/04	2.963	5,000,000.00	EUR	1	5,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Acetow AG	16/10/03	16/01/04	2.963	5,000,000.00	EUR	1	5,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Chem Italia S.P.A.	03/11/03	01/12/03	3.044	40,000,000.00	EUR	1	40,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Chimie	09/10/03	07/10/04	2	185,000,000.00	EUR	1	185,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Finance	01/08/03	29/12/03	1.818	66,581,152.76	EUR	1	66,581,152.76
Subsidiary Lender	Fully consolidated	Rhodia Hpcii Espagne	27/11/03	29/12/03	1.968	2,742,946.03	EUR	1	2,742,946.03
Subsidiary Lender	Fully consolidated	Rhodia Deutschland GmbH	28/11/03	01/12/03	1.968	3,000,000.00	EUR	1	3,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Energy SAS	28/11/03	05/12/03	3.393	8,801.36	EUR	1	8,801.36
Subsidiary Lender	Fully consolidated	Rhodia Deutschland GmbH	28/11/03	01/12/03	1.968	1,800,000.00	EUR	1	1,800,000.00
Subsidiary Lender	Fully consolidated	Rhodia Siliconas Espana SA	27/11/03	29/12/03	1.943	2,172,626.25	EUR	1	2,172,626.25
Subsidiary Lender	Fully consolidated	Rhodia Iberlatex Espana	27/11/03	29/12/03	1.943	2,177,134.78	EUR	1	2,177,134.78
Subsidiary Lender	Fully consolidated	Rhodia Iberlatex Espana	28/11/03	29/12/03	1.943	4,390,455.29	EUR	1	4,390,455.29
Subsidiary Lender	Fully consolidated	Rhodia Iberia	27/11/03	10/12/03	1.943	8,000,000.00	EUR	1	8,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Intl Holdings BV	28/11/03	15/01/04	1.9805	21,034,469.41	EUR	1	21,034,469.41
Subsidiary Lender	Fully consolidated	Rhodia Siliconas Espana SA	28/11/03	29/12/03	1.943	4,401,007.82	EUR	1	4,401,007.82
Subsidiary Lender	Fully consolidated	Rhodia Deutschland GmbH	27/11/03	04/12/03	1.988	18,000,000.00	EUR	1	18,000,000.00
Subsidiary Lender	Fully consolidated	Rhodia Chimie	02/09/03	02/12/03	2.026	91,170,904.99	EUR	1	91,170,904.99
Subsidiary Lender	Fully consolidated	Rhodia Limited	21/11/03	19/12/03	4.72031	17,185,145.28	GBP	/0.69710	24,652,338.66
Subsidiary Lender	Fully consolidated	Rhodia Limited	26/11/03	19/12/03	4.71781	195,087.29	GBP	/0.69710	279,855.53
Subsidiary Lender	Fully consolidated	Rhodia Reorganisation Ltd	28/11/03	31/12/03	4.7025	223,026,510.90	GBP	/0.69710	319,934,745.23
Subsidiary Lender	Fully consolidated	Rhodia Limited	28/11/03	01/12/03	3.43719	1,042,050.00	GBP	/0.69710	1,494,835.75
Subsidiary Lender	Fully consolidated	Rhodia Limited	28/11/03	19/12/03	4.68	4,477,089.82	GBP	/0.69710	6,422,449.89
Subsidiary Lender	Fully consolidated	Rhodia Limited	28/11/03	19/12/03	4.68	1,848,000.00	GBP	/0.69710	2,650,982.64
Subsidiary Lender	Fully consolidated	Rhodia ind. Yarns Daugavpils	24/10/03	03/12/03	2.725	2,510,547.87	LVL	/0.65550	3,829,973.87
Subsidiary Lender	Fully consolidated	Participations Chimiques c/o Sefige	30/09/03	29/12/03	1.035	481,569.65	USD	/1.19940	401,508.80
Subsidiary Lender	Fully consolidated	Rhodia Performance Fibres GmbH	28/11/03	30/12/03	0.99375	138,766.10	USD	/1.19940	115,696.26
Subsidiary Lender	Fully consolidated	Alaver	25/06/03	22/12/03	1.49	8,076,904.30	USD	/1.19940	6,734,120.64
Subsidiary Borrower	Fully consolidated	Rhodia Canada Inc	30/09/03	03/12/03	4.93833	14,278,400.00	CAD	/1.55520	9,181,069.96
Subsidiary Borrower	Fully consolidated	Rhodia Canada Inc	28/10/03	03/12/03	4.98667	2,000,000.00	CAD	/1.55520	1,286,008.23
Subsidiary Borrower	Fully consolidated	Rhodia Industrial Yarns AG	21/11/03	15/12/03	0.06333	2,000,000.00	CHF	/1.54840	1,291,655.90
Subsidiary Borrower	Fully consolidated	Gesmo	18/09/03	18/12/03	3	5,362,224.53	CHF	/1.54840	3,463,074.48
Subsidiary Borrower	Equity method	Nylstar SAS	30/09/03	03/12/03	3.153	-300,000.00	EUR	1	-300,000.00
Subsidiary Borrower	Fully consolidated	Rhodia Energy SAS	07/11/03	05/12/03	3.393	4,531,190.42	EUR	1	4,531,190.42
Subsidiary Borrower	Fully consolidated	Rhodia Nederland	21/11/03	19/12/03	3.365	506,826.31	EUR	1	506,826.31
Subsidiary Borrower	Non-consolidated	Rhodia Consomer Spec. BV	31/10/03	30/01/04	3.453	584,066.84	EUR	1	584,066.84
Subsidiary Borrower	Fully consolidated	Rhodia Particitions	29/10/03	30/04/04	3.508	62,252,844.16	EUR	1	62,252,844.16
Subsidiary Borrower	Equity method	Nylstar NV	28/11/03	29/12/03	3.093	17,037,219.65	EUR	1	17,037,219.65
Subsidiary Borrower	Fully consolidated	Rhodia Engineering Plastics NV	07/11/03	08/11/04	8.5	15,500,000.00	EUR	1	15,500,000.00
Subsidiary Borrower	Fully consolidated	Rhodia Finance Intl	28/11/03	29/12/03	2.993	67,063,725.17	EUR	1	67,063,725.17
Subsidiary Borrower	Fully consolidated	Rhodia Eco Services Nederland B.V	21/11/03	19/12/03	3.365	4,500,000.00	EUR	1	4,500,000.00
Subsidiary Borrower	Fully consolidated	Rhodia Industrial Yarns Slovakia A.S.	28/11/03	31/12/03	3.393	3,788,920.00	EUR	1	3,788,920.00
Subsidiary Borrower	Equity method	Nylstar SAS	03/09/03	03/12/03	3.153	2,800,000.00	EUR	1	2,800,000.00
Subsidiary Borrower	Fully consolidated	Rhodia Germany International	31/12/02	05/07/04	5.2	753,350,235.35	EUR	1	753,350,235.35
Subsidiary Borrower	Fully consolidated	Rhodia Germany International	30/06/03	01/06/11	9.345	65,820,102.42	EUR	1	65,820,102.42
Subsidiary Borrower	Fully consolidated	Rhodia Deutschland GMBH	30/09/03	30/12/03	9.345	44,000,000.00	EUR	1	44,000,000.00
Subsidiary Borrower	Fully consolidated	Rhodia Limited	27/11/03	19/12/03	4.72031	1,500,000.00	GBP	/0.69710	2,151,771.63
Subsidiary Borrower	Fully consolidated	Rhodia Limited	25/11/03	19/12/03	4.72031	1,761,080.13	GBP	/0.69710	2,526,294.84
Subsidiary Borrower	Fully consolidated	Rhodia Holding Limited	02/01/02	04/01/10	6.301	58,724,352.50	GBP	/0.69710	84,240,930.28
Subsidiary Borrower	Fully consolidated	Rhodia Holding Limited	02/01/02	05/01/09	6.295	62,438,838.28	GBP	/0.69710	89,569,413.69
Subsidiary Borrower	Fully consolidated	Rhodia Chirex Holdings Ltd	03/09/01	03/01/07	6.28	18,784,593.91	GBP	/0.69710	26,946,770.78
Subsidiary Borrower	Fully consolidated	Rhodia Holding Limited	03/09/01	03/01/07	6.28	50,573,906.67	GBP	/0.69710	72,548,998.24
Subsidiary Borrower	Fully consolidated	Rhodia Holding Limited	03/09/01	03/01/08	6.3	47,528,828.10	GBP	/0.69710	68,180,789.13
Subsidiary Borrower	Fully consolidated	Rhodia Holding Limited	03/09/01	03/01/06	6.25	53,815,799.10	GBP	/0.69710	77,199,539.66
Subsidiary Borrower	Fully consolidated	Rhodia Chirex Holdings Ltd	03/09/01	03/01/06	6.25	19,988,725.38	GBP	/0.69710	28,674,114.73
Subsidiary Borrower	Fully consolidated	Rhodia Chirex Holdings Ltd	03/09/01	04/01/05	5.63	21,653,612.00	GBP	/0.69710	31,062,418.59
Subsidiary Borrower	Fully consolidated	Rhodia Japan Ltd	10/11/03	05/12/03	1.36	1,000,236,250	JPY	/131.24000	7,621,428.30
Subsidiary Borrower	Fully consolidated	Rhodia Japan Ltd	06/11/03	05/12/03	1.36	1,900,448,875	JPY	/131.24000	14,480,713.77
Subsidiary Borrower	Fully consolidated	Rhodia Fosfatados de Mexico	17/10/03	19/12/03	1.64	-4,100,000.00	USD	/1.19940	-3,418,375.85
Subsidiary Borrower	Fully consolidated	Rhodia Energy SAS	14/11/03	05/12/03	2.41	200,000.00	USD	/1.19940	166,750.04
Subsidiary Borrower	Fully consolidated	Rhodia Inc	13/11/03	04/12/03	2.16	5,002,000.00	USD	/1.19940	4,170,418.54
Subsidiary Borrower	Fully consolidated	Rhodia China	10/11/03	20/05/04	2.55	1,100,000.00	USD	/1.19940	917,125.23
Subsidiary Borrower	Fully consolidated	Rhodia Mexicana SA	08/10/03	18/12/03	1.64	2,774,186.25	USD	/1.19940	2,312,978.36
Subsidiary Borrower	Fully consolidated	Rhodia de Mexico	30/09/03	18/12/03	1.66	20,343,655.03	USD	/1.19940	16,961,526.62
Subsidiary Borrower	Fully consolidated	Rhodia Fosfatados de Mexico	30/09/03	18/12/03	1.66	68,309,434.00	USD	/1.19940	56,953,004.84
Subsidiary Borrower	Fully consolidated	Rhodia Especialidados	30/09/03	18/12/03	1.66	2,643,403.97	USD	/1.19940	2,203,938.61
Subsidiary Borrower	Fully consolidated	Rhodia Engineering Plastics Co, LTD	28/11/03	30/01/04	2.6675	1,003,051.92	USD	/1.19940	836,294.75
Subsidiary Borrower	Fully consolidated	Rhodia Engineering Plastics Co, LTD	18/09/03	18/12/03	2.64	2,011,192.38	USD	/1.19940	1,676,832.07
Subsidiary Borrower	Non-consolidated	Rhodia Uruguay	04/09/03	04/12/03	2.44563	763,906.79	USD	/1.19940	636,907.45
Subsidiary Borrower	Fully consolidated	Rhodia Deutschland GmbH	20/06/03	22/12/03	2.33875	13,038,289.69	USD	/1.19940	10,870,676.75
Subsidiary Borrower	Fully consolidated	Rhodia Fosfatados de Mexico	19/09/03	19/12/03	1.64	39,142,502.53	USD	/1.19940	32,635,069.64
Subsidiary Borrower	Non-consolidated	Rhodia Argentina S.A.	15/09/03	15/12/03	1.64	1,258,586.19	USD	/1.19940	1,049,346.50

PART 2

INTERCOMPANY LOANS/BORROWINGS BETWEEN THE RHODIA SUBSIDIARIES

(AS OF 30th NOVEMBER, 2003)

Lending entity	Borrowing entity	Amount (KEUR)

Rhodia Finances	Rhodia Inc.	175,088
Rhodia Inc.	Rhodia Holding Inc.	148,187
Rhodia Ltd	Rhodia Chirex Holdings Ltd	64,800
Rhodia Financial Services Inc.	Rhodia Inc.	38,528
Rhodia Inc.	Rhodia Pharma Solutions Inc.	27,887
Rhodia Japan	Anan Kasei Co Ltd	16,417
Rhodia Acetow GmbH	Alexil	13,685
Rhodia Benelux	Rhodia Finance International BV	13,059
Rhodia Deutschland GmbH	Rhodia Acetow GmbH	10,871
Rhodia Inc.	Rhodia Electronics & Catalysis Inc.	6,542
Rhodia Financial Services Inc.	Rhodia Ltd	5,402
Rhodia Financial Services Inc.	Rhodia Engineering Plastics Corp—USA	5,003
Rhodia Iberia SA	Rhodia HPCII—Espagne	4,000
Rhodia China Co Ltd	Beijing RP Eastern Chemical Ltd	3,212
Rhodia China Co Ltd	Rhodia Wuxi Pharmaceutical Co Ltd	2,992
Rhodia Trading Australia	Rhodia Australia Pty	2,662
Rhodia Silicones Shangai Co Ltd	Rhodia China Co Ltd	2,153
Rhodia China Co Ltd	Rhodia Silica Qingdao	2,034
Rhodia Polyamide Intermediates	Rhodia Recherches	1,878
Rhodia Ltd	Rhodia Asia-Pacific	1,842
Rhodia Silicones Australia Pty Ltd	Rhodia Australia Pty	1,618
Rhodia Organique	Rhodia Recherches	1,585
Rhodia Inc.	Rhodia Engineering Plastics Corp—USA	1,537
Rhodia Brésil	Rhodia Poliamida Brasil	1,511
Conuben SL	Rhodia Iberia SA	1,350
Rhodia Acetow Venezuela SA	Rhodia Silices de Venezuela C.A.	1,302
Rhodia Hengchang Spec Chem	Rhodia China Co Ltd	1,169
Rhodia China Co Ltd	Ruohai Fine Chemicals Co Ltd	1,158
Rhodia Poliamida Ltda	Rhodia Brésil	1,090
Rhodia Silicones	Rhodia Recherches	1,039
A&W Thai Holding	Rhodia Thai Industries Ltd	1,003
Rhodia Food SAS	Rhodia Recherches	933
Rhodia Iberia SA	Rhodia Iberlatex	800
Rhodia Silicones	GIE Osiris	758
Rhodia Nicca	Rhodia Japan	621
Rhodia Brésil	Alexil	469
Rhodia PPMC SAS	Rhodia Recherches	468
Rhodia China Co Ltd	Rhodia Specialty Chemicals Wuxi	403
Rhodia Cons Spec Malaysia	Rhodia Malaysia SDN BHD	373
Rhodia China Co Ltd	Baotou Rhodia Rare Earths Co., Ltd	302
Rhoia Intern. Trading Co Ltd	Rhodia China Co Ltd	235
Rhodia Organique	Rhodia Food SAS	186
Rhodia HPCII	Rhodia Recherches	181
A&W Asia Pacific Holding	Rhodia Asia Pacific Pte Ltd	169
Rhodia Poliamida Ltda	Rhodia Poliamida Brasil	166
Rhodia Electronics & Catalysis	Rhodia Recherches	158
Rhodia Eco Services	Rhodia Recherches	100
Rhodia P.I. Belle Etoile	Rhodia Recherches	8

SCHEDULE 8

ERISA EVENTS

For the purpose of this Agreement, an ERISA Event means:

(a)	(i)

the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or

(ii)

the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(b)	the application pursuant to Section 412(d) of the Code or Section 303 of ERISA for a minimum funding waiver with respect to a Plan;
(c)

the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(d)	the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
(e)	the withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(f)	the imposition of a lien under Section 302(f) of ERISA with respect to any Plan;
(g)	the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
(h)

the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan, provided, however, that the occurrence of the event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the PBGC has notified any Obligor or ERISA Affiliate that it intends to institute proceedings to terminate a Plan pursuant to such subsection.

SCHEDULE 9

AGREED LEASE AMENDMENT PRINCIPLES

Leases will be renegotiated and amended on a bilateral basis within the framework of the arrangements under this Agreement in accordance with the Term Sheets to be provided to the Intercreditor Agent on or prior to the Commencement Date to include:

1.                                      Reduction:

(a)                                  5% at the time the consent and waiver letter is supplied to the Intercreditor Agent on or prior to the Commencement Date;

(b)                                 5% on the Term Date;

(c)                                  Lease Term unchanged or shortened to be co-terminus with the Refinancing Facilities Agreement.

2.                                      Security:

(a)                                  Guarantee of Rhodia S.A. on 100% of total lease obligation (same as the one existing today);

(b)                                 to share in security offered to Finance Parties under the Shared Security Documents in respect of 80% of obligations of Rhodia S.A. under its guarantee, subject to and in accordance with the Agreed Security Sharing Principles.

3.                                      Fees:

70bp payable at the signing of the lease amendment or consent and waiver letter referred to above.

4.                                      Margin:

305bp on the debt component of the lease up to March 2006.

5.                                      Covenants:

To be amended or supplemented in line with agreed covenants under this Agreement and thereafter the Refinancing Facilities Agreement.

SCHEDULE 10

FORM OF COMPLIANCE CERTIFICATE

[To be reviewed, completed by Chief Financial Officer/Auditors and to include details of definitions and computations of financial covenants]

To: [AGENT]

From: [to be completed]

[DATE]

Dear Sirs

RHODIA S.A.—Secured Co-ordination Agreement (the Secured Co-ordination Agreement)

I refer to the Secured Co-ordination Agreement and in particular to Clause 10.1 (Financial covenant definitions), Clause 10.2 (Ratio of Consolidated Net Indebtedness to Adjusted EBITDAR) and Clause 10.3 (Ratio of EBITDAR to Net Financial Expenses) thereof.

Terms defined in the Secured Co-ordination Agreement shall have the same meaning when used in this certificate.

I certify as follows:

1.                                       For the Ratio Period ending on [  •  ]:

(a)                                  the Borrower’s EBITDAR was [          ];

(b)                                 the Borrower’s Adjusted EBITDAR was [            ];

(c)                                  the Borrower’s Consolidated Net Indebtedness was [            ]; and

(d)                                 the Borrower’s Net Financial Expenses were [            ].

Accordingly for the Ratio Period referred to above:

(i)                                     the ratio of the Borrower’s EBITDAR to its Net Financial Expenses was: [            ]; and

(ii)                                  the ratio of the Borrower’s Consolidated Net Indebtedness to Adjusted EBITDAR was: [            ].

2.                                       The following table sets out the information in relation to Relevant Entities used in the calculation of Adjusted EBITDAR referred to at paragraph 1(b):

Relevant Entity and place of incorporation/establishment	Relevant Entity EBITDAR	Borrower’s participation in the capital of the Relevant Entity	Amount of adjustment to Borrower’s EBITDAR for Relevant Entity

3.                                       The following components were used in the calculation of the Borrower’s Consolidated Net Indebtedness:

(a)                                  Gross debt = [            ];

(b)                                 Cash position = [            ];

(c)                                  Sale of receivables = [            ];

(d)                                 Securitisation outstanding = [            ]; and

(e)                                  Leasing = [            ].

4.                                       The following components were used in the calculation of the Borrower’s Net Financial Expenses:

(a)                                  Interest Expense including interest portion of lease rentals = [            ]; and

(b)                                 Interest income = [            ].

Chief Financial Officer/Auditors

SCHEDULE 11

AGREED SECURITY PRINCIPLES

PART 1

GENERAL

Value:	Based on a value-to-loan ratio of 2.5x (LTV Test);
Secured Assets:	Assets listed in Part 2 of this Schedule AND any additional assets of the Group required to obtain a Valuation Report confirming compliance with the LTV Test on the Security Testing Date;
Valuation report:

Report provided by a third party reputable international Corporate Finance Advisory firm appointed by Rhodia confirming the value of the Secured Assets (listed in Part 2 and any additional assets) on a going concern basis, on terms satisfactory to the Majority Secured Creditors;

Security Testing Date:	Date on which the Shared Security provided for in the SCA is Effective;
Effective:	Security package effective as per SCA;
Beneficiaries:	See Part 3 of this Schedule;
Amount of Exposure secured:	€1.2bn;
Security Sharing:

Beneficiaries of Security shall be party to a Security Sharing Agreement which shall legislate for limitations on and a procedure for Enforcement Action and a procedure for sharing of security between different creditor groups as set out tin Part 4.

PART 2

SECURED ASSETS

GRANTOR OF SECURITY	COMPANY/COMPANIES SECURED	PROPOSED SECURITY		VALUE SHARES (? M)(1)(2)	VALUE INTERCO LOAN (? M)(1)	TOTAL BOOK VALUE (? M)(1)

Security granted by:

•        Rhodia S.A. by way of a share pledge over shares of certain of its subsidiaries listed below as security for its obligations under the Finance Documents and Facility Agreements as principal or surety; and

•        an intercompany borrower under an intercompany loan owed to the Company (referred to in the table below) over certain of its subsidiaries listed below as security for its obligations under the intercompany loan.

Security granted by the Company by way of an assignment of intercompany loans owed to it as security for its obligations as principal debtor and, to the extent permitted by the governing law of the security, guarantor.  A cession by ILi Daily cannot secure the obligations of the Company as guarantor.

Rhodia S.A. and Rhodia International GmbH	Rhodia Acetow GmbH 100% subsidiary of Rhodia S.A. owned indirectly through Rhodia Germany International GmbH and Sopargest S.A.	• Share pledge by Rhodia Germany International GmbH (RGI) of 85% of shares of Rhodia Acetow GmbH;	Intercompany Loan in an amount no less than ?400 million made to the pledgor by Rhodia S.A.	484	0	558

		• Share pledge by Rhodia S.A. of 100% of shares of Sopargest S.A. which owns, among others, remaining 15% of shares of Rhodia Acetow GmbH.		74

	Status: Operating company

The share pledge granted by RGI is to be granted (A) by way of security for an intercompany loan in an amount not less than ?400m made by Rhodia S.A. to RGI or (B) by RGI directly by way of a limited recourse pledge, in each case to the fullest extent permitted by law.  To the extent not permitted alternative security of equivalent value will be substituted.

Rhodia S.A.	Rhodia Brazil Ltda 100% direct subsidiary of Rhodia S.A. Status: Operating company	• Share pledge by Rhodia S.A. of 100% of shares of Rhodia Brazil Ltda (RBL)	Intercompany loan by Rhodia S.A. to RBL of Japanese Yen 5,500,000,000 (?43,000,000) due 11/04.	201	43	244

(1)  Book value as of September 30, 2003

(2)  Does not take into account any goodwill amortization or other assets depreciation or amortization that may take place at a later date

GRANTOR OF SECURITY	COMPANY/COMPANIES SECURED	PROPOSED SECURITY		VALUE SHARES (? M)(1)(2)	VALUE INTERCO LOAN (? M)(1)	TOTAL BOOK VALUE (? M)(1)

Security granted by:

•        Rhodia S.A. by way of a share pledge over shares of certain of its subsidiaries listed below as security for its obligations under the Finance Documents and Facility Agreements as principal or surety; and

•        an intercompany borrower under an intercompany loan owed to the Company (referred to in the table below) over certain of its subsidiaries listed below as security for its obligations under the intercompany loan.

Security granted by the Company by way of an assignment of intercompany loans owed to it as security for its obligations as principal debtor and, to the extent permitted by the governing law of the security, guarantor.  A cession by ILi Dailly cannot secure the obligations of the Company as guarantor.

Rhodia S.A. and Rhodia Participations SNC	Rhodia Participations SNC	[Share pledges granted by Rhodia S.A. over • 100% of shares of Rhodia Participations SNC; • 25% of shares of Rhodia Nederland](3)
	100% direct subsidiary of Rhodia SA

	Status: Holding company for Rhodia S.A.’s main French subsidiaries	• The ?654,000,000 intercompany loan mentioned in the next column will be secured by share pledges by Rhodia Participation SNC of:	Intercompany loan by Rhodia S.A. to Rhodia Participations: • ?654,000,000 presently part of cash pooling loans will be converted into a medium term loan		654	654

	Rhodia Silicones S.A.S.	• Rhodia Silicones S.A.S.		117
	Rhodia Silices S.A.S.	• Rhodia Silices S.A.S.		37
	Rhodia Food S.A.S.	• Rhodia Food S.A.S.		44
	Rhodia HPCII	• Rhodia HPCII		21
	Rhodia Organique	• Rhodia Organique		88
	Rhodia PPMC	• Rhodia PPMC		46
	Rhodia Ecoservices	• Rhodia Ecoservices		43
	Rhodia Electronics & Catalysis	• Rhodia Electronics & Catalysis		42
	Rhodia Intermediates	• Rhodia Intermedites		38
	Rhodia Meyhall	• Rhodia Meyhall		22
	Rhodia Nederland	• 75% of Rhodia Nederland		39
	Rhodia Hengchang Zhangjiagang	• Rhodia Hengchang Zhangjiagang		9
	Rhodia Italia	• Rhodia Italia		18

(3)                                  Assets to be granted as security in case expert valuation does not meet LTV Test of 2.5x in respect of the other Secured Assets on a going concern basis.

GRANTOR OF SECURITY	COMPANY/COMPANIES SECURED	PROPOSED SECURITY		VALUE SHARES (? M)(1)(2)	VALUE INTERCO LOAN (? M)(1)	TOTAL BOOK VALUE (? M)(1)

Security granted by:

•    Rhodia S.A. by way of a share pledge over shares of certain of its subsidiaries listed below as security for its obligations under the Finance Documents and Facility Agreements as principal or surety; and

•    an intercompany borrower under an intercompany loan owed to the Company (referred to in the table below) over certain of its subsidiaries listed below as security for its obligations under the intercompany loan.

Security granted by the Company by way of an assignment of intercompany loans owed to it as security for its obligations as principal debtor and, to the extent permitted by the governing law of the security, guarantor.  A cession by ILi Dailly cannot secure the obligations of the Company as guarantor.

Rhodia S.A.	Rhodia Participations SNC Subsidiaries Status: Operating companies Rhodia Silicones SASRhodia Silices SASRhodia Food SAS Rhodia HPCII Rhodia Organique		Intercompany loans by Rhodia S.A. to each of the companies listed below which are presently part of cash pooling will be converted into medium term loans to be secured for: • Rhodia Silicones SAS of €76,000,000 • Rhodia Silices SAS of €32,000,000 • Rhodia Food SAS of €39,000,000 • Rhodia HPCII of €29,000,000 • Rhodia Organique of €126,000,000	0	302	302

Rhodia S.A.	Rhodianyl SNC	• [Share pledge of 100% of Rhodianyl](4)

	100% direct subsidiary of Rhodia SA	• The ?360,000,000 intercompany loan mentioned in the next column will be secured by:	Intercompany loans by Rhodia S.A. to Rhodianyl which are presently part of cash pooling to be converted into medium term loans in an amount of ? 360,000,000.		360	360

		• share pledge of 100% of Rhodia Eng. Plastics,		32

	Status: Holding company for Rhodia S.A.’s Polyamide activities	• share pledge of 100% of Rhodia PI Chalampe (Rhodianyl SNC owns only 87%)		93

		• share pledge of 100% of Rhodia Polyamide Intermediares		35

		• share pledge of 100% of Rhodia Poliamida Especialidades (Rhodianyl owns only 50% of Rhodia Poliamida Especialidades Ltda)		194

		• To be released if Short Term Facility is not drawn in whole or in part or is cancelled in full by end of its availability period.

(4)                                  Assets to be granted as security in case expert valuation does not meet LTV Test of 2.5x in respect of the other Secured Assets on a going concern basis.

GRANTOR OF SECURITY	COMPANY/COMPANIES SECURED	PROPOSED SECURITY		VALUE SHARES (? M)(1)(2)	VALUE INTERCO LOAN (? M)(1)	TOTAL BOOK VALUE (? M)(1)

Security granted by:

•    Rhodia S.A. by way of a share pledge over shares of certain of its subsidiaries listed below as security for its obligations under the Finance Documents and Facility Agreements as principal or surety; and

•    an intercompany borrower under an intercompany loan owed to the Company (referred to in the table below) over certain of its subsidiaries listed below as security for its obligations under the intercompany loan.

Security granted by the Company by way of an assignment of intercompany loans owed to it as security for its obligations as principal debtor and, to the extent permitted by the governing law of the security, guarantor.  A cession by ILi Dailly cannot secure the obligations of the Company as guarantor.

Rhodia S.A. and Rhodia Holdings Ltd.	Rhodia Holdings Ltd.	• Share pledge by Rhodia S.A. of 100% of Rhodia Holdings Ltd.	Intercompany loans by Rhodia S.A. to Rhodia Holdings Ltd as set out below:	817	391	1,208

	100% direct subsidiary of Rhodia S.A.	• The ?390,847,013 (GBP 273,045,723) intercompany loans mentioned in the next column to be secured by share pledges granted by Rhodia Holding Ltd. over:	• GBP 58,724,352 due on 04/01/10 • GBP 62,438,838 due on 05/01/09 • GBP 47,528,828 due on 03/01/08

	Status: Holding company	• Rhodia Overseas Ltd.	• GBP 53,815,799 due on 03/01/06	1

		• Rhodia Ltd.	• GBP 50,537,906 due on 03/01/07.	354

		• Rhodia HPC ?? UK Ltd.		8

		• Rhodia Food UK Ltd.		4

		• Rhodia Ecoservices Ltd.		26

		• Rhodia Pharma Solutions (Holdings) Ltd.		66

		• Rhodia Consumer Specialities Ltd.		1

		• Rhodia Industrial Specialities Ltd.		28

Total						3,326

PART 3

BENEFICIARIES

Affected Facilities (as per Schedule 3 of the SCA)	Pre-term date(5) Exposure secured by shared security	Post-term date Secured by Exposure shared security	Pre-term date Non-shared security	Post-term date Non-shared security

Committed Bank lines/Refinancing Facilities Agreement	100% of Exposure as set out in Schedule 3 of SCA	As under the Refinancing Facilities Agreement	Existing Security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement where not refinanced under the Refinancing Facilities Agreement
Uncommitted Facilities including Overdraft Facilities	100% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA	100% of Exposure at Term Date, not to exceed 100% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement
Leases	80% of Exposure as set out in Schedule 3 of SCA (to include equity/recourse obligations) [as reduced in accordance with the SCA]	80% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA(6) [and after taking into account permitted lease payments during SCA]	Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement and where applicable 5% Lessor Reduction in accordance with Agreed Lease Agreeement Principles	Existing security as per Part 1 of SCA under relevant Facility Agreement and where applicable 5% Lessor Reduction on Term Date
Letters of credit/banking guarantees

30% of Exposure as set out in Schedule 3 of SCA and 100% of that Exposure in respect of a claim made by a Lender following a payment under that letter of credit or guarantee by that Lender (except in respect of a payment under an “extend or pay” letter of creditor or guarantee made at the time of its maturity

30% of Exposure as set out in Schedule 3 of SCA except for letters of credit/banking guarantees (i) maturing post-Term Date to be negotiated on a bilateral basis upwards or downwards on or around the maturity date or (ii) counter-indemnified under the Refinancing Facilities Agreement

Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement

Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement and cash collateral and/or a counter-guarantee under the Refinancing Facilities Agreement up to a maximum aggregate amount to be agreed

Derivative Instruments	100% of its Derivative Liability up to the maximum Exposure under that Derivative Instrument as set out in Schedule 3 of SCA	100% of its Derivative Liability up to the maximum Exposure under that Derivative Instrument as set out in Schedule 3 of the SCA	Derivative Deposit as per the SCA up to a maximum aggregate amount for all Derivative Instruments not exceeding Euros 40,000,000	Derivative Deposit as per the SCA up to a maximum aggregate amount for all Derivative Instruments not exceeding the amount secured at the Term Date

Non-Affected Facilities (as per Schedule 3 of the SCA)	Pre-term date(5) Exposure secured by shared security	Post-term date Secured by Exposure shared security	Pre-term date Non-shared security	Post-term date Non-shared security

High Yield Bonds	None	None	None	None
USPP	None	None	None
EMTN	None	None	None	None
Credit facilities (committed and uncommitted bank lines and overdrafts)	None	None	None	None
Securitisations	None	None	None	None
Sales of receivables/forfeiting	None	None	None	None
Operating leases	None	None	None	None
Letters of credit/banking guarantees	None	None	None	None
Forfeiting programmes	None	None	None	None

(5)                                  Dilution percentage Secured Debt to Shared Security approximately 91/98%.

(6)                                  Schedule 3 will be updated to reflect agreed commercial terms and Exposure as reduced.

PART 4

SECURITY SHARING PRINCIPLES

1.                                       Parties to the Security Sharing Agreement:  The Company, the Senior Secured Creditors (and relevant Facility/Security Agents), the Security Agent and the Intercreditor Agent. The USPP Noteholders shall not be parties to, but may have the benefit of, the provisions of the Security Sharing Agreement.

2.                                       Senior Secured Creditors:  The creditors listed in the attached Schedule pre/post Term Date (as defined in the SCA) including beneficiaries of both the Shared Security and the Non-Shared Security.

3.                                       Majority Secured Creditors:  Senior Secured Creditors who together represent 66.67% of outstanding Exposure of the Senior Secured Creditors (including after the Term Date (but not before) the commitments/outstandings under the Refinancing Facilities Agreement).

4.                                       Security Agent:  To be agreed.

5.                                      Security:

•                                          Shared Security-The Secured Assets as listed in Part 2 of Schedule 11 of the SCA (including for these purposes the new Company Guarantee) and any other assets designated as Shared Security by the Company and the Intercreditor Agent in accordance with the SCA.

•                                          Non-Shared Security-The security listed in the attached Schedule pre/post Term Date (as defined in the SCA) being the Existing Security (as defined in the SCA) and any existing guarantees (including any existing guarantees from the Company but excluding the Rhodia Inc and the Rhodia Holding Inc. guarantee of the USPP) and any security interests/guarantees permitted to be created by the SCA in respect of each Facility (other than the Shared Security) and including equipment/assets subject to a lease but excluding, for the avoidance of doubt, receivables under securitisation programmes.

6.                                      Secured Debt:

•                                          The aggregate amount of Exposure under each Facility which is to be secured by the Shared Security up to the maximum amount per Facility set out in the attached Schedule pre/post Term Date.

•                                          The maximum aggregate amount of Secured Debt has been determined having regard to security interests permitted under the senior High Yield Bonds being Euros 1.3 billion minus (i) up to €40 million of Derivative Deposit permitted by SCA and (ii) up to €60 million of additional non-Shared Security permitted by SCA.

•                                          The maximum aggregate amount of the present value of net rental payments under leases(7) which can be secured as Secured Debt is € 150 million.

(7)                                  Only including Cranbury, SG Synthetic Lease and Leasing “Chase”.

•                                          The USPP will not be Secured Debt for the purposes of the Security Sharing Agreement and Security Documents (see point 12 below for treatment of USPP).

•                                          It is intended that the Shared Security will secure any Exposure which was secured on the Shared Security and which is replaced, refinanced, refunded or renewed to the fullest extent legally possible.

7.                                      Ranking of Secured Debt:

•                                          The Senior Secured Creditors (including the Participants in the Rhodia Inc Synthetic Lease) will rank pari passu in right of priority and payment in respect of the Secured Debt secured by the Shared Security.

•                                          The pari passu ranking of the Secured Debt secured by the Shared Security will apply regardless of any matter or thing whatsoever which might otherwise impact that ranking including, for example, the order of registration, notice or execution of any document any fluctuation in the outstanding amount of, or any intermediate discharge of, any Secured Debt.

8.                                      Consents:  The Senior Secured Creditors will:

•                                          consent to the granting of the Shared Security both pre-Term Date and post-Term Date;

•                                          co-operate (but not take or refrain from taking action otherwise prejudicial to it) so that the Secured Debt continues to be secured on the Shared Security until the Senior Discharge Date; and

•                                          consent to the granting of new security permitted to be granted by the SCA and intended to benefit the lenders under the Refinancing Facilities Agreement.

9.                                      Security Discharge Date/Release:

•                                          The Security Sharing Agreement will apply from the date of signature through to the Security Discharge Date as regards the Security except that it will cease to apply to Non-Shared Security after the Term Date (unless a default under the SCA is outstanding at such date) or if all obligations in respect of the USPP have not been unconditionally paid or discharged in full.

•                                          Security Discharge Date means the date on which the Intercreditor Agent notifies the Company (acting on the instructions of the Secured Creditors) in writing that all Secured Debt has been unconditionally paid or discharged in full and that the total commitments under the secured Facilities have been cancelled in full. Notwithstanding the foregoing and with exceptions to be agreed, the Security shall not be released except to the extent that all obligations in respect of the USPP have been unconditionally paid or discharged in full.

•                                          The Security Sharing Agreement will provide a release mechanism (to be agreed) for Shared Security assets on and to the extent of a disposal permitted under and in accordance with the SCA pre-Term date and/or the Refinancing Facilities Agreement post-Term Date and/or for the purpose of the paragraph above.

•                                          For the purposes of the Shared Security, the release date means the date on which the Security Agent notifies the Company (acting on the instructions of the Secured Creditors) in writing that the long term credit rating for the Company quoted by both Moody’s and S&P has reached investment grade and provided that other security for all other facilities (other than Non-Shared Security and existing guarantees) has been or is simultaneously released.

10.                               Enforcement of Shared Security:

•                                          Until the Security Discharge Date, the Security Agent and /or the Majority Secured Creditors shall have the exclusive right to enforce the Shared Security and to give instructions to the Security Agent to do the same, irrespective of whether any event of default or declared default has occurred under any Facility.

•                                          The USPP Noteholders shall have no voting rights under the Security Sharing Agreement nor any right to direct the Security Agent or any Senior Secured Creditor in respect of any action relating to the Shared Security and/or the Non-Shared Security.

11.                               Enforcement of Non-Shared Security:

•                                          Until the Term Date (but not thereafter unless a Default is outstanding under the SCA) no Senior Secured Creditor shall enforce any Non-Shared Security or generally take any Enforcement Action (as defined in the SCA) (other than as permitted by and in accordance with the SCA) unless (i) the Majority Secured Creditors have agreed to the same in writing or (ii) one or other of the following Events of Default is outstanding: a payment default, an insolvency event, unenforceability, invalidity/failure to grant priority ranking of lease security, failure to maintain required insurances or lessor/participants good faith opinion that non-exercise of rights in respect of non-shared security would jeopardise recovery of uncovered portion (20%) of Secured Debt under the Shared Security. For the avoidance of doubt, the prior written consent of the Majority Secured Creditors is not required by the USPP Noteholders to claim on or enforce the Rhodia Inc. or Rhodia Holding Inc. guarantees.

•                                          Rights and remedies shall be exercised and enforcement action taken(8) against the Non-Shared Security (where such Security has become enforceable) by the Senior Secured Creditor benefiting therefrom prior to being entitled to receive any proceeds of any Shared Security.

(8)                                  Time period to be agreed.

•                                          There may be a limited number of exceptions to the above principle, for example with respect to Leases and/or Derivative Instruments where the Company cannot provide the required amount of Derivative Deposit or a creditor action required to preserve a claim in insolvency/liquidation.

12.                               USPP Noteholders/Trustee:

•                                          USPP Noteholders will benefit from the credit enhancement of Rhodia Inc. and Rhodia Holding Inc. (the “USPP Guarantors”) (to be agreed) and benefit from the provisions of the Security Sharing Agreement but will not be Senior Secured Creditors or parties thereto.

•                                          The contractual turnover mechanism would provide that the Senior Secured Creditors agree to turnover an amount of net enforcement proceeds with regard to the Shared Security to the USPP Noteholders calculated by reference to the relevant Exposures/recoveries (to be agreed) to the extent the USPP Noteholders have been unable to recover any debt through their recourse to any guarantor of the notes.

•                                          No Senior Secured Creditor would have any obligation to turnover any amount which would otherwise become due under the Security Sharing Agreement to the USPP noteholders where in its good faith opinion it would not be able to maintain and/or enforce an unsecured claim for the full amount otherwise to be turned-over (whether as a result of a clawback risk or otherwise).

•                                          The Company will indemnify and hold harmless each Secured Senior Creditor in a form to be agreed for any amounts turned over by it to the USPP Noteholders (such indemnity claim will not be secured as Secured Debt). Standard subrogation/assignment provisions to be included in the Security Sharing Agreement in respect of amounts turned over to USPP Noteholders.

•                                          No representation or warranty would be made by any Senior Secured Creditor (or relevant Facility/Security Agents), the Security Agent or the Intercreditor Agent to the USPP noteholders as to the legality, enforceability, collectibility or value, maintenance, enforcement, release or discharge of the Security.

•                                          No Senior Secured Creditor (nor relevant Facility/Security Agents), the Security Agent or the Intercreditor Agent would have any obligation to the USPP noteholders to monitor business, assets, condition, operations, prospects, credit or the Security and USPP noteholders will expressly waive any rights/recourse in respect thereof.

•                                          The USPP Noteholders will exercise rights and remedies and take enforcement action(9) against Rhodia Inc and any other guarantor prior to being entitled to receive any amount of the turnover proceeds in respect of the Shared Security mentioned above (see Payments/distributions below).

(9)                                  Time period to be agreed.

•                                          The prior written consent of the Majority Secured Creditors is not required by the USPP Noteholders to claim on or enforce the USPP Guarantors’ guarantees.

13.                               Payments/distributions:

•                                          Enforcement proceeds of Shared Security will be paid to and distributed by the Intercreditor Agent/Security Agent.

•                                          Enforcement proceeds of Non-Shared Security will be paid to and distributed by the relevant Facility Agent or paid to the relevant Secured Creditor.

•                                          An escrow arrangement will need to be established pending receipt of proceeds of enforcement of Shared Security to ensure that proceeds are not distributed prior to enforcement action(10) against Non-Shared Security/existing guarantees and to preserve Senior Secured Creditors net entitlement to any distribution such that Senior Secured Creditors benefiting from Non-Shared Security are not disadvantaged in relation to any other Secured Creditors.

(10)                            Time period to be agreed.

•                                          The order of application of enforcement proceeds is to be agreed.

14.                               Loss Sharing:

•                                          Each Senior Secured Creditor must account for and deduct the amount of proceeds received from the enforcement of the Non-Shared Security/existing guarantees from its global individual Exposure for the purposes of determining its pro rata entitlement to any proceeds of enforcement from the Shared Security.

•                                          No obligation on a Senior Secured Creditor to share proceeds received from the enforcement of the Non-Shared Security/existing guarantees.

•                                          Recoveries from enforcement over secured Intercompany Loans will be treated on a pari passu basis between Secured Senior Creditors having Shared Security notwithstanding that if taken by way of a French law security (Loi Dailly) assignment this can only secure the direct borrowing obligations of the Company and cannot secure its’ obligations as guarantor.

•                                          For the purposes of the Security Sharing Agreement, set-off against deposits shall be dealt with in the same way as if Shared/non-Shared Security, as the case may be.

•                                          General principle of loss-sharing in respect of Shared Security as per the SCA.

•                                          The loss-sharing provisions in respect of Shared Security only shall also be for the benefit of the USPP Noteholders.

15.                                 Security Agent:  Customary provisions for the appointment of Security Agent and standard indemnity and other protections to be included.

16.                                 Co-operation between Senior Secured Creditors:  Customary provisions concerning notification of default, termination events, prepayment events, notification of amount of Secured Debt under each Facility and authorisation by the Company for Senior Secured Creditors to disclose information to each other.

17.                                 Transfers:  Customary provisions to ensure that any transferee from a Secured Senior Creditor accedes to and is bound by the Security Sharing Agreement.

18.                                 Several obligations:  The obligations of each Senior Secured Creditor are several and no liability for the obligations of any other Senior Secured Creditor; failure by one Senior Secured Creditor to perform not affect rights/obligations of any other person.

19.                                 Amendments/waivers:  Appropriate quorum for amendments/waivers to Security Sharing Agreement/release of security to be agreed. Certain amendments (to be agreed) to be subject to the approval of the Required Holders (as defined in the USPP)

20.                                 Governing law and Jurisdiction:  English law by way of deed. Jurisdiction clause to track SCA.

Affected Facilities (as per Schedule 3 of the SCA)	Pre-term date(11) Exposure secured by shared security	Post-term date Exposure secured by shared security	Pre-term date Non-shared security	Post-term date Non-shared security

Committed Bank lines/Refinancing Facilities Agreement	100% of Exposure as set out in Schedule 3 of SCA	As under the Refinancing Facilities Agreement	Existing Security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement where not refinanced under the Refinancing Facilities Agreement
Uncommitted Facilities including Overdraft Facilities	100% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA	100% of Exposure at Term Date, not to exceed 100% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement	Existing security, if any, as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement
Leases	80% of Exposure as set out in Schedule 3 of SCA (to include equity/recourse obligations) [as reduced in accordance with the SCA]	80% of Exposure as set out in Schedule 3 of SCA as reduced in accordance with the SCA(12) [and after taking into account permitted lease payments during SCA]	Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement and where applicable 5% Lessor Reduction in accordance with Agreed Lease Agreement Principles	Existing security as per Part 1 of SCA under relevant Facility Agreement and where applicable 5% Lessor Reduction on Term Date
Letters of credit/banking guarantees

30% of Exposure as set out in Schedule 3 of SCA and 100% of that Exposure in respect of a claim made by a Lender following a payment under that letter of credit or guarantee by that Lender (except in respect of a payment under an “extend or pay” letter of creditor or guarantee made at the time of its maturity

30% of Exposure as set out in Schedule 3 of SCA except for letters of credit/banking guarantees (i) maturing post-Term Date to be negotiated on a bilateral basis upwards or downwards on or around the maturity date or (ii) counter-indemnified under the Refinancing Facilities Agreement

Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement

Existing security as per Part 1 of Schedule 4 of SCA under relevant Facility Agreement and cash collateral and/or a counter-guarantee under the Refinancing Facilities Agreement up to a maximum aggregate amount to be agreed

Derivative Instruments	100% of its Derivative Liability up to the maximum Exposure under that Derivative Instrument as set out in Schedule 3 of SCA	100% of its Derivative Liability up to the maximum Exposure under that Derivative Instrument as set out in Schedule 3 of the SCA	Derivative Deposit as per the SCA up to a maximum aggregate amount for all Derivative Instruments not exceeding Euros 40,000,000	Derivative Deposit as per the SCA up to a maximum aggregate amount for all Derivative Instruments not exceeding the amount secured at the Term Date

Non-Affected Facilities (as per Schedule 3 of the SCA)	Pre-term date(11) Exposure secured by shared security	Post-term date Exposure secured by shared security	Pre-term date Non-shared security	Post-term date Non-shared security

High Yield Bonds	None	None	None	None
USPP	None	None	None
EMTN	None	None	None	None
Credit facilities (committed and uncommitted bank lines and overdrafts)	None	None	None	None
Securitisations	None	None	None	None
Sales of receivables/forfeiting	None	None	None	None
Operating leases	None	None	None	None
Letters of credit/banking guarantees	None	None	None	None
Forfeiting programmes	None	None	None	None

(11)                            Dilution percentage Secured Debt to Shared Security approximately 91/98%.

(12)                            Schedule 3 will be updated to reflect agreed commercial terms and Exposure as reduced.

SIGNATORIES

The Company

RHODIA S.A.

By:

Original Obligors

RHODIA POLIAMIDA E ESPECIALIDADES LTDA.

By:

RHODIA HENGCHANG (ZHANGJIAGANG) SPECIALTY CHEMICAL CO. LTD

By:

RHODIA WUXI PHARMACEUTICAL CO. LTD

By:

RHODIA S.A.

By:

RHODIA JAPAN LTD

By:

RHODIA FOSFATADOS DE MEXICO S.A. DE CV

By:

RHODIA CAPITAL MARKET (ex RHONE-POULENC (SUISSE) S.A.)

By:

RHODIA ENGINEERING PLASTICS Co, Ltd

By:

RHODIA INC

By:

RHODIA ACETOW VENEZUELA C.A.

By:

RHODIA CHINA CO. LIMITED

By:

The Guarantor

RHODIA S.A.

By:

Original Lenders

BNP PARIBAS

By:

CRÉDIT LYONNAIS S.A.

By:

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:

BANQUE DE L’ECONOMIE DU COMMERCE ET DE LA MONETIQUE

By:

CSFB

By:

WACHOVIA

By:

BAYERISCHE LANDESBANK

By:

SOCIÉTÉ GÉNÉRALE

By:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:

FORTIS BANK N.V.

By:

NATEXIS BANQUES POPULAIRES

By:

CCF

By:

STANDARD CHARTERED BANK

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

BANCO BILBAO VIZCAYA ARGENTARIA

By:

JPMORGAN CHASE BANK

By:

ING BANK N.V.

By:

UNICREDITO ITALIANO

By:

UFJ NEDERLAND N.V.

By:

UFJ BANK LIMITED

By:

CITIBANK INTERNATIONAL PLC

By:

LANDES GIROZENTRALE

By:

COMERICA

By:

Intercreditor Agent

BNP PARIBAS

By:

Agents under Affected Facilities

BNP PARIBAS

By: